UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GAS NATURAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Gas Natural Inc. Common Stock, par value $0.15 per share
(2)

Aggregate number of securities to which transaction applies:

The maximum number of shares of common stock to which this transaction applies is estimated to be 10,519,728 shares of common stock outstanding

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of the product of 10,519,728 shares of common stock and the per share merger consideration of $13.10.

	(4)	Proposed maximum aggregate value of transaction: $137,808,437
	(5)	Total fee paid: $15,972.00

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPY DATED NOVEMBER 9, 2016 — SUBJECT TO COMPLETION

November     , 2016

Dear Fellow Shareholder:

On October 8, 2016, Gas Natural Inc. (the company or Gas Natural) entered into an agreement and plan of merger (the merger agreement), to be acquired by FR Bison Holdings, Inc. (Parent) through its wholly-owned subsidiary, FR Bison Merger Sub, Inc. (Merger Sub). Parent and Merger Sub are affiliates of First Reserve Energy Infrastructure Fund II, L.P. (First Reserve) and were formed by First Reserve in order to acquire the company. Subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into the company (the merger) and the company will continue as the surviving corporation and a wholly-owned subsidiary of Parent.

If the merger is approved by our shareholders and completed, our shareholders will have the right to receive $13.10 in cash without interest and less any applicable withholding taxes, for each share of common stock, $0.15 par value per share, of Gas Natural that they own immediately prior to the effective time of the merger. The price of $13.10 per share of Gas Natural common stock represents a premium of approximately 70% to the $7.68 closing price per share of the company’s common stock on the NYSE MKT on October 7, 2016, the last trading day prior to the announcement that the company entered into the merger agreement.

You are cordially invited to attend a special meeting of our shareholders to be held in connection with the proposed merger on [            ] at [            ] located at [            ].

Following careful consideration, our board of directors (board) unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger. The merger cannot be completed unless Gas Natural’s shareholders approve the merger. The board unanimously recommends that Gas Natural’s shareholders vote FOR the proposal to approve the merger.

At the special meeting, shareholders will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid by Gas Natural to its named executive officers. The board unanimously recommends that Gas Natural shareholders vote FOR this proposal.

Also at the special meeting, shareholders will be asked to vote on a proposal to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the proposal to approve the merger. The board unanimously recommends that Gas Natural’s shareholders vote FOR this proposal.

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. The failure to vote on the proposal to approve the merger and the transactions contemplated thereby will have the same effect as a vote AGAINST this proposal.

If you hold your shares of our common stock in “street name” through a bank, broker, trust or other nominee, your bank, broker, trust or other nominee will NOT be able to vote your shares of our common stock unless you have properly instructed your bank, broker, trust or other nominee on how to vote.

If you have any questions about how to vote or direct a vote in respect of your shares, you may contact our proxy solicitor, D.F. King, toll-free at (800) 821-8780.

The obligations of Gas Natural and Parent to complete the merger are subject to the satisfaction or waiver of multiple conditions. As more fully described in the attached notice of special meeting and the accompanying proxy statement, the principal business to be addressed at the special meeting is the approval of the merger and the transactions contemplated by the merger agreement. We urge you to read the proxy statement, including any documents incorporated by reference and its annexes, carefully and in its entirety, as it provides a detailed description of the merger agreement, the merger, and the transactions contemplated by the merger agreement.

On behalf of the directors and management of Gas Natural, I would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,

Michael R. Winter

Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger, or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated [    ] and is first being mailed or otherwise delivered to Gas Natural shareholders on or about [    ].

Notice of Special Meeting of Shareholders

[                    ], 2016

Time and Date:	[ ] at [ ] A.M.
Place:	[ ] located at [ ]
Record Date:	[ ], 2016
Items to be Voted On:

1.     A proposal to approve the merger and the other transactions contemplated by the agreement and plan of merger (merger agreement), dated as of October 8, 2016, among Gas Natural Inc. (the company or Gas Natural), FR Bison Holdings, Inc. (Parent), and FR Bison Merger Sub, Inc. (Merger Sub), pursuant to which Merger Sub will merge with and into the Company,

2.     A proposal to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid by Gas Natural to its named executive officers,

3.     A proposal to approve an adjournment of the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement, and

4.     To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date:	Only shareholders of record at the close of business on [ ], 2016, are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting.
How to Vote:

The company’s board of directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy, please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the special meeting, information is also provided on revoking your proxy prior to the special meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT YOUR PROXY AS DESCRIBED IN THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE VOTED.

IF YOU HOLD YOUR SHARES OF OUR COMMON STOCK IN “STREET NAME” THROUGH A BANK, BROKER, TRUST OR OTHER NOMINEE, YOUR BANK, BROKER, TRUST OR OTHER NOMINEE WILL NOT BE ABLE TO VOTE YOUR SHARES OF OUR COMMON STOCK UNLESS YOU HAVE PROPERLY INSTRUCTED YOUR BANK, BROKER, TRUST OR OTHER NOMINEE ON HOW TO VOTE.

THE FAILURE TO PROVIDE YOUR BANK, BROKER, TRUST OR OTHER NOMINEE WITH VOTING INSTRUCTIONS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL TO APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. FURTHERMORE, YOUR SHARES WILL NOT BE INCLUDED IN THE CALCULATION OF THE NUMBER OF SHARES OF OUR COMMON STOCK PRESENT AT THE SPECIAL MEETING FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT.

Board Recommendations:

The board unanimously recommends that you vote:

1.     FOR the proposal to approve the merger and the other transactions contemplated by the merger agreement,

2.     FOR the proposal to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid by Gas Natural to its named executive officers, and

3.     FOR the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies.

Contact Information:

If you have any questions about the enclosed voting instruction form or the attached proxy statement or require assistance in voting your shares on the enclosed proxy card, or need additional copies of Gas Natural’s proxy materials, please contact D.F. King, our proxy solicitor assisting us with the special meeting at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and brokers call collect: (212) 269-5550

All others call toll free: (800) 821-8780

By Order of the Board of Directors,

Christopher J. Hubbert

Corporate Secretary

PRELIMINARY COPY DATED NOVEMBER 9, 2016 — SUBJECT TO COMPLETION

GAS NATURAL INC.

PROXY STATEMENT

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ii

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SUMMARY TERM SHEET

This summary highlights certain information in this proxy statement, but may not contain all of the information that may be important to you. You should carefully read the entire proxy statement and the attached annexes and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting.

PARTIES TO THE MERGER

Gas Natural Inc.

1375 East 9th Street

Suite 3100

Cleveland, Ohio 44114

(216) 202-1564

Gas Natural Inc., a holding company, distributes and sells natural gas to residential, commercial, and industrial customers. Gas Natural distributes approximately 21 billion cubic feet of natural gas to roughly 68,000 customers through regulated utilities operating in Montana, Ohio, Maine and North Carolina. Gas Natural’s other operations include intrastate pipeline, natural gas production and natural gas marketing.

FR Bison Holdings, Inc. (Parent)

c/o First Reserve Advisors LLC

One Lafayette Place

Greenwich, Connecticut 06830

(713) 227-7890

FR Bison Holdings, Inc. is a Delaware corporation that was formed by First Reserve solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. First Reserve is an investment fund affiliated with First Reserve Corporation, a leading global investment firm dedicated to the energy industry with over $31 billion of raised capital since its inception.

FR Bison Merger Sub, Inc. (Merger Sub)

c/o First Reserve Advisors LLC

One Lafayette Place

Greenwich, Connecticut 06830

(713) 227-7890

Merger Sub was formed by Parent solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement.

THE MERGER

On October 8, 2016, Gas Natural entered into an agreement and plan of merger to be acquired by Parent through its wholly-owned subsidiary, Merger Sub. Subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into Gas Natural and Gas Natural will continue as the surviving corporation and a wholly-owned subsidiary of Parent. As a result of the merger, our shareholders will have the right to receive $13.10 in cash without interest and less any applicable withholding taxes, for each share of common stock, $0.15 par value per share, of Gas Natural that they own immediately prior to the effective time of the merger.

CERTAIN EFFECTS OF THE MERGER

If the proposal to approve the merger agreement is approved by our shareholders and the other closing conditions under the merger agreement have been satisfied or waived, Gas Natural will become a wholly-owned subsidiary of Parent, and our common stock will no longer be publicly traded. In addition, our common stock will be delisted from the NYSE MKT and deregistered under the Securities Exchange Act of 1934, as amended (the Exchange Act), and we will no longer file periodic reports with the SEC.

THE SPECIAL MEETING

The special meeting of shareholders will be held on [            ] at [            ] located at [            ]. At the special meeting, you will be asked to, among other things, consider and vote on the proposal to approve the merger and the other transactions contemplated by the merger agreement. See the section entitled “The Special Meeting” beginning on page 18 in this proxy statement for additional information on the special meeting, including how to vote your shares of our common stock.

SHAREHOLDERS ENTITLED TO VOTE: VOTE REQUIRED TO APPROVE THE MERGER

You may vote at the special meeting if you were a holder of record of shares of our common stock as of the close of business on [            ], which is the record date for the special meeting. You will be entitled to one vote for each share of Gas Natural common stock that you held and owned as of the record date. As of the record date, there were [            ] shares of our common stock issued and outstanding and entitled to vote at the special meeting. The approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter.

HOW TO VOTE

Shareholders of record have a choice of voting by completing a proxy card and mailing it in the prepaid envelope provided, by calling the toll-free telephone number listed on your proxy card, through the internet website listed on your proxy card or by attending the special meeting and voting in person. The telephone and internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on the day before the special meeting.

If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of our common stock, your bank, broker, trust or other nominee will not be able to vote your shares at the special meeting.

If you wish to vote in person at the special meeting and your shares are held in the name of a bank, broker, trust or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other holder of record authorizing you to vote at the special meeting.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of our common stock will be mailed to shareholders if the merger is completed.

For additional information regarding the procedure for delivering your proxy, see the sections entitled “The Special Meeting — How to Vote” beginning on page 21 and “The Special Meeting — Solicitation of Proxies” beginning on page 22 in this proxy statement. If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement, the enclosed proxy card, or voting instructions, please call our proxy solicitor, D. F. King & Co., Inc., toll-free at (800) 821-8780.

RECOMMENDATIONS OF THE BOARD; REASONS FOR RECOMMENDING THE APPROVAL OF THE MERGER

After careful review and consideration, the board unanimously (i) determined that it is advisable, fair to, and in the best interests of Gas Natural and our shareholders to enter into the merger agreement, (ii) determined that the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Gas Natural and our shareholders, (iii) approved the merger agreement and the consummation by Gas Natural of the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions set forth in the merger agreement, (iv) directed that the merger, on the terms set forth in the merger agreement, be submitted to our shareholders for consideration at a special meeting, and (v) recommended that our shareholders approve the merger and the other transactions contemplated by the merger agreement.

The board unanimously recommends that you vote for the proposal to approve the merger and the other transactions contemplated by the merger agreement, for the proposal to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid by Gas Natural to its named executive officers, and for the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies.

For a discussion of material factors that the board considered in determining to recommend the approval of the merger by our shareholders, please see the discussion in the section entitled “The Merger — Reasons for Recommending the Approval of the Merger” beginning on page 31 in this proxy statement.

OPINION OF OUR FINANCIAL ADVISOR

Gas Natural retained Janney Montgomery Scott LLC (Janney) to act as its financial advisor in connection with the proposed merger. On October 6, 2016, at a meeting of the board of Gas Natural, Janney delivered to the board an oral opinion, confirmed by delivery of a written opinion, dated October 6, 2016, to the effect that, based upon and subject to limitations and qualifications set forth in the opinion, the $13.10 per share in cash to be received by our shareholders pursuant to the merger agreement is fair, from a financial point of view, to our shareholders.

The full text of the written opinion of Janney, dated October 6, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Janney is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to read this opinion carefully in its entirety. The opinion is directed to our board and addresses only the fairness, from a financial point of view, of the $13.10 per share in cash to be received by our shareholders (other than Parent and its affiliates) pursuant to the merger agreement. Janney’s opinion does not constitute a recommendation as to how any holder of shares of our common stock should vote with respect to the merger or any other matter.

MARKET PRICE AND DIVIDEND DATA

Gas Natural’s common stock trades on NYSE MKT under the symbol “EGAS.” On October 7, 2016, the last full trading day prior to the public announcement of the merger, the closing price of our common stock was $7.68 per share. On [            ], the last practicable trading day prior to the date of this proxy statement, the closing price for our common stock was $[        ] per share.

CONSEQUENCES IF THE MERGER IS NOT COMPLETED

If the proposal to approve the merger and the other transactions contemplated by the merger agreement is not approved by the holders of shares representing a majority of the outstanding shares of our common stock entitled to vote or if the merger is not completed for any other reason, you will not receive any consideration for your shares of our common stock. Instead, we will remain a public company, and our common stock will continue to be listed and traded on the NYSE MKT and registered under the Exchange Act.

In addition, upon termination of the merger agreement under specified circumstances, Gas Natural would be obligated to pay Parent a termination fee of approximately $4.8 million. Conversely, in the event that all conditions precedent to the obligations of Parent to close the transaction have been satisfied or waived by Gas Natural but Parent nonetheless elects not to consummate the merger, Parent would be obligated to pay Gas Natural a termination fee of $4.8 million. For more information please see the discussion in the section entitled “The Merger Agreement — Termination Fees” beginning on page  78 in this proxy statement. In no event will either party be required to pay a termination fee on more than one occasion.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER

In considering the recommendation of the board that you vote for the proposals to be considered and voted on at the special meeting, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of our shareholders generally. These interests may present our directors and executive officers with actual or potential conflicts of interest (as described in the section entitled “The Merger—Interests of Directors and Officers in the Merger” beginning on page 42 in this proxy statement). The board was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement and recommend that our shareholders approve the merger and the other transactions contemplated by the merger agreement.

SUPPORT AGREEMENT

One of our shareholders representing approximately 9.89% of our common stock, Anita G. Zucker as trustee of the Article 6 Marital Trust, Under the First Amended and Restated Jerry Zucker Revocable Trust dated April 2, 2007 (Zucker Trust) has entered into a support agreement with Parent pursuant to which that shareholder has agreed to vote in favor of the merger and the transactions contemplated by the merger agreement, unless our board no longer supports the merger.

CONDITIONS PRECEDENT TO THE MERGER

Each party’s obligations to complete the merger are subject to the satisfaction or waiver (where permitted) of the following conditions:

•	our shareholders will have approved the merger,

•	all required statutory approvals (as described in the section entitled “The Merger — Regulatory Approvals Required for the Merger” beginning on page 52 in this proxy statement) of the merger will have been obtained and become final, and

•	no law and no order, injunction or decree, whether preliminary, temporary or permanent, will be in effect that prevents, makes illegal or prohibits the consummation of the merger.

Gas Natural’s obligations to effect the merger are also subject to the satisfaction or waiver by us of the following additional conditions:

•	the representations and warranties of Parent and Merger Sub must be true and correct in the manner described in the section entitled “The Agreement and Plan of Merger — Conditions Precedent to the Merger,” and

•	Parent and Merger Sub must have performed in all material respects all agreements and covenants required by the merger agreement to be performed by them on or prior to the effective time of the merger.

The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Parent of the following additional conditions:

•	the representations and warranties of Gas Natural must be true and correct in the manner described in the section entitled “The Agreement and Plan of Merger — Conditions Precedent to the Merger,” and

•	Gas Natural must have performed in all material respects all agreements and covenants required by the merger agreement to be performed by it on or prior to the effective time of the merger, and

•	since the date of the merger agreement, no fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a company material adverse effect (as defined in the section entitled “The Agreement and Plan of Merger — Representations and Warranties”) shall have occurred and be continuing.

REGULATORY APPROVALS

In order to complete the merger, Gas Natural and First Reserve are required to obtain certain federal and state regulatory approvals. The required regulatory approvals include (i) the expiration or termination of the waiting period under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 (the HSR Act), and (ii) any required approvals of, or filings with, the Public Utilities Commission of Ohio, Maine Public Utilities Commission, the North Carolina Utilities Commission, and the Montana Public Service Commission.

We cannot definitively determine the time frame necessary to obtain the requisite authorizations, approvals and consents, as described in detail below, although we anticipate the timely receipt of the required approvals by the third quarter of 2017. Although we believe that the required approvals will be received within that time frame, there can be no assurance as to the precise timing of or our ability to obtain the approvals.

FINANCING

The consummation of the merger is not conditioned upon Parent’s receipt of third-party financing. We anticipate that the total amount of funds necessary to pay all of the merger consideration to our shareholders in connection with the merger will be approximately $137.8 million. The payment of the merger consideration by Parent will be funded in its entirety by equity financing to be provided by First Reserve to Parent pursuant to the terms of an equity commitment letter.

RESTRICTION ON SOLICITATION OF COMPETING OFFERS

Under the merger agreement, we may solicit acquisition proposals that compete with the proposed merger, engage in discussions or negotiations with respect to such competing acquisition proposals, and otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations at any time through November 22, 2016.

Thereafter, neither Gas Natural nor any of our subsidiaries will (and Gas Natural will cause our and our subsidiaries’ representatives not to), among other things, directly or indirectly (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries regarding any proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal, (ii) participate in any discussions or negotiations with, disclose any non-public information to or afford access to the business, properties, assets, employees, books or records of Gas Natural or our subsidiaries to, any person with respect to any company acquisition proposal or induce the making or submission of, or knowingly encourage or facilitate, any inquiries or any proposal that constitutes, or would reasonably be expected to lead to, a company acquisition proposal, (iii) approve, endorse, or recommend any proposal that constitutes, or is reasonably expected to lead to, a company acquisition proposal, or (iv) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement, arrangement or understanding relating to a company acquisition proposal.

Gas Natural may, however, prior to the approval of the merger agreement by our shareholders, participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Gas Natural or any of our subsidiaries or afford access to the business, properties, assets, employees, books or records of Gas Natural or any of our subsidiaries to any person regarding a written unsolicited bona fide acquisition proposal that did not result from a breach of any of our obligations under the merger agreement concerning the solicitation of acquisition proposals. Under these circumstances, our board may take these actions and make these disclosures if our board determines, in good faith, after consultation with Gas Natural’s outside legal advisor (and any other advisor our board chooses to consult), that such unsolicited company acquisition proposal constitutes, or is reasonably expected to lead to, a superior proposal and that the failure to participate in such negotiations or discussions or to furnish such information to such third party would reasonably likely be inconsistent with our board’s fiduciary duties under applicable law.

TERMINATION OF THE MERGER AGREEMENT

In general, the merger agreement may be terminated at any time prior to the effective time of the merger in the following ways:

•	by mutual written consent of Parent and Gas Natural,

•	by either Gas Natural or Parent if:

•	the effective time of the merger has not occurred on or before July 7, 2017, subject to an extension of up to six months if, by July 7, 2017, all of the closing conditions, except for either or both of (i) the regulatory approval closing condition or (ii) the legal restraint closing condition, have been satisfied or waived, except if the failure to close the merger by such date is the result of a breach of the merger agreement by the party attempting to terminate the merger agreement or seeking the extension of such date,

•	a legal restraint preventing the merger has become final and nonappealable, provided that the existence of such legal restraint is not the result of the failure of the party seeking termination to comply with its obligations regarding obtaining regulatory approvals, or

•	our shareholders fail to approve the merger and the merger agreement at the special meeting, provided that the failure to obtain such approval did not primarily result from the failure of the party seeking termination to perform, in any material respect, its obligations under the merger agreement,

•	by Gas Natural if:

•	prior to the approval of the merger and the merger agreement by our shareholders at the special meeting, our board changes its recommendation of the merger and authorizes Gas Natural to enter into a definitive agreement pursuant to a superior proposal, Gas Natural is in compliance with its obligations under the provisions of the merger agreement restricting the solicitation of competing proposals, and Gas Natural pays Parent a termination fee of approximately $4.8 million,

•	prior to the effective time of the merger, Parent or Merger Sub breaches the merger agreement or there is an inaccuracy of any representation or warranty of Parent or Merger Sub contained in the merger agreement, which breach or inaccuracy would cause the failure of certain closing conditions and is incapable of being cured during the time period set forth in the merger agreement or, if curable, is not cured during the applicable cure period; provided that Gas Natural is not permitted to so terminate the merger agreement if it is then in breach of the merger agreement, or there is an inaccuracy of any representation or warranty of Gas Natural in the merger agreement, which breach or inaccuracy would cause the failure of certain closing conditions, or

•	all of the conditions to closing the merger have been and continue to be satisfied or have been waived on the date on which the closing is to occur (other than those conditions that by their nature cannot be satisfied other than at the closing), Parent and Merger Sub fail to consummate the closing of the merger on the date on which the closing is to occur under the merger agreement, and Parent and Merger Sub fail to consummate the closing of the merger within five days after receiving an irrevocable notice from Gas Natural requesting the consummation of the merger and certifying that Gas Natural is ready and willing to consummate the closing, that all conditions precedent to the obligations of Parent and Merger Sub to effect the merger have been satisfied (except for those conditions that by their terms are to be satisfied at the closing) and that Gas Natural will waive any unsatisfied conditions, or

•	by Parent if:

•	our board changes its recommendation of the merger, or

•	prior to the effective time of the merger, Gas Natural breaches the merger agreement or there is an inaccuracy of any representation or warranty of Gas Natural contained in the merger agreement, which breach or inaccuracy would cause the failure of certain closing conditions and is incapable of being cured during the time period set forth in the merger agreement or, if curable, is not cured during the applicable cure period; provided that Parent is not permitted to so terminate the merger agreement if Parent or Merger Sub is then in breach of the merger agreement, or there is an inaccuracy of any representation or warranty of Parent or Merger Sub in the merger agreement, which breach or inaccuracy would cause the failure of certain closing conditions.

TERMINATION FEES

Under the merger agreement, Gas Natural may be required to pay to Parent a termination fee of approximately $4.8 million if the merger agreement is terminated under certain circumstances. In addition, the merger agreement may require Parent to pay Gas Natural a termination fee of approximately $4.8 million if the merger agreement is terminated, by Parent electing not to proceed with the merger despite the satisfaction or waiver of all applicable closing conditions. In no event will either party be required to pay a termination fee on more than one occasion.

DISSENTERS’ RIGHTS

Under Ohio law, if you own shares of our common stock and do not vote in favor of adopting the merger and the transactions contemplated by the merger agreement, you will have the right to seek appraisal of the fair value of your Gas Natural common stock under Sections 1701.84 and 1701.85 of the Ohio General Corporation Law (OGCL), if the merger is completed and you have submitted a written demand for appraisal prior to the vote being taken at the special meeting. This value could be more, the same, or less than as the merger consideration for our common stock.

Failure to strictly comply with all procedures required by Section 1701.85 of the OGCL will result in a loss of the right to appraisal. For example, merely voting against the adoption of the merger will not preserve your right to appraisal under the OGCL. Also, the submission of a signed proxy not marked against or abstain will result in the waiver of your appraisal rights.

If you hold shares in the name of a bank, broker, trust or other nominee, you must instruct your bank, banker, trust or other nominee to take the steps necessary to enable you to demand appraisal for your Gas Natural common stock.

Annex C to this proxy statement contains the full text of Sections 1701.84 and 1701.85 of the OGCL, which relates to appraisal rights. We encourage you to read these provisions carefully and in their entirety and consult with an attorney regarding these provisions, as failure to timely comply with the procedures set forth therein will result in a loss of those rights. For more information please see the discussion in the section entitled “Dissenters’ Rights” beginning on page 80 in this proxy statement.

LITIGATION RELATED TO THE MERGER

Our directors, certain current and former officers, Parent, Merger Sub, First Reserve, Anita G. Zucker, individually, the Zucker Trust, The Intertech Group, Inc. (InterTech), and NIL Funding Corporation (NIL Funding) have been named as defendants and Gas Natural has been named as a nominal defendant in a putative derivative and class action lawsuit brought by a purported Gas Natural shareholder that seeks, among other things, to enjoin the merger. For more information please see the discussion in the section entitled “The Merger—Litigation Related to the Merger” beginning on page 55 in this proxy statement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The receipt of cash by you for your shares of Gas Natural common stock in the merger generally will be a fully taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as that term is defined below in the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 49) who receives cash in exchange for shares of our common stock in the merger will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of our common stock (that is, shares acquired for the same cost in a single transaction). You should refer to the discussion in the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 49 in this proxy statement and consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the merger.

ADDITIONAL INFORMATION

You can find more information about Gas Natural in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For more information please see the discussion in the section entitled “Where You Can Find More Information” beginning on page 87 in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting of shareholders and the merger. These questions and answers do not address all questions that may be important to you as a Gas Natural shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the other documents referred to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	On October 8, 2016, Gas Natural entered into the merger agreement with Parent and Merger Sub. You are receiving this proxy statement in connection with the solicitation of proxies by the board in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement and the other proposals described in this proxy statement.

Q:	What is the proposed merger and what effects will it have on Gas Natural?

A:	The proposed merger is the acquisition of Gas Natural by Parent pursuant to the merger agreement. If the proposal to approve the merger agreement is approved by our shareholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Gas Natural, with Gas Natural continuing as the surviving corporation. As a result of the merger, Gas Natural will become a wholly-owned subsidiary of Parent, and Gas Natural common stock will no longer be publicly traded. In addition, Gas Natural common stock will be delisted from the NYSE MKT and deregistered under the Exchange Act, as amended, and Gas Natural will no longer file periodic reports with the SEC on account of Gas Natural common stock.

Q:	As a shareholder, what will I receive in the merger?

A:	If the merger is completed, you will be entitled to receive $13.10 in cash, without interest and less any required withholding taxes, for each share of Gas Natural common stock you own immediately prior to the effective time of the merger, unless you have exercised your appraisal rights discussed elsewhere in this proxy statement.

The receipt of cash by you for your shares of Gas Natural common stock pursuant to the merger generally will be a fully taxable transaction for U.S. federal income tax purposes. For more information, please see the discussion in the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 49 in this proxy statement for a more detailed description of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local and foreign taxes.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a proxy, to vote your shares of Gas Natural common stock. The written document describing the matters to be considered and voted on at the special meeting is called a proxy statement. The document used to designate a proxy to vote your shares of Gas Natural common stock is called a proxy card.

Q:	When and where will the special meeting of shareholders be held?

A:	The special meeting of shareholders will be held on [ ] at [ ] located at [ ].

Q:	Who may vote at the special meeting?

A:	Our record date is [ ], 2016. Only holders of our common stock as of the close of business on [ ], 2016, are entitled to vote. Each share of common stock is entitled to one vote. As of the close of business on the record date, there were [ ] shares of our common stock outstanding and entitled to vote at the special meeting. Each share of common stock is entitled to one vote per share on each matter properly brought before the special meeting.

Q:	May I attend the special meeting and vote in person?

A:	Yes. All shareholders as of the record date may attend the special meeting and vote in person. Seating will be limited. Gas Natural shareholders who wish to attend the special meeting may be asked to present valid photo identification. Please note that if you hold your shares in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. If you wish to vote in person at the special meeting you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other holder of record authorizing you to vote at the special meeting. Neither cameras, sound or video recording devices or any similar equipment, nor the distribution of any printed materials, will be permitted at the special meeting without our approval. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

Q:	What am I voting on?

A:	Proposal 1 — A proposal to approve the merger and the other transactions contemplated by the merger agreement,

Proposal 2 — A proposal to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid by Gas Natural to its named executive officers, as discussed in the section entitled “The Merger — Interests of Directors and Officers in the Merger” beginning on page 42 in this proxy statement, and

Proposal 3 — A proposal to adjourn the special meeting to a later date or time if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Q:	What vote is required to approve each of the proposals?

A:	The proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Gas Natural common stock entitled to vote on that matter. Abstentions and failures to vote will have the same effect as a vote against the proposal to approve the merger and the other transactions contemplated by the merger agreement.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast at the special meeting on that proposal. Although the board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on Gas Natural or First Reserve or any of their respective subsidiaries, and, if the merger and the other transactions contemplated by the merger agreement are approved by our shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved. Abstention from voting will have no effect on the outcome of this proposal, although the applicable shares will count as present for purposes of determining a quorum.

The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast at the special meeting on that proposal. In addition, even if a quorum is not present at the special meeting, the affirmative vote of a majority of the votes cast at the special meeting may adjourn the meeting to another place, date or time (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without First Reserve’s consent, on a date that is more than ten days after the date on which the special meeting was originally scheduled). In either case, the adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the meeting is adjourned to a date more than thirty days after the meeting date, in which case a new record date will be set and a new notice will be given to each shareholder of record entitled to vote at the special meeting. Abstention from voting will have no effect on the outcome of this proposal, although the applicable shares will count as present for purposes of determining a quorum.

Q:	How does the board recommend that I vote on the proposals?

A:	After careful review and consideration, the board unanimously (i) determined that it was advisable, fair to, and in the best interests of Gas Natural and our shareholders to enter into the merger agreement, (ii) determined that the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Gas Natural and our shareholders, (iii) approved the merger agreement and the consummation by Gas Natural of the transactions contemplated thereby, including the merger, on the terms and subject to the conditions set forth in the merger agreement, (iv) directed that the merger, on the terms set forth in the merger agreement, be submitted to our shareholders for consideration at a special meeting, and (v) recommended that our shareholders approve the merger and the other transactions contemplated by the merger agreement.

The board unanimously recommends that you vote for the proposal to approve the merger and the other transactions contemplated by the merger agreement, for the proposal to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid by Gas Natural to its named executive officers, and for the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies.

For a discussion of material factors that the board considered in determining to recommend the approval of the merger by our shareholders, for more information please see the discussion in the section entitled “The Merger — Reasons for Recommending the Approval of the Merger” beginning on page 31 in this proxy statement. In addition, in considering such recommendation, you should be aware that our directors and executive officers have interests that may be different from, or in addition to, the interests of our shareholders generally. For more information please see the discussion in the section entitled “The Merger — Interests of Directors and Officers in the Merger” beginning on page 42 in this proxy statement.

Q:	What will constitute a quorum and what effect do abstentions and broker non-votes have on the voting on the proposals?

A:	As of the record date, [ ] shares of our common stock were outstanding. A majority of the outstanding shares entitled to vote on the maters to be acted upon present or represented by proxy, constitutes a quorum for the purpose of adopting a proposal at the special meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Abstentions and “broker non-votes” will be counted to determine whether or not a quorum is present. A “broker non-vote” occurs when a broker cannot vote a customer’s shares registered in the broker’s name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a “broker non-vote.” There can be no “broker non-votes” on the non-binding advisory proposal related to our executive compensation or on the proposal to adjourn the special meeting. Therefore, abstentions and “broker non-votes” will have no effect on the voting on these matters at the meeting. Because the proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of a majority of the shares outstanding and entitled to vote at the special meeting, abstentions will count against this proposal.

Q:	Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to Gas Natural’s named executive officers that is based on or otherwise relates to the merger?

A:	In January 2011, the Securities and Exchange Commission adopted rules that require companies to seek a non-binding advisory vote to approve merger-related compensation that may be paid to named executive officers. In accordance with the rules promulgated under the Exchange Act, we are providing our shareholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to our named executive officers in connection with the merger. For more information please see the discussion in the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal” beginning on page 85 in this proxy statement.

Q:	What will happen if shareholders do not approve the non-binding compensation advisory proposal?

A:	The vote to approve the non-binding compensation advisory proposal is a vote separate and apart from the vote to approve the merger and the other transactions contemplated by the merger agreement. Approval of the non-binding compensation advisory proposal is not a condition to completion of the merger, and it is advisory in nature only, meaning that it will not be binding on Gas Natural or First Reserve or any of their respective subsidiaries. Accordingly, if the merger and the other transactions contemplated by the merger agreement are approved by our shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers, subject to the terms and conditions of such arrangements, even if this proposal is not approved.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement and the annexes attached to this proxy statement, please vote your shares of our common stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of our common stock that you held and owned as of the record date. Please do not send your stock certificates with your proxy card.

Q:	How do I vote if I am a shareholder of record?

A:	If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Gas Natural. You may vote by:

•	submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope,

•	submitting your proxy through the internet voting instructions printed on each proxy card you receive,

•	submitting your proxy by using the telephone number printed on each proxy card you receive, or

•	appearing in person at the special meeting and voting by ballot.

If you are submitting your proxy by telephone or through the internet, your voting instructions must be received by 11:59 p.m. Eastern Time on the day before the special meeting.

Submitting your proxy by mail, telephone, or through the internet will not prevent you from voting in person at the special meeting. We encourage you to submit a proxy by mail, by telephone or through the internet even if you plan to attend the special meeting in person, to ensure that your shares of our common stock are represented at the special meeting.

If you submit your proxy, but do not indicate how you wish to vote for a proposal, your shares will be voted for that proposal.

Q:	How do I vote if my shares are held in “street name” by a bank, broker, trust or other nominee?

A:	Your bank, broker, trust or other nominee will not have the power to vote your shares of our common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals using the instructions provided by your bank, broker, trust or other nominee.

Q:	What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:	If you hold your shares of our common stock in “street name” through a bank, broker, trust or other nominee, your bank, broker, trust or other nominee will NOT be able to vote your shares of our common stock unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to approve the merger and the other transactions contemplated by the merger agreement require the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote against the proposal to approve the merger and the other transactions contemplated by the merger agreement but will have no effect on the other proposals to be considered at the special meeting. Furthermore, your shares will not be included in the calculation of the number of shares of our common stock present at the special meeting for purposes of determining whether a quorum is present.

Q:	May I change my vote after I have mailed my proxy card?

A:	Yes. You can revoke your proxy at any time before the applicable vote at the special meeting. If you are the shareholder of record of your shares, you may revoke your proxy by:

•	submitting another properly completed proxy with a later date,

•	submitting another proxy to vote your shares via the internet or telephone, in accordance with the instructions on your proxy card, at or before 11:59 p.m. Eastern Time on the day prior to the special meeting,

•	sending a written notice that you are revoking your proxy to our Corporate Secretary at 1375 East 9th Street, Suite 3100, Cleveland, Ohio 44114, or

•	attending the special meeting and give notice to the inspector of elections that you intend to vote your shares in person.

If you hold shares in “street name,” you may submit new voting instructions or revoke your voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your voting instructions by attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy. In order to change your vote in person at the special meeting, you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other holder of record authorizing you to vote at the special meeting.

All properly submitted proxies received by us before the special meeting that are not properly revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided with respect to any proposal, for such proposal.

Q:	Who will count the vote?

A:	Representatives of Computershare, our transfer agent, will tabulate the votes. A designee from Computershare will be responsible for reviewing the vote count as election inspector.

Q:	What does it mean if I receive more than one proxy card?

A:

If you receive more than one proxy card, it means that you hold shares of our common stock that are registered in the name of more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to submit your proxies to vote all of your shares by signing, dating and mailing in each proxy card you receive or by telephone or through the internet using the different vote control number(s) on each proxy card.

Q:	What happens if I sell my shares of Gas Natural common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the expected date of the merger. If you owned shares of our common stock as of the close of business on the record date but transfer your shares prior to the special meeting, unless special arrangements are made (such as the provision of a proxy) between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Gas Natural in writing, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your shares as of immediately prior to the effective time of the merger. Even if you sell or otherwise transfer your shares of common stock after the record date, we encourage you to sign, date and return the enclosed proxy card in the prepaid envelope provided.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the merger?

A:	Yes. Our shareholders are entitled to dissenters’ rights. For more information please see the discussion in the section entitled “Dissenters’ Rights” beginning on page 80 in this proxy statement.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:	No. Shortly after the merger is completed, you will be sent a letter of transmittal that includes detailed written instructions on how to return your stock certificates. You must return your stock certificates in accordance with these instructions in order to receive the merger consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE(S) NOW.

Q:	If I hold my shares in book-entry form, how will I receive my merger consideration?

A:	The merger agreement provides that, as promptly as practicable and in no event later than the third business day after the effective time of the merger, Parent will cause the paying agent to mail you a letter of transmittal and instructions for surrendering your book-entry shares in exchange for payment of your merger consideration. Upon your delivery to the paying agent of a duly executed letter of transmittal in proper form, you will be entitled to receive the portion of the aggregate merger consideration payable to you pursuant to the merger (without interest and less any required withholding taxes).

Q:	When is the merger expected to be completed?

A:	We are working with First Reserve to complete the merger as quickly as possible. The merger is subject to, among other customary closing conditions, the approvals of the Maine Public Utilities Commission, Montana Public Service Commission, North Carolina Utilities Commission, Public Utility Commission of Ohio and our shareholders and the expiration of the applicable waiting period under the HSR Act. The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived). We expect to complete the merger in the third quarter of 2017, but the exact timing of the merger cannot be predicted. For more information please see the discussion in the section entitled “The Merger Agreement — Conditions Precedent to the Merger” beginning on page 74 in this proxy statement.

Q:	What happens if the merger is not completed?

A:	If the proposal to approve the merger and the other transactions contemplated by the merger agreement is not approved by the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter, or if the merger is not completed for any other reason, you would not receive any consideration for your shares of our common stock. Instead, we would remain a public company, and our common stock would continue to be registered under the Exchange Act and listed and traded on the NYSE MKT. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of shares of our common stock will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of our common stock. Under certain circumstances, if the merger is not completed, we may be obligated to pay Parent a termination fee or Parent may be required to pay us a termination fee. For more information please see the discussion in the section entitled “The Merger — Consequences if the Merger is Not Completed” beginning on page 47 in this proxy statement.

Q:	Have any shareholders already agreed to approve the merger?

A:	Yes. One of our shareholders representing approximately 9.89% of our common stock, the Zucker Trust, has entered into a support agreement with Parent pursuant to which that shareholder has agreed to vote in favor of the merger and the transactions contemplated by the merger agreement, unless our board no longer supports the merger.

Q:	Do you expect the merger to be taxable to me?

A:	The receipt of cash by you for your shares of Gas Natural common stock pursuant to the merger generally will be a fully taxable transaction for U.S. federal income tax purposes. For a more detailed description of the U.S. federal income tax consequences of the merger, please see the discussion in the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 49 in this proxy statement. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local and foreign taxes.

Q:	Where can I find more information about Gas Natural?

A:	We file periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. For more information please see the discussion in the section entitled “Where You Can Find More Information” beginning on page 87 in this proxy statement.

Q:	Who can help answer my questions?

A:	For additional questions about the merger or the merger agreement, assistance in submitting proxies or voting shares of our common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and brokers call collect: (212) 269-5550

Others call toll-free: (800) 821-8780

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain statements that are forward-looking within the meaning of Section 21E of the Exchange Act. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “predict,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements include, among others, statements regarding our current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of our business. These statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Readers of this proxy statement should not rely solely on the forward-looking statements and should consider all uncertainties and risks throughout this document. Forward-looking statements are only predictions and not guarantees of performance and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events.

Although we believe that the expectations, estimates and projections reflected in the forward-looking statements are based on reasonable assumptions when they are made, we can give no assurance that these expectations, estimates and projections can be achieved. We believe the forward-looking statements in this proxy statement are reasonable; however, you should not place undue reliance on any forward-looking statement, as they are based on current expectations. Future events and actual results may differ materially from those discussed in the forward-looking statements. Factors that could cause actual results to differ materially from our expectations include, but are not limited to:

•	our ability to complete the merger,

•	any other proposals that may or may not arise,

•	any event, change or circumstance that might give rise to the termination of the merger agreement,

•	the effect of the proposed merger on our relationships with our customers, operating results and business generally,

•	the risk that the merger will not be consummated in a timely manner,

•	the failure to receive, on a timely basis or otherwise, approval of the merger, and the other transactions contemplated by the merger agreement, by our shareholders or the approval of government or regulatory agencies with regard to the merger,

•	the failure of one or more conditions to the closing of the merger to be satisfied,

•	risks arising from the merger’s diversion of management’s attention from our ongoing business operations,

•	risks that our stock price may decline significantly if the merger is not completed,

•	our ability to successfully integrate the operations of the companies we have acquired and consummate additional acquisitions,

•	our continued ability to make dividend payments,

•	our ability to implement our business plan, grow earnings and improve returns on investment,

•	the challenges of integrating, retaining, and hiring key personnel,

•	fluctuating energy commodity prices,

•	the possibility that regulators may not permit us to pass through all of our increased costs to our customers,

•	changes in the utility regulatory environment,

•	wholesale and retail competition,

•	our ability to satisfy our debt obligations, including compliance with financial covenants,

•	weather conditions,

•	litigation risks,

•	other risks, cautionary statements and uncertainties set forth in our filings with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q and other SEC filings,

•	various other matters, many of which are beyond our control, and

•	other factors that we are currently unable to identify or quantify, but may exist in the future.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations and also could cause actual results to differ materially from those included, contemplated or implied by the forward-looking statements made in this proxy statement, and the reader should not consider any of the above list of factors to be a complete set of all potential risks or uncertainties. All subsequent written or oral forward-looking statements concerning the merger or the other transactions contemplated by the merger agreement or other matters addressed in this proxy statement and attributable to Gas Natural or any person acting on our behalf are expressly qualified in their entirety by (i) the cautionary statements contained or referred to in this section of this proxy statement, (ii) the other information contained or incorporated by reference in this proxy statement, and (iii) the information contained under the caption “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q.

PARTIES TO THE MERGER

Gas Natural Inc.

1375 East 9th Street

Suite 3100

Cleveland, Ohio 44114

(216) 202-1564

Gas Natural Inc., a holding company, distributes and sells natural gas to residential, commercial, and industrial customers. Gas Natural distributes approximately 21 billion cubic feet of natural gas to roughly 68,000 customers through regulated utilities operating in Montana, Ohio, Maine and North Carolina. Gas Natural’s other operations include intrastate pipeline, natural gas production and natural gas marketing.

FR Bison Holdings, Inc. (Parent)

c/o First Reserve Advisors LLC

One Lafayette Place

Greenwich, Connecticut 06830

(713) 227-7890

FR Bison Holdings, Inc. is a Delaware corporation that was formed by First Reserve solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. First Reserve is an investment fund affiliated with First Reserve Corporation, a leading global investment firm dedicated to the energy industry with over $31 billion of raised capital since its inception.

FR Bison Merger Sub, Inc. (Merger Sub)

c/o First Reserve Advisors LLC

One Lafayette Place

Greenwich, Connecticut 06830

(713) 227-7890

Merger Sub was formed by Parent solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement.

THE SPECIAL MEETING

We are furnishing this proxy statement as part of the solicitation of proxies by the board for use at the special meeting and any adjournments or postponements of the meeting.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

The special meeting will be held on [            ] at [            ] located at [            ].

Gas Natural shareholders who wish to attend the special meeting may be asked to present valid photo identification. Please note that if you hold your shares in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting, and if you wish to vote in person at the special meeting you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other holder of record authorizing you to vote at the special meeting. Neither cameras, sound or video recording devices or any similar equipment, nor the distribution of any printed materials, will be permitted at the special meeting without our approval.

PURPOSE OF THE SPECIAL MEETING

At the special meeting, our shareholders of record will be asked to consider and vote on:

1.	a proposal to approve the merger and the other transactions contemplated by the merger agreement,

2.	a proposal to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid by Gas Natural to its named executive officers, as discussed in the section entitled “The Merger — Interests of Directors and Officers in the Merger” beginning on page 42 in this proxy statement,

3.	a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement, and

4.	to transact such other business as may properly come before the meeting or any adjournment thereof.

RECOMMENDATION OF THE BOARD

After careful review and consideration, our board unanimously (i) determined that it is advisable, fair to, and in the best interests of Gas Natural and our shareholders to enter into the merger agreement, (ii) determined that the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Gas Natural and our shareholders, (iii) approved the merger agreement and the consummation by Gas Natural of the transactions contemplated thereby, including the merger, on the terms and subject to the conditions set forth in the merger agreement, (iv) directed that the merger, on the terms set forth in the merger agreement, be submitted to our shareholders for consideration at a special meeting, and (v) recommended that our shareholders approve the merger and the other transactions contemplated by the merger agreement.

Accordingly, the board unanimously recommends you vote for the proposal to approve the merger and the other transactions contemplated by the merger agreement, for the proposal to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid by Gas Natural to its named executive officers, and for the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement, if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS OF GAS NATURAL

At the close of business on the record date, directors and executive officers of Gas Natural and their affiliates were entitled to vote [            ] shares of our common stock, or approximately [            ] of the shares of our common stock issued and outstanding on that date. Our directors and executive officers have informed us that they intend to vote all their shares for the proposal to approve the merger and the other transactions contemplated by the merger agreement, for the proposal to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid by Gas Natural to its named executive officers, and for the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement, if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

RECORD DATE AND QUORUM

Each holder of record of shares of our common stock as of the close of business on [                    ], 2016, which is the record date for the special meeting, is entitled to receive notice of, and to vote at, the special meeting. Only Gas Natural shareholders of record on the record date are entitled to notice of, and to vote at, the special meeting or adjournment of the special meeting. You will be entitled to one vote for each share that you held and owned as of the record date. As of the record date, there were [            ] shares of our common stock issued and outstanding and entitled to vote at the special meeting. A majority of the outstanding shares entitled to vote on the matters to be voted upon present or represented by proxy, constitutes a quorum for the purpose of the special meeting.

If you are a shareholder of record and you vote your shares by mail, by telephone or through the internet or if you appear in person at the special meeting, then your shares of Gas Natural common stock will be counted in determining the presence of a quorum. If you are a “street name” holder of shares of Gas Natural common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All shares of our common stock held by shareholders of record that are present in person, or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such shareholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned or postponed if the number of shares voted in favor of adjourning exceed the number of shares voted against adjourning. A list of Gas Natural shareholders as of the record date will be available for review during the special meeting by any Gas Natural shareholder present at the special meeting.

VOTE REQUIRED FOR APPROVAL

Merger Proposal

The proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal.

Non-Binding Compensation Advisory Proposal

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast at the special meeting on the proposal. The vote is advisory only and, therefore, is not binding on Gas Natural or First Reserve or any of their subsidiaries, and, if the merger and the other transactions contemplated by the merger agreement are approved by our shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers, in accordance with and subject to the terms and conditions of such compensatory arrangements, even if this proposal is not approved.

Adjournment Proposal

The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast at the special meeting on the proposal. In addition, even if a quorum is not present at the special meeting, the chairman of the meeting or the affirmative vote of a majority of the votes cast at the special meeting may adjourn the meeting to another place, date or time (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without First Reserve’s consent, on a date that is more than ten days after the date on which the special meeting was originally scheduled).

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

The proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal. Therefore, the failure to vote or the abstention from voting will have the same effect as a vote against the proposal to approve the merger. Abstention from voting will be counted as present for purposes of determining a quorum.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast at the special meeting on the proposal. Consequently, abstention from voting will have no effect on the outcome of the non-binding compensation advisory proposal. The proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast on the proposal. Consequently, abstention from voting will have no effect on the proposal to adjourn the special meeting.

Under NYSE MKT rules, all of the proposals in this proxy statement are non-routine matters, so there can be no “broker non-votes” at the special meeting. A “broker non-vote” occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if your shares are held in “street name,” your bank, broker, trust or other nominee will not be able to vote your shares on any of the proposals, and your shares will not be counted in determining the presence of a quorum unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of a majority of the outstanding shares of our common stock, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote against the proposal to approve the merger. Because the approval of each of (i) the non-binding compensation advisory proposal and (ii) the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present.

HOW TO VOTE

Shareholders of record may cause their shares to be voted by completing a proxy card and mailing it in the prepaid envelope provided, by calling the toll-free telephone number or through the internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options may be available to you. The telephone and internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on the day before the special meeting. If you submit your proxy to vote your shares by mail, by telephone or through the internet, but do not indicate instructions to vote your shares for, against or abstain on the proposal to be voted, your shares will be voted in favor of that proposal. If you indicate abstain on a proposal to be voted, your shares will not be voted on that proposal. If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares, your bank, broker, trust or other nominee will not be able to vote your shares at the special meeting.

If you wish to vote in person at the special meeting and your shares are held in the name of a bank, broker, trust or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other holder of record authorizing you to vote at the special meeting.

If you do not submit a proxy or otherwise vote your shares in any of the ways described above, it will have the same effect as a vote against the proposal to approve the merger and the other transactions contemplated by the merger agreement, but will have no effect on approval of the non-binding compensation advisory proposal or the approval of the proposal to adjourn the special meeting if necessary or appropriate, assuming there is a quorum.

If you have any questions about how to vote or direct a vote in respect of your shares, you may contact our proxy solicitor, D.F. King, toll-free at (800) 821-8780.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of our common stock will be mailed to shareholders if the merger is completed.

REVOCATION OF PROXIES

Any proxy given by a shareholder of record may be revoked at any time before it is exercised at the special meeting by doing any of the following:

•	submitting another properly completed proxy with a later date,

•	submitting another proxy to vote your shares by telephone or through the internet, in accordance with the instructions on your proxy card, at or before 11:59 p.m. Eastern Time on the day prior to the date of the special meeting,

•	sending a written notice that you are revoking your proxy to our Corporate Secretary at 1375 East 9th Street, Suite 3100, Cleveland, Ohio 44114, or

•	attending the special meeting and giving notice to the inspector of elections that you intend to vote your shares in person.

If you hold shares in “street name,” you may submit new voting instructions or revoke your voting instructions by contacting your bank, broker, trust or other nominee. You may also change your vote or revoke your voting instructions by attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy. To do this you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other holder of record authorizing you to vote at the special meeting.

ADJOURNMENTS AND POSTPONEMENTS

Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later date or time if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement. Your shares will be voted on any adjournment proposal in accordance with the instructions indicated in your proxy (or if you did not include for, against or abstain on this proposal, your shares will be voted in favor of this adjournment proposal).

If a quorum is present at the special meeting, the special meeting may be adjourned if there is an affirmative vote of a majority of the votes cast at the special meeting on such proposal. In addition, even if a quorum is not present at the special meeting, the affirmative vote of a majority of the votes cast at the special meeting may adjourn the meeting to another place, date or time (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without Parent’s consent, on a date that is more than ten days after the date on which the special meeting was originally scheduled).

In either case, the adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the meeting is adjourned to a date more than thirty days after the meeting date, in which case a new record date will be set and a new notice will be given to each shareholder of record entitled to vote at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement, then we may seek to adjourn the special meeting. In addition, the board may postpone the special meeting upon public announcement made prior to the date previously scheduled for the special meeting for the purpose of soliciting additional proxies or as otherwise permitted under the merger agreement.

SOLICITATION OF PROXIES

We are soliciting the enclosed proxy card on behalf of the board, and we will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, Gas Natural and its directors, officers and employees may solicit proxies in person, by telephone, by electronic means or otherwise. These persons will not be specifically compensated for soliciting proxies.

We have retained D.F. King to assist in the solicitation process. We will pay D.F. King a fee of approximately $12,500 plus reimbursement of certain specified out-of-pocket expenses. We have also agreed to indemnify D.F. King against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

We will ask banks, brokers, trusts and other nominees to forward our proxy solicitation materials to the beneficial owners of shares of our common stock held of record by such banks, brokers, trusts or other nominees. We will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

INSPECTOR OF ELECTION; TABULATION OF VOTES

A representative of Computershare has been appointed to act as the inspector of election at the special meeting. The inspector of election will determine the number of shares outstanding, the shares represented at the special meeting, the existence of a quorum and the validity of proxies and ballots, and will count all votes and ballots.

QUESTIONS AND ADDITIONAL INFORMATION

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, D.F. King, toll-free at (800) 821-8780.

PROPOSAL 1: APPROVAL OF THE MERGER

As discussed elsewhere in this proxy statement, our shareholders will consider and vote on a proposal to approve the merger and the other transactions contemplated by the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is enclosed as Annex A to this proxy statement. For more information please see the discussion in the sections entitled “The Merger” beginning on page 25 and “The Merger Agreement” beginning on page 55 in this proxy statement.

The board unanimously recommends that you vote FOR the proposal to approve the merger and the other transactions contemplated by the merger agreement.

If you submit your proxy, but do not indicate instructions to vote your shares for, against or abstain on this Proposal 1, your shares will be voted for the proposal to approve the merger and the other transactions contemplated by the merger agreement.

The proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on such proposal. An abstention or failure to vote on this proposal will have the same effect as a vote against the proposal.

THE MERGER

OVERVIEW

Gas Natural is seeking the approval by our shareholders of the merger and the other transactions contemplated by the merger agreement. Under the terms of the merger agreement, subject to the satisfaction or waiver of specified conditions, Gas Natural will merge with and into Merger Sub. Gas Natural will survive the merger as a wholly-owned subsidiary of Parent. The board has approved the merger agreement and unanimously recommends that our shareholders vote for the proposal to approve the merger and the other transactions contemplated by the merger agreement.

After careful review and consideration, our board unanimously (i) determined that it is advisable, fair to, and in the best interests of Gas Natural and our shareholders to enter into the merger agreement, (ii) determined that the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Gas Natural and our shareholders, (iii) approved the merger agreement and the consummation by Gas Natural of the transactions contemplated thereby, including the merger, on the terms and subject to the conditions set forth in the merger agreement, (iv) directed that the merger, on the terms set forth in the merger agreement, be submitted to our shareholders for consideration at a special meeting, and (v) recommended that our shareholders approve the merger and the other transactions contemplated by the merger agreement.

Accordingly, the board unanimously recommends you vote FOR the proposal to approve the merger and the other transactions contemplated by the merger agreement, FOR the proposal to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid by Gas Natural to its named executive officers and FOR the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement, if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

The effective time of the merger will occur upon the filing of a certificate of merger with the Secretary of State of the State of Ohio in accordance with the OGCL or at such later time as is permissible in accordance with the OGCL and as the parties may mutually agree (acting reasonably) as specified in the certificate of merger.

Upon completion of the merger, each share of our common stock that is issued and outstanding (other than shares owned by Gas Natural, our subsidiaries, Parent or Merger Sub or their respective subsidiaries or dissenting shares) immediately prior to the effective time of the merger will automatically be cancelled, cease to exist, and will be converted into the right to receive $13.10, in cash, without interest and less required withholding taxes. After the merger is completed, under the terms of the merger agreement, Gas Natural shareholders will have the right to receive the per share merger consideration, but will no longer have any rights as a Gas Natural shareholder as a result of the merger (except for rights of appraisal as discussed beginning on page 80 in this proxy statement).

Following the completion of the merger, shares of our common stock will no longer be traded on the NYSE MKT or any other public market. In addition, the registration of shares of our common stock under the Exchange Act will be terminated.

BACKGROUND OF THE MERGER

In November 2014, a significant shareholder of Gas Natural contacted Gregory J. Osborne, our president and CEO, expressing interest in the company exploring strategic alternatives. At that time our board determined that the time was not ripe for external conversations regarding potential strategic alternatives. In early 2015, the shareholder renewed the request and the board determined at this point to explore possible alternatives for the company. Gas Natural approached Wells Fargo through a representative familiar with the company to discuss potential opportunities. In March 2015, Wells Fargo introduced our executive management team to two investment funds that might have an interest in a transaction involving Gas Natural, Party A and Party B. Although both parties initially indicated interest in potentially acquiring Gas Natural, discussions with Party A slowed and only Party B signed a confidentiality agreement in March 2015. After conducting preliminary diligence, Party B indicated it would be willing to acquire the company for $13.25 a share. Negotiations followed, and in September 2015 Party B increased the non-binding offer to $13.55, and then to $14.50 in October, at which time our board agreed to enter into an agreement to negotiate exclusively with Party B and ceased discussions with Party A. On October 16, 2015, we engaged a financial advisor that the company had worked with previously, Janney, in anticipation of a potential go-shop period if we entered into an agreement to be acquired by Party B. However, at the end of the exclusivity period Party B informed us that it had been unable to obtain financing for the transaction and withdrew its offer.

Also in September 2015, a publicly-traded utility company, Party C, provided our board with a non-binding proposal to acquire Gas Natural for $10.50 to $11.00 a share. The board reviewed the proposal and rejected it as inadequate. The board also had concerns about the ability of Party C to complete a transaction and elected to focus on the ongoing conversations with Party B. Party C did not provide us with a higher offer.

In June 2015, Party A renewed discussions with us and signed a confidentiality agreement. In October 2015, Party A provided us with a proposal to acquire Gas Natural for $15.50 a share. However, at that time we were obligated to negotiate exclusively with Party B. After expiration of the exclusivity agreement with Party B on November 4, 2015, our board determined that we should explore further Party A’s offer. On November 10, 2015, we entered into an agreement to negotiate exclusively with Party A for thirty days, which was extended in December. In preparation for a go-shop period following execution of an acquisition agreement with Party A, Janney identified forty-five strategic and fifteen financial purchasers that might have an interest in acquiring the company. In December 2015, we began the process of negotiating a merger agreement with Party A. However, in January 2016, Party A notified us that they would not be proceeding with the merger, citing, among other factors, the loss of customers in Maine and uncertainty in our Ohio markets.

On February 3, 2016, a representative of First Reserve initiated contact with Gas Natural by emailing Michael R. Winter, the chairman of our board of directors. On February 18, 2016, Mr. Winter engaged in a high-level conversation with a representative of First Reserve regarding the gas distribution industry and the potential merits of Gas Natural being acquired by First Reserve. At a board meeting on February 22, 2016, Mr. Winter reported to the other directors First Reserve’s interest in Gas Natural. During the course of the succeeding months, Mr. Winter and representatives of First Reserve engaged in periodic communications regarding the potential for continuing discussions and the possibility of arranging an in-person meeting in the future.

Following further internal discussions, our board subsequently directed Mr. Osborne to contact First Reserve and gather additional information about First Reserve’s intentions. On May 24, 2016, Mr. Winter spoke with a representative of First Reserve regarding a continuing dialogue and the board’s intention for Mr. Osborne to engage directly with First Reserve going forward.

Following this conversation, in June 2016, Mr. Osborne and a representative of First Reserve communicated in order to establish a date for an in-person meeting. On June 30, 2016, the parties had a dinner meeting. In attendance for Gas Natural were members of our executive management team consisting of Mr. Osborne, James E. Sprague (our chief financial officer), Kevin J. Degenstein (our chief operating officer) and Jed D. Henthorne (then our corporate controller and currently president of our Energy West Montana subsidiary). Also in attendance were representatives of First Reserve. Subsequently, Mr. Osborne exchanged emails with First Reserve, although no commitment to further discussions was made.

On July 14, 2016, we announced that we had settled several ongoing cases as well as a pending proxy contest with the company’s former chairman and CEO, Richard M. Osborne. We had been engaged in litigation with Richard Osborne since June 2014.

On July 15, 2016, Mr. Osborne received a non-binding written proposal from First Reserve to acquire all of our outstanding shares. The proposal indicated a cash consideration range of $12.00 to $12.50 per share, provided background information on First Reserve and outlined a possible transaction process and structure. The proposal indicated that First Reserve was open to a go-shop period following a period of exclusive negotiations with First Reserve.

On July 27, 2016, Gas Natural held a board of directors meeting in connection with the annual meeting of shareholders in Bangor, Maine. At the meeting, the directors discussed the non-binding proposal submitted by First Reserve and reached a consensus to explore First Reserve’s proposal, but determined that a firm price, instead of a range, would facilitate consideration of the offer. The board also concluded that the proposed price range likely did not contain First Reserve’s best offer. The directors asked Mr. Osborne to contact First Reserve and relay their requests concerning the proposed price. Mr. Osborne discussed the board’s points and the possibility of exclusive negotiations with First Reserve later that day.

On July 28, 2016, Mr. Osborne provided First Reserve with a draft exclusivity agreement for First Reserve’s consideration. The agreement offered exclusivity until August 30, 2016, proposed a go-shop period of forty-two days and provided that any definitive agreement would include a termination fee of 2.9% of the merger consideration to be paid by Gas Natural if the company approved a transaction with a company other than First Reserve. Mr. Osborne also reaffirmed the board’s request concerning a firm price and requested that First Reserve provide a new proposal reflecting a $14.00 per share price. Over the next several days Mr. Osborne and First Reserve continued to discuss a possible exclusive diligence period and process. On August 1, 2016, First Reserve provided Mr. Osborne with a revised offer letter setting the price at $13.00 per share in cash, as well as comments to the draft exclusivity agreement for Gas Natural’s review. The proposed revisions to the exclusivity agreement increased the termination fee to 4% of the merger consideration and provided for exclusivity until September 1, 2016.

After further discussions, on August 2, 2016, First Reserve provided Mr. Osborne with a revised proposal increasing the cash purchase price to $13.10 per share and an exclusivity letter lowering the termination fee to 3.5% of the merger consideration. First Reserve indicated to Mr. Osborne that it was unlikely to be able to raise its offer any higher. Mr. Osborne forwarded the letter to the other directors and suggested a call to discuss the proposal.

On August 3, 2016, Mr. Osborne contacted Joseph Reichert at Janney to discuss First Reserve’s proposal and Janney’s role in the process if the board elected to proceed with a transaction.

On August 4, 2016, our board held a meeting by telephone to discuss First Reserve’s revised proposal. Members of our executive management team, including our then general counsel, Vincent Parisi, as well as a partner of our outside counsel, Kohrman Jackson & Krantz LLP (KJK), participated in the call. Mr. Parisi had provided the board with the proposed exclusivity agreement. The board had previously discussed the advisability of forming a special committee of directors to monitor the transaction process, but decided that given the board’s relatively small size and independence (only our CEO Mr. Osborne not being considered independent), a committee would not be needed. Because the independent directors would not receive consideration different from any of the company’s other shareholders, the board concluded that a committee remained unnecessary, but would continue to monitor the situation for any change in circumstances that would militate in favor of forming a committee. During the call the board discussed the proposed price, concluding that $13.10 was likely First Reserve’s best and final price (the closing price of the company’s stock the day before the meeting, August 3, 2016, was $7.18). The directors emphasized the importance of First Reserve assuming the risk of typical regulatory conditions that might be imposed on the closing of the proposed transaction. The board authorized management to enter into an exclusivity agreement with First Reserve and to explore further a potential transaction with First Reserve.

On August 4, 2016, following the board meeting, we signed a confidentiality agreement with First Reserve. Over the next several days our executive management negotiated the terms of the exclusivity period with representatives of First Reserve and discussed the approach to regulatory risk to be taken in the definitive transaction documentation. On August 8, 2016, we entered into an exclusivity agreement with First Reserve providing that we would not negotiate with any party other than First Reserve concerning the sale of the company until September 7, 2016 and providing for a termination fee payable by Gas Natural equal to 3.5% of the merger consideration. On the same day, First Reserve also provided its initial diligence request list.

On August 9, 2016, our executive management team held a conference call with representatives of First Reserve to discuss the diligence process and requests. Our executive management team created an electronic data room and began responding to First Reserve’s diligence requests.

On August 16, 2016, our executive management team met with representatives of First Reserve, including a group of former utility executives from Luvian Partners, in Cleveland, Ohio to discuss various due diligence requests by First Reserve. Following the adjournment of the meeting, representatives of Gas Natural and First Reserve attended dinner together.

On August 19, 2016, Mr. Osborne provided a draft merger agreement to First Reserve for review.

During September and early October 2016, representatives of Gas Natural, KJK, First Reserve and First Reserve’s outside legal counsel, Simpson Thacher & Bartlett LLP (STB) negotiated and finalized the terms of the draft merger agreement and the related agreements as described in additional detail below. These negotiations covered various aspects of the transaction, including, among other things, the representations and warranties made by the parties, the restrictions on the conduct of our business, our board’s ability to consider and accept competing offers, the conditions to completion of the merger, the definition of material adverse effect, efforts to obtain regulatory approvals, the termination provisions, and the amount and triggers of the termination fees.

In late August, First Reserve provided additional diligence requests to our executive management team and Gas Natural continued to provide information for the review of First Reserve’s representatives. Our executive management team and KJK held several calls with First Reserve to discuss financial models, accounting and legal matters, intellectual property and employee benefits, among other matters. The diligence process continued through September, with conference calls and in-person meetings between our executive management team and representatives of First Reserve concerning various matters, including environmental diligence, regulatory matters and outstanding litigation.

On August 24, 2016, we engaged Janney to review the merger consideration and issue an opinion to our board concerning the fairness, from a financial perspective, of the merger consideration to our shareholders.

On September 2, 2016, STB returned a revised draft of the merger agreement to KJK. On September 12, 2016, our independent directors held a telephone conference with KJK to discuss First Reserve’s comments to the merger agreement. The consensus of the directors was to reject many of the proposed revisions, particularly relating to the amount of regulatory risk to be assumed by Parent in connection with the approval of the merger and the scope of the covenants restricting our flexibility in operating the business before the merger is completed.

On September 6, 2016, members of our executive management team had dinner with representatives of First Reserve and discussed ongoing diligence and the status of the merger agreement, among other matters. On September 7, 2016, members of our senior accounting staff had an all-day meeting in Cleveland with representatives of KPMG on behalf of First Reserve to discuss accounting and financial matters.

Also on September 7, 2016, our executive management team and First Reserve met regarding the status of the transaction and, based on those discussions, executed an extension of the exclusivity period until September 23, 2016.

On September 9, 2016, KJK provided our board of directors with a summary of the legal duties applicable to the directors in evaluating the proposed transaction with First Reserve as well as the go-shop process and the duties applicable in evaluating transactions that the board may consider superior to an acquisition by First Reserve.

On September 13, 2016, our executive management team met with KJK to discuss First Reserve’s comments to the draft merger agreement as well as our independent directors’ views. That same day, our executives discussed by phone the business points raised by First Reserve’s proposed revisions with representatives of First Reserve. On September 16, 2016, Michael B. Bender, a member of our board of directors and an attorney, and Mr. Parisi participated in a teleconference with KJK to discuss proposed revisions to the draft of the merger agreement.

On September 19, 2016, our independent directors held a telephone conference with a partner of KJK to discuss First Reserve’s September 2 comments to the merger agreement and the status of negotiations. The independent directors also directed KJK to request additional information from First Reserve concerning their experience in the utility industry and plans for Gas Natural following consummation of the merger. On September 20, 2016, KJK provided our comments to the merger agreement to STB.

On September 23, 2016, Mr. Parisi and representatives of KJK and STB participated in a telephone conference to negotiate terms of the merger agreement. During this telephone conference, the possibility of Gas Natural’s largest shareholder, the Zucker Trust, entering into a support agreement with Parent pursuant to which the Zucker Trust would agree to vote all of its shares in favor of the merger (the support agreement) was discussed. On September 26, 2016, STB provided a revised draft of the merger agreement to KJK.

On the morning of September 27, 2016, our executive management team met with KJK to discuss First Reserve’s revisions to the merger agreement. That afternoon, management and a KJK partner met with representatives of First Reserve and representatives of STB in Cleveland to discuss the terms of the merger agreement. Mr. Bender attended this meeting by telephone. At this meeting, First Reserve reiterated the request that the Zucker Trust enter into the support agreement.

On September 28, 2016, our board held a regularly scheduled meeting in Cleveland with our executive management attending. At the request of the board, representatives of First Reserve attended the meeting and made a presentation to the directors concerning First Reserve’s experience and plans for Gas Natural if the merger was completed. After the presentation, our board discussed the merger and the merger agreement with members of our executive management team and KJK partners. At the conclusion of the discussion, the board directed our executive management team to continue to negotiate and resolve the remaining issues concerning the merger agreement and related agreements with First Reserve as soon as practicable.

On September 30, 2016, KJK sent a revised draft of the merger agreement to STB, and STB provided KJK with drafts of First Reserve’s commitment to make an equity investment in Parent up to the total amount of merger consideration (the equity commitment letter) and First Reserve’s guarantee of the payment of the termination fee to Gas Natural (the limited guaranty) (the termination fee is described below in the section entitled “The Merger Agreement — Termination Fees — Termination Fee Payable by Parent” beginning on page 78 in this proxy statement).

On October 3, 2016, STB provided First Reserve’s comments to the latest draft of the merger agreement to KJK and, following a discussion between members of our executive management team and KJK concerning the remaining issues reflected by that draft, members of Gas Natural management held a conference call with representatives of First Reserve to discuss and negotiate certain of the proposed changes. On the same day, KJK provided STB with a draft of the support agreement.

On October 4, 2016, KJK sent STB a revised draft of the merger agreement reflecting the resolution of the issues discussed by Gas Natural and First Reserve on the previous day. Our executive management team and KJK also discussed the drafts of First Reserve’s equity commitment letter and limited guaranty, and KJK subsequently delivered revised drafts of these agreements to STB. Also on October 4, 2016, STB provided KJK with a draft of the amendment of the confidentiality agreement and a revised draft of the support agreement.

On October 5, 2016, STB provided revised drafts of the merger agreement, equity commitment letter and limited guarantee to KJK, and had a conference call with KJK concerning the merger agreement and various ancillary documents. KJK also relayed First Reserve’s comments to the support agreement to a representative of the Zucker Trust. After further discussion between the parties in the lead up to signing the merger agreement, First Reserve agreed to accept the support agreement as initially proposed. Also on October 5, 2016, KJK sent STB a revised draft of the amendment to the confidentiality agreement.

On October 6, 2016, KJK sent a revised draft of the merger agreement and limited guaranty to STB.

On the afternoon of October 6, 2016, the board held a special meeting by telephone to consider the proposed terms of the merger. Members of our executive management team and representatives of KJK and Janney also participated in the meeting. The day before, KJK distributed a detailed summary of the terms of the merger agreement to the board and that morning provided the most recent versions of the merger agreement and related documents, as well as the September 9 summary of the legal duties applicable to the directors in evaluating the proposed transaction with First Reserve as well as the go-shop process and the duties applicable in evaluating transactions that the board may consider superior to an acquisition by First Reserve. A representative of KJK stated that the negotiations regarding the draft merger agreement were substantially complete and led the directors through a discussion of the written summary of the merger agreement and responded to the directors’ questions. The KJK representatives also discussed with the board the limited open transaction terms being discussed with First Reserve and reviewed with the directors their fiduciary duties in considering the proposed transaction, including the standards applicable to the directors under Ohio law. Representatives of Janney provided their assessment of certain key transaction terms, including the terms of the go-shop provision and the go-shop process. On October 4, Janney provided executive management with a draft of a presentation concerning the fairness of the proposed merger, which executive management shared with the board. Before the meeting on October 6, Janney provided executive management with an updated presentation, which executive management sent to the board as well. Representatives of Janney discussed with the directors their financial analyses of the proposed transaction and responded to the questions of the directors. Following discussion, Janney delivered to our board their oral opinion, subsequently confirmed in writing, that, as of October 6, 2016, and based upon and subject to the assumptions, procedures, matters considered, limitations and other matters set forth in their written opinion, that the $13.10 per share to be received by the holders of our common stock entitled to receive the merger consideration under the merger agreement was fair, from a financial point of view, to Gas Natural’s shareholders. For more information concerning Janney’s fairness opinion, please see the discussion in the section entitled “The Merger — Opinion of Our Financial Advisor” beginning on page 36 in this proxy statement. Following further discussion with executive management and careful consideration of the potential reasons for and against the proposed transaction (for more information please see the discussion in the section entitled “The Merger — Reasons for Recommending the Approval of the Merger” beginning on page 31 in this proxy statement), our board of directors unanimously declared the merger agreement and the transactions contemplated by the agreement advisable, fair to and in the best interests of Gas Natural and its shareholders and approved and adopted the merger agreement and the transactions contemplated by the agreement in all respects. After the meeting, Mr. Osborne communicated the approval of the merger by our board to First Reserve.

Throughout the day and into the evening on October 7, 2016 and continuing through the morning of October 8, 2016, our executive management team worked with KJK and First Reserve and its advisors to finalize the drafts of the merger agreement, the disclosure schedules to the merger agreement and the other ancillary documents. On October 8, 2016, First Reserve, Parent, Merger Sub and Gas Natural executed the merger agreement and the other ancillary documents.

On October 10, 2016, we issued a press release announcing the merger agreement and the commencement of the go-shop period and Parent and the Zucker Trust executed the support agreement.

Beginning on October 10, 2016, at the direction of our board, Janney began the go-shop process by contacting parties authorized by the board to determine whether they might be interested in pursuing a transaction that may be superior to the proposed merger with First Reserve. Of the seventy-eight parties contacted, sixty-two are strategic buyers, including Party C, and sixteen are financial buyers, including Parties A and B. Three financial buyers, Party A, Party D and Party E, indicated interest and were provided with confidentiality agreements with customary standstill provisions. Parties A, D and E executed confidentiality agreements and were provided with company financial projections. Party A submitted an initial proposal at a price of $13.57 to $13.80 per share. Party A was granted access to an electronic data room containing additional diligence materials and, after review, withdrew its indication of interest. Parties D and E have not submitted initial proposals or been granted access to the data room.

Four strategic buyers, Party C, Party F, Party G and Party H indicated interest and were provided with confidentiality agreements with customary standstill provisions. Parties F, G and H executed confidentiality agreements and were provided company financial projections. Parties F and H declined to proceed further after reviewing the projections. Party G has not submitted an initial proposal or been granted access to the data room. We are currently negotiating a confidentiality agreement with Party C.

REASONS FOR RECOMMENDING THE APPROVAL OF THE MERGER

In evaluating the merger and the merger agreement, our board consulted with Gas Natural’s management team regarding, the business and financial condition of Gas Natural, trends in the natural gas distribution industry, our future prospects and the terms and conditions of the merger. In addition, the board consulted with our outside legal advisor, Kohrman Jackson & Krantz LLP, regarding the proposed terms and conditions of the merger and the obligations of the members of the board in their consideration of the merger, and our financial advisor, Janney, regarding the price to be paid to our shareholders in the merger. In the course of reaching its determination to approve the merger agreement and the merger, and to recommend that our shareholders vote in favor of the merger, the board carefully considered numerous factors, including those described below. The listed factors are not exhaustive and are not necessarily presented in order of relative importance.

Merger Considerations

Our board believes the following factors concerning the merger, support their decision:

•	the board’s belief, after a thorough review of Gas Natural’s business, financial condition, historical results of operations, one-year strategic plan, five-year financial projections, execution risks, and discussions with Gas Natural’s management and advisors, that the value offered to shareholders pursuant to the merger is more favorable to our shareholders than the potential value that might result from other alternatives reasonably available to us, including, but not limited to, the divestiture by Gas Natural of various of its business units, our acquisition by a different buyer, acquisitions by Gas Natural of other businesses and the continued operation of the company as a public company in light of a number of factors, including the risks and uncertainty associated with those alternatives,

•	the current and historical market prices of our stock, including the market performance of our stock relative to those of other participants in our industry and general market indices, and the fact that the merger consideration of $13.10 in cash per share represented a 70.1% premium to the price on October 5, 2016, the day before our board approved the merger and a 40.9% premium to the company’s 52-week high closing stock price for the period ended the same date,

•	the merger consideration represents an implied multiple of 14.4x to pro forma adjusted EBITDA for the 12 months ended June 30, 2016, 14.1x to projected 2016 pro forma adjusted EBITDA and 10.0x to projected 2017 adjusted EBITDA, compared to implied multiples in selected precedent transactions of 8.8x to 10.8x (with a median of 9.8x) (for information regarding our pro forma adjusted LTM EBITDA, see the section entitled “The Merger — Forward Looking Financial Information” beginning on page 34),

•	the board’s belief based upon arm’s length negotiations with First Reserve that the $13.10 share price to be paid by Parent was the highest price per share that First Reserve was willing to pay for Gas Natural and the fact that potential acquirors had previously declined to make a binding offer equal to or above that price,

•	the merger consideration of $13.10 per share will be paid in cash, and provides certainty, immediate value and liquidity to our shareholders,

•	we have previously engaged in discussions with various parties with respect to possible sales transactions and such transactions have not resulted in a definitive agreement or any binding offers that the board considered more attractive than the merger,

•	the board’s understanding of the business, operations, financial condition, earnings, regulatory position, strategy and prospects of Gas Natural, as well as the company’s historical and projected financial performance,

•	the challenges we currently face in expanding our business, including general economic conditions in our markets and limitations on our ability to finance growth,

•	the comparatively high multiples of EBITDA valuation at which companies operating in the utility industry have been sold at recently, bolstered in part by low borrowing interest rates, and the risk that those multiples might not be sustained in the long-term,

•	the financial analyses provided to the board by Janney on October 4, 2016, and the oral opinion of Janney presented to the board on October 6, 2016, which was confirmed by delivery of a written opinion later that day, to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Janney in preparing the opinion, the $13.10 per share of Gas Natural common stock to be paid in cash to our shareholders pursuant to the merger agreement was fair, from a financial point of view, to the shareholders (for information regarding Janney’s fairness opinion, see the section entitled “The Merger — Opinion of Our Financial Advisor” beginning on page 36),

•	Gas Natural’s management team unanimously recommended the merger to the board,

•	completion of the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of Gas Natural’s common stock,

•	First Reserve’s financial strength and commitment to invest sufficient equity in Parent for Parent to consummate the merger,

•	the high likelihood that the merger will be consummated, based on, among other things, the likelihood of receiving the approval of Gas Natural shareholders, the limited number of conditions to the merger, the relative likelihood of obtaining required regulatory approvals and the proven ability of First Reserve to complete significant acquisition transactions on the agreed terms,

•	Gas Natural’s ability to take advantage of First Reserve’s privately controlled ownership structure (and the flexibility and agility associated with private ownership) and access to capital to focus on customers and invest in long-term growth,

•	the terms of the merger agreement were the result of robust arm’s-length negotiations conducted by Gas Natural and its outside legal advisors and the benefits that Gas Natural and its advisors were able to obtain during its extensive negotiations with First Reserve, and

•	our board’s fiduciary duties in light of the foregoing.

Terms of the Merger Agreement

The board also considered the following factors with respect to the merger agreement and related documents in making its decision to recommend the merger:

•	our ability to initiate and engage in discussions or negotiations with regard to any company acquisition proposal during the go-shop period,

•

the ability of the board under the merger agreement to withdraw or modify its recommendation that our shareholders vote in favor of the adoption of the merger agreement in certain circumstances, including in connection with a superior proposal, and our right to terminate the merger agreement in order to accept a superior proposal and enter into a definitive agreement with respect to a superior proposal, in both cases subject to payment of a customary termination fee,

•	the conclusion of the board that the termination fee and the circumstances when a termination fee would be payable are reasonable in light of the benefit of the merger and would not be a significant impediment to third parties interested in making a superior proposal,

•	our ability to respond to an unsolicited competing acquisition proposal from any bidder after the go-shop period ends and prior to obtaining the shareholder approval, if our board determines in good faith that the acquisition proposal constitutes a superior proposal (or is reasonably expected to lead to a superior proposal) and that failure to respond would reasonably likely be inconsistent with the directors’ fiduciary duties under Ohio law,

•	the absence of any condition regarding Parent’s ability to obtain third-party financing to Parent and Merger Sub’s obligation to consummate the merger,

•	the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, and as an alternative to specific performance under the merger agreement, Parent will pay us an approximately $4.8 million termination fee, without our having to establish any damages,

•	the merger agreement’s definition of “company material adverse effect” would allow Merger Sub to not complete the merger in only limited circumstances,

•	Parent’s support agreement with the Zucker Trust terminates if our board no longer supports the merger,

•	under the merger agreement, our board is permitted to declare and pay regular quarterly cash dividends consistent with past practice in an amount not to exceed $0.075 per share, without the prior consent of First Reserve,

•	the general terms and conditions of the merger agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations, as well as the likelihood of the consummation of the merger, and

•	the availability of statutory appraisal rights to our shareholders who do not vote in favor of the adoption of the merger and otherwise comply with all required procedures under Ohio law.

Risks Concerning the Merger

Our board also considered certain risks, uncertainties and other potentially negative factors concerning the merger and merger agreement, including:

•	the possibility that our obligation to pay Parent a termination fee of approximately $4.8 million if the merger agreement is terminated under certain circumstances could discourage other potential acquirers from making a competing proposal to acquire Gas Natural,

•	the restrictions in the merger agreement on our ability to actively solicit competing bids to acquire Gas Natural following the go-shop period,

•	following the merger, our shareholders will not participate in any potential future earnings or growth of Gas Natural and will not benefit from any appreciation in the value of the company as a private company,

•	Parent and Merger Sub are newly-formed entities with no substantial assets, and our recourse in the event of a breach by them of the merger agreement will be contractually limited to the amount of the termination fee payable by Parent,

•	if Parent or Merger Sub fails to satisfy their obligations under the merger agreement, we are not entitled to specifically enforce the merger agreement or the equity commitment letter,

•	it is possible that the merger may not be completed even if the merger agreement and the merger are approved and adopted by our shareholders, with potential negative effects on our business or the trading price of our common stock, due to a failure of certain conditions precedent to the closing of the merger, some of which are beyond our control, including the receipt of certain regulatory consents,

•	the significant costs involved in connection with entering into and completing the merger, including in connection with any litigation that may result from the announcement or pendency of the merger, and the substantial time and effort of management required to complete the transactions contemplated by the merger agreement, which may distract our senior management from focusing on our operations,

•	the merger agreement’s restrictions on the conduct of Gas Natural’s business prior to the completion of the merger, which generally require us to conduct our business only in the ordinary course and subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise or any other action that we might otherwise take with respect to the operations of Gas Natural,

•	the risks and contingencies related to the announcement and pendency of the merger agreement, including the impact on our existing and prospective business relationships,

•	the receipt of cash by our shareholders in exchange for their shares pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes, and

•	the fact that Gas Natural’s directors and executive officers may have interests with respect to the merger that differ from, or are in addition to, the interests of shareholders of Gas Natural generally, which may present the directors and executive officers with actual or potential conflicts of interests, which interests are described in the section entitled “The Merger — Interests of Directors and Officers in the Merger” beginning on page 42 in this proxy statement.

After taking into account all of the factors set forth above, as well as others, our board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to our shareholders. Accordingly, the board unanimously determined that the merger, merger agreement and other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Gas Natural and its shareholders.

This discussion of factors considered by our board is not intended to be exhaustive, but summarizes the material factors considered by the board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board did not find it useful and did not attempt to assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the merger agreement. In addition, individual directors may have given differing weights to different factors. The board based their recommendations on the totality of the information presented, including through discussions with, and inquiry of, Gas Natural’s management and outside legal and financial advisors regarding certain of the matters described above. The explanation of the board’s reasons for recommending the merger contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 16.

FORWARD-LOOKING FINANCIAL INFORMATION

We do not as a matter of course make public projections as to future performance or earnings and are especially wary of making projections for extended earnings periods given the unpredictability of the underlying assumptions and estimates. However, financial forecasts for Gas Natural for the six months ended December 31, 2016 and fiscal years 2017, 2018, 2019, 2020 and 2021 prepared by management were provided to our board and made available to First Reserve and to potential bidders during the go-shop period (management case projections). The management case projections were also provided to our financial advisor, Janney, for use in connection with its financial analyses and opinion.

In addition, following initial diligence by and discussions with First Reserve about the management case projections, management prepared revised financial forecasts for Gas Natural after the consummation of the transaction (the upside case projections). The upside case projections included higher revenue growth assumptions and also removed certain public company expenses that Gas Natural would no longer incur as a private company, and, as a result, in general present a more positive outlook for Gas Natural. The upside case projections were also provided to our financial advisor, Janney, for use in connection with its financial analyses and opinion and were available to potential bidders during the go-shop period in the data room.

The management case projections and the upside case projections (together, the projections) were not prepared for public disclosure. We have included a summary of these projections below to give you access to certain nonpublic information provided to other parties, including First Reserve, in connection with the merger. You should not consider our inclusion of the summary of the projections as an indication that we believe this information to be material.

We have advised the recipients of the projections that the internal financial forecasts upon which the projections were based are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond our control. As a result, there can be no assurance that the projections will be realized or that actual results will not be significantly higher or lower than projected. The projections were prepared for internal use and to assist potential buyers with their due diligence investigations of Gas Natural and were not prepared with a view toward public disclosure or toward compliance with United States generally accepted accounting principles (GAAP), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The projections included in this proxy statement have been prepared by, and are the responsibility of, our management team. Neither, MaloneBailey, LLP, our former independent accounting firm, nor Freed Maxick CPAs, P.C., our current independent accounting firm, has examined, compiled or performed any procedures with respect to the projections, and accordingly, neither firm expresses an opinion or any other form of assurance with respect to the projections.

Projections of this type are based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of Gas Natural, including the factors described under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 16 in this proxy statement, and there is no assurance that the projections or the underlying assumptions will be realized. Since the projections cover multiple years, this information by its nature becomes less predictive with each successive year.

The following table summarizes the management case projections.

($ in thousands)
	(Management Case Projections)
	2016	2017	2018	2019	2020	2021
Revenue (1)	$97,593	$105,242	$110,205	$115,002	$119,597	$125,965
Gross Margin (2)	43,299	46,556	49,336	51,908	54,147	56,427
Adjusted EBITDA (3)	13,890	19,477	21,539	23,469	25,052	26,662
Net Income	451	5,003	6,094	7,288	8,219	9,098

(1)	Revenue growth rate is forecasted at 7.8% in 2017, 4.7% in 2018, 4.4% in 2019, 4.0% in 2020 and 5.3% in 2021. Management’s revenue growth assumptions include organic customer acquisitions throughout the forecast period.
(2)	Gross Margin forecast assumes 44.4% in 2016, 44.2% in 2017, 44.8% in 2018, 45.1% in 2019, 45.3% in 2020 and 44.8% in 2021.

(3)	Adjusted EBITDA represents net income (or loss) attributable to Gas Natural’s common shareholders, excluding: (i) interest expense, (ii) income tax expenses, and (iii) depreciation, amortization and accretion. In addition, as applicable, Adjusted EBITDA eliminates the effect of non-recurring legal and professional costs, gain on cancellation of contingent consideration liability and business combination impairments and adjustments.

The following table summarizes the upside case projections.

($ in thousands)
	(Upside Case Projections)
	2016	2017	2018	2019	2020	2021
Revenue (1)	$97,835	$105,571	$110,683	$116,560	$120,739	$127,799
Gross Margin (2)	43,094	46,837	49,575	53,008	54,981	57,177
Adjusted EBITDA (3)	13,790	19,567	23,588	26,416	27,770	29,334
Net Income	333	5,093	7,509	9,397	10,301	11,217

(1)	Revenue growth rate is forecasted at 7.9% in 2017, 4.8% in 2018, 5.3% in 2019, 3.6% in 2020 and 5.8% in 2021. Management’s revenue growth assumptions include both organic customer acquisitions and successful rate cases throughout the forecast period.
(2)	Gross Margin forecast assumes 44.1% in 2016, 44.4% in 2017, 44.8% in 2018, 45.5% in 2019, 45.5% in 2020 and 44.7% in 2021.
(3)	Adjusted EBITDA represents net income (or loss) attributable to Gas Natural’s common shareholders, excluding: (i) interest expense, (ii) income tax expenses, and (iii) depreciation, amortization and accretion. In addition, as applicable, Adjusted EBITDA eliminates the effect of non-recurring legal and professional costs, gain on cancellation of contingent consideration liability and business combination impairments and adjustments. These estimates also assume Gas Natural operates as a private company and exclude public company costs.

We caution you not to place undue reliance on the specific portions of the projections set forth above. No one has made or makes any representation to any shareholder regarding the information included in the projections. For these reasons, as well as the basis and assumptions on which the projections were compiled, the inclusion of specific portions of the projections in this proxy statement should not be regarded as an indication that the projections will necessarily be predictive of actual future events, and they should not be relied on as such. We do not intend to update or otherwise revise the projections or the specific portions presented to reflect circumstances existing after the date made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

OPINION OF OUR FINANCIAL ADVISOR

On October 6, 2016, at a meeting of the board of Gas Natural, Janney Montgomery Scott LLC delivered to the board an oral opinion, confirmed by delivery of a written opinion, dated October 6, 2016, to the effect that, based upon and subject to limitations and qualifications set forth in the opinion, the $13.10 per share in cash to be received by our shareholders (other than Parent and its affiliates) pursuant to the merger agreement is fair, from a financial point of view, to such holders. Janney’s opinion is provided as Annex B to this proxy statement.

The full text of the written opinion of Janney, dated October 6, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Janney is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to read this opinion carefully in its entirety. The description of the opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

Janney’s opinion speaks only as of the date of its opinion. The opinion is directed to our board and addresses only the fairness, from a financial point of view, of the $13.10 per share in cash to be received by our shareholders (other than Parent and its affiliates) pursuant to the merger agreement. Janney’s opinion does not address our underlying business decision to effect the sale of Gas Natural, the relative merits of the merger with First Reserve as compared to any other alternative business strategies that might exist for Gas Natural, the effect of any other transaction in which Gas Natural might engage and does not constitute a recommendation as to how any holder of shares of our common stock should vote with respect to the merger or any other matter.

At the direction of our board, Janney was not asked to, nor did it, offer any opinion as to the material terms of the merger agreement or the form or structure of the transaction. In rendering its opinion, Janney assumed, with the consent of the board, that the final executed form of the merger agreement did not differ in any material respect from the draft that it examined, and that Gas Natural, First Reserve and Parent will comply with all the material terms of the merger agreement.

For the purpose of rendering its opinion, Janney undertook such review and inquiries as it deemed necessary or appropriate under the circumstances, including the following:

•	Certain publicly available information such as annual reports, quarterly reports and SEC filings of Gas Natural,

•	Our historical financial performance, current financial position and general prospects,

•	Certain internal financial and operating information with respect to our business, operations and prospects, including certain historical financial adjustments and financial forecasts prepared by our management,

•	The company’s historical financial performance, current financial position and general prospects with members of our senior management team,

•	The proposed financial terms of the merger, as set forth in the draft merger agreement, dated October 6, 2016,

•	The current and historical price ranges of the company’s common stock,

•	To the extent deemed relevant, analyzed the premiums paid for certain selected recent control merger and acquisition transactions of publicly-traded companies and compared the premium implied by the merger with First Reserve to the premiums in these transactions,

•	To the extent deemed relevant, analyzed information of certain selected publicly traded companies and compared Gas Natural, from a financial point of view, to these other companies,

•	To the extent deemed relevant, analyzed information of certain other selected merger and acquisition transactions and compared the proposed merger, from a financial point of view, to these other transactions to the extent information concerning such transactions was publicly available,

•	Discussed with Gas Natural’s board and certain members of senior management, the strategic aspects of the merger with First Reserve, including, but not limited to, past and current business operations, financial condition and prospects (including their views on the risks and uncertainties of achieving Gas Natural’s forecasts), and

•	Performed such other analyses and examinations as Janney deemed necessary.

In performing its review, Janney relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided by us and our representatives or that was otherwise reviewed by Janney and assumed such accuracy and completeness for purposes of rendering its opinion. Janney has further relied on the assurances of our management that they are not aware of any facts or circumstances that would make any of this information inaccurate or misleading. Janney has not been asked to and has not undertaken any independent verification of any of this information and Janney did not assume any responsibility or liability for the accuracy or completeness thereof. For purposes of its opinion, Janney was not requested to, and did not, make an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the company or any of its affiliates or subsidiaries and Janney was not furnished with any evaluation or appraisal. Janney did not make any physical inspection of the properties or assets of the company. With respect to the financial forecasts prepared by the company’s management, the company’s management confirmed to Janney that they have been prepared in good faith and reflect the best currently available estimates and judgments of management of the future financial performance of the company. Janney expressed no opinion or view as to management’s financial projections or the assumptions on which they are based or whether the company’s performance would be consistent with such forecasts if the merger with First Reserve were not consummated. For purposes of rendering its opinion, Janney relied only on the company’s historical financial information, except for the financial forecasts prepared by the company’s management (which Janney assumed will be achieved) in connection with its Comparable Public Trading Multiple Analysis. Janney assumed in all respects material to its analysis that all of the representations and warranties contained in the merger agreement and all related agreements were true and correct, that each party to these agreements will perform all of the covenants required to be performed by each party under these agreements, that the conditions precedent to the merger agreement will not be waived and that the merger with First Reserve will be consummated in a timely manner in accordance with the terms described in the merger agreement in the form provided to Janney without any amendments or modifications.

Janney’s conclusion was rendered on the basis of market, economic and other conditions prevailing as of the date of its opinion and on the conditions and prospects, financial and otherwise, of Gas Natural, as they exist and were known to Janney on the date of the opinion.

Janney’s opinion was furnished solely for the use and benefit of our board in connection with its consideration of the merger with First Reserve and does not constitute a recommendation to any shareholder of the company as to whether such shareholder should vote for the merger or any other matter. Janney’s opinion may not be relied upon by any creditors or other stakeholders of the company. Janney’s opinion is directed only to the fairness, from a financial point of view, as of the date of its opinion, of the $13.10 per share in cash to be received by our shareholders (other than Parent and its affiliates) pursuant to the merger agreement and does not address the fairness of the merger with First Reserve to, or any consideration received in connection therewith by, or the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the company, whether relative to the $13.10 per share in cash to be received by our shareholders (other than Parent and its affiliates) pursuant to the merger agreement or otherwise. Janney’s opinion was approved by a Janney fairness opinion committee.

Financial Analyses Conducted by Janney

The following is a summary of the financial analyses presented to Gas Natural’s board at its meeting held on October 6, 2016, in connection with the delivery of Janney’s oral opinion at that meeting and its subsequent written opinion.

In its evaluation of the proposed transaction, Janney analyzed the historical and projected financial performance of the company and considered several valuation methodologies, including a premiums paid analysis, comparable public trading multiples analysis, a precedent transaction analysis and a discounted cash flow analysis, among others.

The summary set forth below does not purport to be a complete description of the analyses performed by Janney in arriving at its opinion. The fact that any specific analysis has been referred to in the summary below or in this proxy statement is not meant to indicate that such analysis was given more weight than any other analysis. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances; therefore, such an opinion is not readily susceptible to partial analysis or summary description.

No company, business or transaction used in such analyses as a comparison is identical to Gas Natural, nor is an evaluation of such analyses entirely mathematical. In arriving at its opinion, Janney did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Janney believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would, in the view of Janney, create an incomplete and misleading view of the analyses underlying Janney’s opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Janney’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Janney’s analyses.

The analyses performed by Janney include analyses based upon forecasts of future results, which results might be significantly more or less favorable than those upon which Janney’s analyses were based. The analyses do not purport to be appraisals or to reflect the prices at which Gas Natural’s shares might trade at any time after announcement of the merger with First Reserve. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors relating to general economic and competitive conditions beyond the control of the parties or their respective advisors, neither Janney nor any other person assumes responsibility if future results or actual values are materially different from those contemplated above.

In conducting its analysis, Janney used the following valuation methodologies:

Transaction Premiums

Janney reviewed for illustrative purposes the $13.10 per share price per share in cash to be received by our shareholders (other than Parent and its affiliates) pursuant to the merger agreement in relation to the market prices of Gas Natural’s stock over selected days and periods.

The analysis indicated that the price per share to be paid to holders of the shares pursuant to the merger agreement represented:

•	A premium of 70.1% to the closing price one day prior to October 6, 2016 of $7.70 per share,

•	A premium of 70.8% to the closing price one week prior to October 6, 2016 of $7.67 per share, and

•	A premium of 75.8% to the closing price one month prior to October 6, 2016 of $7.45 per share.

•	A premium of 71.0% to the 30-day volume weighted average price as of October 6, 2016 of $7.66 per share.

•	A premium of 40.9% to the 52-week high price of $9.30 per share, which occurred on October 7, 2015.

Premiums Paid Analysis

Based on publicly available information through FactSet, Janney analyzed the premiums paid on announced and completed control acquisitions over the last twelve months for companies that are publicly traded on a U.S. exchange with transaction values between $50 million and $500 million, excluding transactions in the financial services sector. Based on this information, Janney then used the 25th percentile and the 75th percentile range of these premiums for the one day, one week and one month periods prior to Gas Natural’s share price on October 6, 2016 to reach an implied value per share range for Gas Natural.

The results of this analysis are summarized in the following table:

	Premium		Implied Share Price Range
	25th Percentile	75th Percentile	25th Percentile	75th Percentile
One-Day	11.3%	53.2%	$8.35	$11.49
One-Week	12.2%	56.9%	$8.58	$12.00
One-Month	18.5%	72.3%	$8.83	$12.84

Comparable Public Trading Multiples Analysis

Janney reviewed and compared certain historical and projected financial information for Gas Natural to corresponding historical and projected financial information, ratios and public market multiples for the following publicly-traded companies in the natural gas utility industry:

•	Chesapeake Utilities Corporation,

•	Delta Natural Gas Company, Inc.,

•	Northwest Natural Gas Company,

•	ONE Gas, Inc.,

•	RGC Resources, Inc.,

•	Spire, Inc., and

•	Unitil Corporation

Although none of the chosen companies are identical to Gas Natural, Janney selected these companies because they had publicly traded equity securities and were deemed to be similar to the company in one or more respects including the nature of their business, size and financial characteristics or performance.

Janney reviewed and analyzed each of these companies’ enterprise value as a multiple of LTM Adjusted EBITDA and 2016 and 2017 Projected Adjusted EBITDA and equity value as a multiple of LTM Earnings and 2017 Projected Earnings. Based on this information, Janney calculated Gas Natural’s implied enterprise value range, implied equity value range and implied equity value per share range based on the low and high LTM and 2016 and 2017 projected multiples of EBITDA and LTM and 2017 projected multiples of Earnings. LTM financial information and adjustments for Gas Natural were provided to Janney by Gas Natural management. LTM adjustments to EBITDA provided by the company’s management total $3.6 million, which includes non-recurring legal and professional costs, non-recurring regulatory and other expenses, gain on cancellation of contingent consideration liability and business combination impairments or adjustments. Projected 2016 financial information for Gas Natural was based on six months of actual performance from January 1 through June 30, 2016 and sixth months of projected performance from July 1 through December 31, 2016 provided by Gas Natural management to Janney as described above in this section.

The following table summarizes the results of the comparable public trading multiples analysis:

	Low	Median	High	Implied Share Price Range
EV / LTM Adjusted EBITDA	8.7x	10.6x	11.8x	$6.88	$11.03
EV / 2016E Adjusted EBITDA	8.2x	10.3x	11.4x	$6.04	$10.29
EV / 2017E Adjusted EBITDA	7.4x	9.6x	10.4x	$8.97	$14.51
Price / LTM Earnings per Share	19.1x	21.7x	29.7x	$4.40	$6.84
Price / 2017E Earnings per Share	17.0x	19.9x	27.3x	$8.11	$12.97

Note: Price / 2016E Earnings per share deemed not meaningful because 2016E earnings were forecast to be $451,000, which resulted in an implied share price well below the ranges from the other analyses.

Precedent Transactions Analysis

Based on publicly available information, Janney analyzed certain information relating to the following selected transactions announced in the utility industry since 2012 and compared the merger with First Reserve from a financial point of view to these other transactions to the extent information concerning such transactions was publicly available.

Date Announced	Acquirer	Target
4/26/2016	Spire Inc.	EnergySouth, Inc.
2/1/2016	Dominion Resources, Inc.	Questar Corp.
10/26/2015	Duke Energy Corporation	Piedmont Natural Gas Company, Inc.
9/4/2015	Emera, Inc.	TECO Energy, Inc.
8/24/2015	The Southern Co.	AGL Resources, Inc.
2/25/2015	Iberdrola USA	UIL Holdings Corporation
10/20/2014	Como 1 L.P.	Cleco Corporation
6/23/2014	Wisconsin Energy Corp.	Integrys Energy Group, Inc.
4/30/2014	Exelon Corporation	Pepco Holdings, Inc.
12/11/2013	Fortis Inc.	UNS Energy Corp.
5/29/2013	MidAmerican Energy Holdings Company	NV Energy, Inc.
2/11/2013	Algonquin Power & Utilities Corp.	New England Gas Company
8/8/2012	Algonquin Power & Utilities Corp.	Atmos Energy Corporation (Georgia)
2/21/2012	Fortis Inc.	CH Energy Group, Inc.

Although none of the target companies in the selected transactions were identical to Gas Natural, Janney selected these transactions because the respective targets were deemed to be similar to the company in one or more respects including the nature of their business, size and financial characteristics or performance.

Janney reviewed and analyzed for each of these transactions the implied enterprise value of the target company based on the announced transaction price as a multiple of LTM adjusted EBITDA and equity value as a multiple of LTM earnings. Based on the range of this information, Janney calculated Gas Natural’s implied enterprise value range, implied equity value range and implied equity value per share range based on the low and high LTM multiples of adjusted EBITDA and LTM earnings. LTM financial information and adjustments for Gas Natural were provided to Janney by Gas Natural management.

The following table summarizes the results of the precedent transaction analysis:

	Low	Median	High	Implied Share Price Range
EV / LTM Adjusted EBITDA	8.6x	9.8x	14.7x	$6.74	$14.93
EV / LTM Earnings per Share	17.1x	21.0x	33.7x	$3.92	$7.76

Discounted Cash Flow Analysis

Janney performed a discounted cash flow analysis to estimate the present value of Gas Natural’s common stock based on the company’s projected future cash flows. Janney used the company’s projections for the last six months of 2016 and the company’s projections for 2017 – 2021 as described above in this section. Based on these projections, Janney calculated an illustrative implied enterprise valuation range, using a terminal EBITDA multiple range assumption of 8.8x-10.8x and a discount rate assumption range of 6.5% – 10.5%, representing Gas Natural’s estimated weighted average cost of capital based on the company’s peer group as identified above in the comparable public trading multiples analysis. Janney then subtracted from the range of illustrative enterprise values it derived for Gas Natural the amount of net debt of Gas Natural to calculate the present values of illustrative equity values of Gas Natural. Janney then divided such present values of illustrative equity values by the number of shares of company common stock outstanding on a fully diluted basis. This analysis resulted in a range of illustrative per share value of $9.55 — $16.15. It should be noted that the implied valuation per share range using this method is highly dependent upon company management’s projections as well as the terminal value assumptions used.

The $13.10 per share in cash to be received by our shareholders (other than Parent and its affiliates) pursuant to the merger agreement was determined through negotiation between Gas Natural and First Reserve, and the decision by Gas Natural’s board to enter into the merger agreement was solely that of the board. The Janney opinion and financial analyses were only one of many factors considered by our board in its evaluation of the merger with First Reserve and should not be regarded as determinative of the views of our board or management with respect to the merger with First Reserve or the $13.10 per share in cash to be received by our shareholders (other than Parent and its affiliates) of shares pursuant to the merger agreement.

Gas Natural retained Janney based on Janney’s qualifications, experience and expertise as an investment banking and financial advisory firm. After considering a number of investment banking and financial advisory firms, Gas Natural determined that Janney offered the optimal combination of experience, sophistication and cost effectiveness. Janney, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, private placements and valuations for corporate and other purposes. Janney has consented to the inclusion of its written opinion delivered to our board, dated October 6, 2016 in this proxy statement.

Janney has acted as exclusive financial advisor to Gas Natural in connection with the merger with First Reserve, and has participated in certain of the negotiations with respect thereto, and will receive a fee equal to 0.70% of enterprise value for its services, a substantial part of which is contingent upon the successful completion of the merger with First Reserve. Janney also received a fee for rendering its opinion upon delivery (which fee is not contingent on the successful completion of the merger with First Reserve or the conclusions expressed in its opinion). We have agreed to reimburse certain of Janney’s expenses and to indemnify Janney for certain liabilities arising out of its engagement as exclusive financial advisor to the company and rendering its opinion. In the ordinary course of Janney’s business as a broker-dealer, it may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Gas Natural for its own account or for the accounts of customers. As of October 5, 2016, Janney, on behalf of its customers, holds a total of 235,279 shares of Gas Natural common stock, which constituted approximately 2% of the company’s issued and outstanding common stock as of that date. Except as previously described, there were no other material relationships in which compensation was received or was intended to be received as a result of the relationship during the two years prior to the date of Janney’s opinion between Janney and any party to the merger agreement.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER

In considering the recommendations of our board with respect to the merger, you should be aware that Gas Natural’s directors and executive officers have agreements or arrangements that provide them with interests in the merger, including financial interests, which may be different from, or in addition to, the interests of our other shareholders. These interests may present such directors and executive officers with actual or potential conflicts of interest, and these interests, to the extent material, are described below. Our board was aware of these interests during its deliberations of the merits of the merger and in determining to recommend to our shareholders that they vote for the merger and thereby approve the transactions contemplated by the merger agreement, including the merger. These interests are described in more detail below, and certain of them are quantified in the narrative and tables below. For more information please see the discussion in the section entitled “The Merger Agreement — Indemnification and Insurance” beginning on page 71 in this proxy statement for additional information.

Merger-Related Compensation for Our Board of Directors

Effective January 1, 2016, each current member of the board, except Mr. Osborne, received annual cash compensation in the amount of $48,000 for his service on the board. In addition, all board members (including

Mr. Osborne) received shares of our common stock in an amount equivalent to $5,000 on a quarterly basis, the quantity being determined by the average closing price of the shares in the final five business days in the prior quarter (fractional shares were rounded down), to each director who served as a director during the prior quarter, for his or her service during the quarter. Commencing with the quarter ending December 31, 2016, each director will be entitled to receive $5,000 in quarterly compensation, to be paid in cash rather than shares of our common stock.

If the merger is consummated, all of the shares held by our directors will be canceled and converted into, and constitute the right to receive the $13.10 merger consideration for those shares in cash without interest and less any applicable withholding taxes. The estimated aggregate amount that would be payable to Gas Natural’s board upon cancellation of their shares of Gas Natural common stock if the effective time of the merger occurred on November 4, 2016 is $621,974. For additional information regarding the board’s stock ownership, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 83 of this proxy statement.

Merger-Related Compensation for Our Named Executive Officers

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of our named executive officers that is based on or otherwise relates to the merger. The amounts set forth below have been calculated assuming (i) the merger is consummated on November 4, 2016, (ii) the merger consideration of $13.10 per share of our common stock without interest and less any applicable withholding taxes, and (iii) that each named executive officer experiences a qualifying termination of employment as of November 4, 2016. The amounts indicated below are estimates of amounts that would be payable to the named executive officers, and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. All dollar amounts set forth below have been rounded to the nearest whole number. The merger-related compensation payable to these individuals is subject to a non-binding advisory vote of Gas Natural’s shareholders, as described above in “Proposal 2: Non-Binding Compensation Advisory Proposal.” Gas Natural has existing employment agreements containing change-in-control provisions with its named executive officers as described below.

Gregory J. Osborne, President and Chief Executive Officer. We entered into an employment agreement with Mr. Osborne on July 21, 2014 for a three-year term, with automatic one year renewals thereafter, unless either party provides written notice of intent not to renew.

If Mr. Osborne’s employment is terminated by us “without cause” or if Mr. Osborne resigns with “good reason” (as defined in his employment agreement), within six months of a “change in control” (as defined in his employment agreement, which would include consummation of the merger), Mr. Osborne will be entitled to the following: (i) a lump sum cash payment equal to three times his annual base salary in effect at the time of termination, (ii) a lump sum cash payment equal to the pro-rated portion of his annual performance-based bonus in effect at the time of termination, and (iii) company-paid continuation of Mr. Osborne’s existing health care coverage under COBRA for a period of twenty-four months following the date of Mr. Osborne’s timely election, subject to Mr. Osborne’s execution, delivery and non-revocation of a release of claims against us.

Mr. Osborne’s employment agreement also provides that, in the event that the value of any of his severance payments and benefits would cause any amount received by Mr. Osborne to be nondeductible by Gas Natural for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the Code), the payments will be reduced so that any payments and benefits received by Mr. Osborne will not be nondeductible by Gas Natural.

We also entered into a restricted stock award agreement with Mr. Osborne on July 21, 2014. If the merger is consummated, Mr. Osborne’s 1,666 outstanding and unvested restricted shares of common stock that were awarded pursuant to our stock plans prior to the date of the merger agreement will be vested and no longer subject to restrictions as of the effective time of the merger, and will be canceled and converted into, and constitute the right to receive the $13.10 merger consideration without interest and less any applicable withholding taxes for those shares.

The following table summarizes the potential payments and benefits that would be payable to Mr. Osborne assuming that the merger was consummated on November 4, 2016, and to the extent applicable, Mr. Osborne’s employment was terminated by us “without cause” or by him with “good reason” on that date.

Estimated Potential Payout	Aggregate Dollar Value
Base Salary(1)	$1,230,000
Bonus(2)	—
Health Benefits(3)	$25,594
Value of accelerated restricted stock awards(4)	$21,825
Common Stock(5)	$149,628

Total	$1,427,047

(1)	This amount is attributable to a double-trigger arrangement (i.e., the amount is triggered by a change in control and Mr. Osborne’s qualifying termination of employment). On April 19, 2016, Mr. Osborne accepted a temporary reduction in his annual base salary that did not reduce or impact the potential payments in this table. The amount in this table reflects a lump sum cash payment equal to three times Mr. Osborne’s non-reduced annual base salary of $410,000.
(2)	Assuming that no annual performance based bonus will be payable for 2016 due to overall company performance and cash restraints, consistent with prior years.
(3)	This amount is attributable to a double-trigger arrangement and reflects our maximum 24-month obligation. If Mr. Osborne becomes covered by another employer’s health plan during this 24-month period, then our obligation to pay Mr. Osborne’s health plan shall cease.
(4)	This amount is attributable to a single-trigger arrangement (i.e., the amount is triggered by the change in control that will occur upon completion of the merger). As of November 4, 2016, 1,666 shares of stock have not vested under Mr. Osborne’s restricted stock award agreement. At the effective time of the merger Mr. Osborne’s restricted stock will be accelerated and will automatically be converted into the right to receive $13.10 in cash, without interest and less any applicable withholding taxes.
(5)	This amount is attributable to a single-trigger arrangement. At the effective time of the merger, Mr. Osborne’s 8,088 shares of our common stock (including 89 shares held in our 401(k) plan) will automatically be converted into the right to receive $13.10 in cash, without interest and less any applicable withholding taxes.

James E. Sprague, Chief Financial Officer. We entered into an employment agreement with Mr. Sprague on December 18, 2013, which was amended as of December 29, 2014. Mr. Sprague’s employment agreement does not have a fixed term.

Under the agreement, if Mr. Sprague’s employment is terminated by us “without cause,” or if Mr. Sprague resigns with “good reason” (each, as defined in his employment agreement), in either case, within six months of a “change in control” (as defined in his employment agreement, which would include consummation of the merger), Mr. Sprague will be entitled to the following: (i) a lump sum cash payment equal to three times his annual base salary in effect at the time of termination, (ii) a lump sum cash payment equal to the pro-rated portion of his annual performance-based bonus in effect at the time of termination, and (iii) the continuation of Mr. Sprague’s existing health care coverage under COBRA, less Mr. Sprague’s contribution, for a period of twenty-four months following the date of Mr. Sprague’s timely election, subject to Mr. Sprague’s execution and non-revocation of a release of claims against us. Mr. Sprague does not hold any shares of our common stock subject to outstanding equity awards.

The following table summarizes the potential payments and benefits that would be payable to Mr. Sprague pursuant to his employment agreement assuming that the merger was consummated on November 4, 2016, and to the extent applicable, Mr. Sprague’s employment was terminated by us “without cause” or by him with “good reason” on that date.

Estimated Potential Payout	Aggregate Dollar Value
Base Salary(1)	$1,065,000
Bonus(2)	—
Health Benefits(3)	$39,583
Common Stock(4)	$105,507

Total	$1,210,090

(1)	This amount is attributable to a double-trigger arrangement. On April 19, 2016, Mr. Sprague accepted a temporary reduction in his annual base salary that did not reduce or impact the potential payments in this table. The amount in this table reflects a lump sum cash payment equal to three times Mr. Sprague’s non-reduced annual base salary of $355,000.
(2)	Assuming that no annual performance based bonus will be payable for 2016 due to overall company performance and cash restraints, consistent with prior years.
(3)	This amount is attributable to a double-trigger arrangement and reflects our maximum 24-month obligation. If Mr. Sprague becomes covered by another employer’s health plan during this 24-month period, then our obligation to pay Mr. Sprague’s health plan shall cease.
(4)	This amount is attributable to a single-trigger arrangement. At the effective time of the merger, Mr. Sprague’s 8,054 shares of our common stock (including 554 shares held in our 401(k) plan) will automatically be converted into the right to receive $13.10 in cash, without interest and less any applicable withholding taxes.

Kevin J. Degenstein, Chief Operating Officer and Chief Compliance Officer. We entered into an employment agreement with Mr. Degenstein on July 27, 2014. Mr. Degenstein’s employment agreement does not have a fixed term.

Under the agreement, if Mr. Degenstein’s employment is terminated by us “without cause” or if Mr. Degenstein resigns with “good reason” (each, as defined in his employment agreement), in either case, within six months of a “change in control” (as defined in his employment agreement, which would include consummation of the merger), Mr. Degenstein will be entitled to the following: (i) a lump sum cash payment equal to two times his annual base salary in effect at the time of termination, (ii) a lump sum cash payment equal to the pro-rated portion of his annual performance-based bonus in effect at the time of termination, and (iii) the continuation of Mr. Degenstein’s existing health care coverage under COBRA for a period of twenty-four months following the date of Mr. Degenstein’s timely election, subject to Mr. Degenstein’s execution and non-revocation of a release of claims against us. Mr. Degenstein does not hold any shares of our common stock subject to outstanding equity awards.

Mr. Degenstein’s employment agreement also provides that in the event that the value of any of the aforementioned severance payments and benefits would cause any amount received by Mr. Degenstein to be nondeductible by Gas Natural for federal income tax purposes related to Section 280G of the Code, such payments will be reduced such that any payments and benefits received by Mr. Degenstein will not be nondeductible by Gas Natural.

The following table summarizes the potential payments and benefits that would be payable to Mr. Degenstein assuming that the merger was consummated on November 4, 2016, and to the extent applicable, Mr. Degenstein’s employment was terminated by us “without cause” or by him with “good reason” on that date.

Estimated Potential Payout	Aggregate Dollar Value
Base Salary(1)	$570,000
Bonus(2)	—
Health Benefits(3)	$30,532
Common Stock(4)	$27,169

Total	$627,701

(1)	This amount is attributable to a double-trigger arrangement. The amount in this table reflects a lump sum cash payment equal to two times Mr. Degenstein’s annual base salary of $285,000.
(2)	Assuming that no annual performance based bonus will be payable for 2016 due to overall Company performance and cash constraints, consistent with prior years.
(3)	This amount is attributable to a double-trigger arrangement and reflects our maximum 24-month obligation. If Mr. Degenstein becomes covered by another employer’s health plan during this 24-month period, then our obligation to pay Mr. Degenstein’s health plan shall cease.
(4)	This amount is attributable to a single-trigger arrangement. At the effective time of the merger, Mr. Degenstein’s 2,074 shares of our common stock (all of which are held in our 401(k) plan) will automatically be converted into the right to receive $13.10 in cash, without interest and less any applicable withholding taxes.

Jed D. Henthorne, President and General Manager of the company’s subsidiary, Energy West Montana, Inc. We entered into an employment agreement with Mr. Henthorne on December 29, 2014 in connection with his appointment as our corporate controller. Mr. Henthorne assumed his current position effective July 1, 2016 and we have maintained his existing employment agreement. Under the agreement, if the employment relationship is terminated by us “without cause” or by Mr. Henthorne with “good reason” (each, as defined in his employment agreement), in each case, within six months of a “change in control” (as defined in his employment agreement, which would include consummation of the merger), Mr. Henthorne will be entitled to the following: (i) a lump sum cash payment equal to his annual base salary in effect at the time of termination, (ii) a lump sum cash payment equal to the pro-rated portion of his performance-based bonus in effect at the time of termination, and (iii) the continuation of Mr. Henthorne’s existing health care coverage under COBRA for a period of twenty-four months following the date of Mr. Henthorne’s timely election, subject to Mr. Henthorne’s execution and non-revocation of a release of claims against us. Mr. Henthorne does not hold any shares of our common stock subject to outstanding equity awards.

The following table summarizes the potential payments and benefits that would be payable to Mr. Henthorne pursuant to his employment agreement assuming that the merger was consummated on November 4, 2016, and to the extent applicable, Mr. Henthorne’s employment was terminated by us “without cause” or by him with “good reason” on that date.

Estimated Potential Payout	Aggregate Dollar Value
Base Salary(1)	$170,000
Bonus(2)	—
Health Benefits(3)	$13,837
Common Stock(4)	$253,629

Total	$437,466

(1)	This amount is attributable to a double-trigger arrangement. The amount in this table reflects a lump sum cash payment equal to Mr. Henthorne’s annual base salary of $170,000.

(2)	Assuming that no annual performance based bonus will be payable for 2016 due to Company performance and cash restraints, consistent with prior years.
(3)	This amount is attributable to a double-trigger arrangement and reflects our maximum 24-month obligation. If Mr. Henthorne becomes covered by another employer’s health plan during this 24-month period, then our obligation to pay Mr. Henthorne’s health plan shall cease.
(4)	This amount is attributable to a single-trigger arrangement. At the effective time of the merger, Mr. Henthorne’s 19,361 shares of common stock (including 6,073 shares held in our 401(k) plan) will automatically be converted into the right to receive $13.10 in cash, without interest and less any applicable withholding taxes.

Vincent A. Parisi, former Vice President and General Counsel. Mr. Parisi resigned as the Company’s vice president and general counsel effective October 24, 2016. Mr. Parisi’s resignation from the company constituted voluntary termination by him under the terms of his employment agreement with us, effective July 8, 2015. Under the terms of his employment agreement, Mr. Parisi is not entitled to severance compensation or any other compensation arrangements and benefits, the material terms of which have been previously described in our proxy statement filed with the Securities and Exchange Commission on June 21, 2016. At the effective time of the merger Mr. Parisi’s common stock held in our 401(k) plan will automatically be converted into the right to receive the $13.10 merger consideration in cash. As of November 4, 2016, Mr. Parisi is entitled to receive $3,118 in exchange for his 238 shares of common stock.

New Employment Arrangements

As of the date of this proxy statement, none of our executive officers has entered into any agreement, arrangement or understanding with First Reserve, Parent or any of its subsidiaries regarding employment with, or the right to purchase or participate in the equity of, First Reserve, Parent or the surviving company. Although no such agreement, arrangement or understanding exists as of the date of this proxy statement, certain of our executive officers may, prior to the closing of the merger, enter into new arrangements with First Reserve, Parent or its subsidiaries regarding employment with, or the right to purchase or participate in the equity of, First Reserve, Parent, their subsidiaries or the surviving company.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the terms of the merger agreement, directors and executive officers of Gas Natural will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For additional information, see “The Merger Agreement — Indemnification and Insurance” beginning on page 71 in this proxy statement.

SUPPORT AGREEMENT

On October 10, 2016, one of our shareholders, Anita G. Zucker as trustee of the Zucker Trust, entered into a support agreement with Parent pursuant to which that shareholder has agreed to vote in favor of the merger and the transactions contemplated by the merger agreement unless the board has made an adverse recommendation change that has not been rescinded or otherwise withdrawn, in favor of the adoption of the merger and the transactions contemplated by the merger agreement. As of the record date, this shareholder beneficially owned approximately [    ]% of our outstanding common stock.

CONSEQUENCES IF THE MERGER IS NOT COMPLETED

If the proposal to approve the merger and the other transactions contemplated by the merger agreement is not approved by the holders of shares representing a majority of the outstanding shares of our common stock entitled to vote or if the merger is not completed for any other reason, you will not receive any consideration for your shares of our common stock. Instead, we will remain a public company, and our common stock will continue to be listed and traded on the NYSE MKT and registered under the Exchange Act. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of shares of our common stock will continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of our common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our common stock, including the risk that the market price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the merger will be completed. If the proposal to approve the merger and the other transactions contemplated by the merger agreement is not approved or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, upon termination of the merger agreement under specified circumstances, Gas Natural would be obligated to pay Parent a termination fee of approximately $4.8 million. Conversely, in the event that all conditions precedent to the obligations of Parent to close the transaction have been satisfied or waived by Gas Natural but Parent nonetheless elects not to consummate the merger, Parent would be obligated to pay Gas Natural a termination fee of $4.8 million. For more information please see the discussion in the section entitled “The Merger Agreement — Termination Fees” beginning on page 78 in this proxy statement. In no event will either party be required to pay a termination fee on more than one occasion.

FINANCING OF THE MERGER

The consummation of the merger is not conditioned upon Parent’s receipt of third-party financing.

We anticipate that the total amount of funds necessary to pay all of the merger consideration to our shareholders in connection with the merger will be approximately $137.8 million. Parent has entered into an equity commitment letter with First Reserve, pursuant to which First Reserve has agreed to provide Parent, contemporaneously with the closing of the merger, with an amount of cash sufficient to fund the merger consideration payable to our shareholders under the merger agreement (the commitment letter.) First Reserve may assign all or a portion of its obligation under the commitment letter to any affiliate or co-investor as long as First Reserve remains responsible for its obligations under the commitment letter to the extent not performed by such assignee. The amount of the equity commitment is capped at $137,808,437, which we expect to be the total amount of merger consideration payable under the merger agreement. The obligation of First Reserve (and any of its permitted assignees) to fund the amount contemplated by the equity commitment letter is generally subject to:

•	the prior satisfaction or waiver by Parent of the conditions to Parent’s and Merger Sub’s obligations to consummate the merger contained in the merger agreement, which are described in the section entitled “The Merger Agreement — Conditions to the Closing of the Merger” below,

•	the election of Parent to effect the closing of the merger, and

•	the prior or substantially simultaneous closing of the merger in accordance with the provisions of the merger agreement.

LIMITED GUARANTY

In the event that Parent elects not to consummate the merger under the circumstances described in the first bullet under the section entitled “The Merger Agreement — Gas Natural Termination Rights” below and, as a result, becomes obligated to pay to Gas Natural the Parent termination fee that is described in the section entitled “The Merger Agreement — Termination Fees — Termination Fee Payable by Parent” below, First Reserve will fund the payment of the Parent termination fee by Parent. To secure this obligation, First Reserve has provided Gas Natural with a limited guaranty (the limited guaranty) in which First Reserve has unconditionally guaranteed the due and punctual payment by Parent as and when due of the payment obligation of Parent to pay the Parent termination fee under the merger agreement, subject to the terms and conditions of the limited guaranty. First Reserve may assign all or a portion of its obligation under the limited guaranty to any affiliate as long as First

Reserve remains responsible for its obligations under the limited guaranty to the extent not performed by its affiliate. The aggregate amount of the limited guaranty is capped at the amount of the Parent termination fee, which is approximately $4.8 million.

Subject to certain exceptions, the limited guaranty will terminate upon the first to occur of:

•	the closing of the merger,

•	if Gas Natural obtains the right to terminate the merger agreement under circumstances under which the Parent termination fee becomes payable and does not exercise such right within ninety days after the first date on which Gas Natural obtains such right,

•	the termination of the merger agreement in accordance with its terms in circumstances where the Parent termination fee does not become payable,

•	the one hundred eightieth day after any termination of the merger agreement in accordance with its terms under circumstances in which Parent would be obligated to pay the Parent termination fee (unless Gas Natural has made a bona fide claim under the limited guaranty prior to such date, in which case the relevant date will be the date that such claim is finally settled or otherwise resolved either in a final judicial proceeding or by agreement of Gas Natural and First Reserve (and any permitted assignees) and the guaranteed obligations finally determined or agreed to be owed by First Reserve (and any permitted assignees) are satisfied in full), and

•	the time at which guaranteed obligations equal to the $4.8 million cap have been paid to Gas Natural in full.

First Reserve made customary representations and warranties to Gas Natural in the limited guaranty, including representations and warranties related to its financial capacity to perform its obligations under the limited guaranty.

ACCOUNTING TREATMENT

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following are the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of our shareholders whose shares of common stock are converted into the right to receive cash in the merger. This discussion is based on the current provisions of the Code, applicable U.S. Treasury regulations promulgated under the Code, judicial authority and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to the holders as described herein. No ruling from the Internal Revenue Service (IRS) has been or will be sought with respect to any aspect of the merger.

This discussion does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of any applicable state, local or foreign income tax laws, or of any non-income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the completion of the merger (whether or not such transactions occur in connection with the merger), including, without limitation, the acquisition or disposition of our common stock other than pursuant to the merger. This discussion does not address the U.S. federal income tax consequences to holders of shares who demand appraisal rights under Ohio law. Furthermore, this discussion applies only to holders that hold their common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to our common stock,

•	persons holding our common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction,

•	U.S. holders whose functional currency is not the U.S. dollar,

•	persons who acquired our common stock as compensation through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation,

•	banks and certain other financial institutions,

•	insurance companies,

•	regulated investment companies,

•	real estate investment trusts,

•	partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes,

•	controlled foreign corporations and passive foreign investment companies,

•	certain former citizens or residents of the United States,

•	tax-exempt organizations,

•	tax-qualified retirement plans or other tax-deferred accounts, or

•	persons subject to the United States alternative minimum tax.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is:

•	an individual citizen or resident of the United States,

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if (i) a court within the United States can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The conversion of our common stock into the right to receive cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of our common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of our common stock (i.e., shares of our common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in our common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Certain U.S. holders that are individuals, trusts or estates are subject to a 3.8% U.S. federal tax on certain investment income, including gain from the conversion of our common stock into the right to receive cash in the Merger.

Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of our common stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes). Payments made to a non-U.S. holder upon the conversion of the shares of our common stock into the right to receive cash in the merger generally will not be subject to U.S. federal income tax unless:

•	the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (or, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States),

•	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating one hundred eighty three days or more in the taxable year of the exchange of shares of our common stock for cash pursuant to the merger and certain other conditions are met, or

•	the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of our common stock at any time during the five-year period preceding the merger, and Gas Natural is or has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held our common stock.

A non-U.S. holder described in the first bullet point immediately above generally will be subject to regular U.S. federal income tax on any gain from the conversion of shares of our common stock into the right to receive cash in the merger as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

We believe we have not been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding

Payments made in exchange for our common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 28%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an Internal Revenue Service Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT

WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

We currently anticipate completing the merger in the third quarter 2017. In order to complete the merger, Gas Natural and First Reserve are required to obtain certain federal and state regulatory approvals. The required regulatory approvals include (i) the expiration or termination of the waiting period under the HSR Act, and (ii) any required approvals of, or filings with, the Public Utilities Commission of Ohio (PUCO), Maine Public Utilities Commission (MPUC), the North Carolina Utilities Commission (NCUC), and the Montana Public Service Commission (MTPSC).

We cannot definitively determine the time frame necessary to obtain the requisite authorizations, approvals and consents, as described in additional detail below, although we anticipate the timely receipt of the required approvals in the third quarter 2017. Although we believe that the required approvals will be received within that time frame, there can be no assurance as to the precise timing of or our ability to obtain the approvals.

This section sets forth a brief summary of the federal and state regulatory approvals required in order to consummate the merger.

Hart-Scott-Rodino Act

Completion of the merger is subject to expiration or termination of the waiting period under the HSR Act. Under the HSR Act and the rules and regulations promulgated thereunder, the merger may not be completed until notification and report forms have been filed with the U.S. Department of Justice (DOJ) and the Federal Trade Commission (FTC) by each of Gas Natural and First Reserve and the applicable waiting period has expired or been terminated.

The waiting period with respect to the notification and report forms filed under the HSR Act expires thirty calendar days after the date both parties have submitted their filings, unless otherwise terminated or extended. The waiting period can be earlier terminated by the DOJ and FTC. The waiting period can be extended if the DOJ or the FTC issues a Request for Additional Information and Documentary Material (a second request) to Gas Natural and First Reserve. A second request is a request that the parties to a merger or acquisition provide the DOJ or FTC with information, documents and data that allows the agency to further consider whether the proposed transaction violates the federal antitrust laws. The issuance of a second request extends the required waiting period to consummate the transaction for an additional thirty days, measured from the time both Gas Natural and First Reserve certify that they have substantially complied with the second request, unless that waiting period is earlier terminated by the DOJ and FTC, or unless the parties extend that thirty day period by agreement with the DOJ or FTC as applicable.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the DOJ, FTC, or any U.S. state, could take such action under the antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Gas Natural and First Reserve. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that the DOJ, the FTC or any other governmental entity or any private party will not attempt to challenge the merger on antitrust or competition grounds, and, if such a challenge is made, there can be no assurance as to its result.

Under the merger agreement, Gas Natural and First Reserve generally must use reasonable best efforts to take all necessary actions to obtain all regulatory approvals required to complete the merger, subject to certain

exceptions. [Gas Natural and First Reserve filed the required HSR notification and report forms with the DOJ and FTC on [                ] and requested early termination of the HSR Act waiting period.]

State Regulatory Approvals

Maine Regulatory Approvals

Under Maine law, approval of the merger is governed by the Maine Revised Statutes, Title 35-A, Section 708. Section 708 sets forth the requirements for approval of all reorganizations, including mergers of an affiliated interest of a public utility such as Gas Natural. Section 708 provides an initial period of review by the MPUC of all requests for approval of a reorganization within sixty days, but allows the MPUC to extend this timeframe up to a total of one hundred and eighty days if the MPUC determines that the necessary investigation cannot be concluded within sixty days. In order to approve the reorganization, the MPUC must find that the merger or other reorganization is “consistent with the interests of the utility’s ratepayers and investors,” which the MPUC has treated as a “no net harm” standard. To ensure no net harm to any ratepayers and shareholders, the MPUC reviews the evidence to determine whether the benefits of the merger are at least equal to any risks. Section 708(2) provides that in “granting its approval, the commission shall impose such terms, conditions or requirements as, in its judgment, are necessary to protect the interests of ratepayers.” Section 708(2)(A) lists various provisions designed to protect ratepayer interests, including the MPUC’s authority to review and approve any affiliated transactions, impose limits on investment in non-utility business, and exercise reasonable remedial power. The provisions also direct the MPUC to ensure that the public utility remains able to provide safe, adequate, and reliable service, and that the public utility’s credit and ability to attract capital at reasonable terms are not impaired.

In Maine, the process will likely be initiated by the filing of a joint application of our Maine utility Bangor Natural Gas Company, Inc., Gas Natural and First Reserve along with supporting testimony. Interested parties will be permitted to intervene. The MPUC will set a procedural schedule which will allow for the submission of intervenor testimony, rebuttal testimony, and potentially a MPUC staff bench analysis. The MPUC will allow an opportunity for discovery on the joint application and each round of testimony. Parties may also participate in settlement discussions, which could include the MPUC staff. If settlement is reached, some or all of the parties would submit a stipulation to resolve all of the issues in the proceeding, or a subset of issues. The MPUC would then approve or reject the stipulation based upon the criteria set forth in the MPUC procedural rules. If a settlement is not reached or if some contested issues remain after settlement, the MPUC will likely hold a hearing on the unresolved issues. The parties would have an opportunity to submit post-hearing briefs and respond to any examiner’s report setting forth the MPUC staff’s position. The MPUC will deliberate and issue an order approving or denying the requested transaction. Any aggrieved party has the right to request rehearing at the MPUC within twenty days or appeal to the Maine Supreme Judicial Court within twenty one days of the date of the order.

Montana Regulatory Approvals

While there is no specific Montana statute that requires pre-approval by the MTPSC, the MTPSC has interpreted its general regulatory and supervisory powers found in Title 69 of the Montana Code Annotated as follows: “Pursuant to its authority, the Commission has jurisdiction over and must approve any sale or transfer of a public utility, its assets, or utility obligations in order to assure generally that utility customers will receive adequate service and facilities, that utility rates will not increase as a result of the sale or transfer, and that the acquiring entity is fit, willing, and able to assume the service responsibilities of a public utility.”

Generally, there are three standards that MTPSC may employ in evaluating sales, mergers, and acquisitions: the public interest standard, the no-harm to consumers standard, and the net-benefit to consumers standard. The MTPSC previously determined that it “may be impossible to enunciate a general standard that is applicable in all cases,” and instead applies one or more of the above referenced tests depending on the specific facts and circumstances presented by the specific applicants.

In Montana, the process will be initiated by the filing of a joint application of Gas Natural, Energy West Montana, Inc., Cut Bank Gas Company, First Reserve and Parent. Interested parties will be permitted to intervene, supporting testimony will be filed, a period of time for discovery and opposing testimony (if any) will be permitted, followed by a hearing on the merits of the transaction. Post-hearing briefs may be required. The MTPSC will then deliberate and issue its order approving or denying the requested transaction. Typically, this process can take from six to twelve months from start to finish, but there is no statutory deadline for the MTPSC to render its decision. Following receipt of a final order of the MTPSC, any aggrieved party has the right to appeal to the Montana courts.

North Carolina Regulatory Approvals

Under North Carolina law, the applicable statutory authority controlling mergers and combinations of regulated public utilities is Section 62-111 of the North Carolina General Statutes. Section 62-111 requires that any change of control of a public utility, whether by merger or other combination, must be “justified by the public convenience and necessity.” The statute does not include specific elements that the NCUC considers in evaluating whether Gas Natural meets this standard; rather a series of NCUC orders provide the guidelines for the evaluation. Under these orders, the NCUC’s evaluation of a merger or change of control includes, but is not limited to, the following considerations:

•	Whether the utility’s rates and services will not be adversely affected by the merger or combination,

•	Whether the expected benefits (e.g. cost savings, synergies, etc.) will be at least as great as the known and expected costs,

•	Whether service quality will be maintained or improved,

•	Whether effective state regulation will continue, and

•	Whether the resulting merger or combination creates a broader, more financially viable company with an increased ability to provide stable and reliable service.

During the course of its investigation, Gas Natural may need to provide a market power analysis as well as a cost benefit analysis, although it could request waiver for either or both.

Gas Natural’s regulated North Carolina subsidiary, Frontier Natural Gas Company, will file a joint application and prefiled direct testimony, along with First Reserve, for approval, after which the NCUC will issue a scheduling order setting forth the timeline and process for intervenor participation, discovery, and public hearings. Any eventual NCUC order may contain conditions that ensure the merger or combination satisfies the standards and requirements of approval.

Ohio Regulatory Approvals

The PUCO reviews these types of mergers under its general supervisory authority, Ohio Revised Code Sections 4905.04 through 4905.06. There are accordingly no specific elements governing the merger approval process. Parties typically submit merger applications which provide: (i) a general description of the terms/conditions of the merger, (ii) a general description of the financial benefits of the merger to existing Ohio customers, (iii) a general description of the administrative benefits of the merger (e.g., reduction of regulatory filings and avoidance of duplicating auditing/litigation matters), (iv) a discussion of the merger’s impact on the competitive natural gas market in Ohio, (v) a description of specific requests concerning pending PUCO matters that would be impacted by the merger; and (vi) a request for the PUCO to approve the merger.

After the application is filed interested parties are given the opportunity to intervene in the proceeding. Those intervenors are typically given the opportunity to file comments regarding the merger. The applicant is given the opportunity to respond to those comments. The PUCO may or may not also hold a hearing to evaluate the application. The Commission will then issue a decision as to whether or not the merger is approved, which may be subject to certain modifications demanded by the PUCO.

LITIGATION RELATED TO THE MERGER

On November 3, 2016, a putative derivative and class action lawsuit was filed in the Cuyahoga County Court of Common Pleas, Case number CV16871400, captioned Alison D. “Sunny” Masters vs. Michael B. Bender et. al., naming our board of directors, James E. Sprague (our chief financial officer), Kevin J. Degenstein (our chief operating officer), Jennifer Haberman (our corporate controller), Jed D. Henthorne (our former corporate controller and currently president of our Energy West Montana subsidiary), Vincent A. Parisi (our former general counsel), Parent, Merger Sub, First Reserve, Anita G. Zucker, individually, the Zucker Trust, InterTech, NIL Funding, as defendants, and Gas Natural, as a nominal defendant. NIL Funding is an affiliate of InterTech. The chairperson and chief executive officer of InterTech, Anita G. Zucker, beneficially owns nearly 10% of our outstanding stock through the Zucker Trust. Two members of our board of directors, Mr. Bender and Mr. Johnston, currently serve as officers of InterTech.

The complaint alleges, among other things, that (i) our board breached its fiduciary duties and acted in bad faith by failing to undertake an adequate sales process during the time leading up to the execution of the merger agreement, (ii) our officers violated their fiduciary duty of loyalty, (iii) the merger agreement contains preclusive deal protection devices, (iv) our board failed to act with due care, loyalty, good faith, and independence owed to our shareholders, and (v) that our executive officers, board members, InterTech, NIL Funding, and First Reserve conspired and aided and abetted such breaches of fiduciary duties. The complaint further alleges various claims against the Zucker Trust and First Reserve including, as applicable, claims for breach of fiduciary duties, violations of Section 13(d) of the Exchange Act and Exchange Act Rule 13d-2(a).

This lawsuit seeks, among other things, declaration of the action as a proper class action, relief that would enjoin the consummation of the merger, extend the go-shop period, prohibit a shareholder vote at the special meeting until the expiration of an extended go-shop period, prohibit the payment of Gas Natural’s termination fee should it enter into a merger agreement with another potential buyer during the go-shop period, lower the termination fees, prohibit First Reserve from having the right to match competing bids, modify the vote required to approve the merger and the transactions contemplated by the merger agreement, remove the standstill provisions in the confidentiality agreement, and require our named executive officers to forgo the compensation that is based on or otherwise relates to the merger that will be payable to them. In addition, the complaint seeks rescission of the merger agreement, assuming the merger is approved by our shareholders prior to the resolution of this lawsuit, and an award of rescissory damages, fees and costs associated with the litigation, including attorneys’ and experts fees and expenses.

We intend to vigorously contest this lawsuit and believe it is without merit.

THE MERGER AGREEMENT

EXPLANATORY NOTE REGARDING THE MERGER AGREEMENT

In this portion of the proxy statement, we have summarized the material provisions of the merger agreement. Our summary of the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety.

The representations, warranties and covenants made in the merger agreement by Gas Natural, Parent and Merger Sub are qualified and subject to important limitations agreed to by Gas Natural, Parent and Merger Sub in negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were made only for purposes of the merger agreement and as of specific dates and are solely for the benefit of the parties to the merger agreement. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the merger agreement, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and to reports and documents filed with the SEC, and, in some cases, are qualified by disclosures that were made by each party to the others, which disclosures may not be reflected in the merger agreement. Investors and shareholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or their descriptions as characterizations of the actual state of facts or condition of Gas Natural, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties, which only purport to be accurate as of the date of the merger agreement, may have changed since the date of the merger agreement, which subsequent developments or new information may or may not be included in this proxy statement or other public disclosures by Gas Natural.

The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding Gas Natural and its businesses. You should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Gas Natural, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosures to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. In addition, if specific material facts arise that contradict the representations and warranties in the merger agreement, Gas Natural will only disclose those material facts in the public filings that it makes with the SEC if required by applicable law. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Gas Natural and our business. Such information can be found elsewhere in this proxy statement and in the public filings that Gas Natural makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. For more information please see the discussion in the section entitled “Where You Can Find More Information” beginning on page 87 in this proxy statement.

DATE OF THE MERGER AGREEMENT

The merger agreement was executed by Gas Natural, Parent and Merger Sub on October 8, 2016 (the date of the merger agreement).

THE MERGER

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, and in accordance with Ohio law, at the effective time of the merger, Merger Sub will be merged with and into Gas Natural, the separate corporate existence of Merger Sub will cease and Gas Natural will continue as the surviving corporation and a wholly-owned subsidiary of Parent (the surviving corporation).

CLOSING AND EFFECTIVE TIME OF THE MERGER

The closing of the merger (effective time of the merger) will take place no later than the third business day after the satisfaction or waiver of all of the conditions to the closing of the merger specified in the merger agreement and described in this proxy statement (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), unless another date is agreed to in writing by the parties (closing date).

On the closing date, Gas Natural and Merger Sub will file, with respect to the merger, a certificate of merger with the Office of the Secretary of State of the State of Ohio in accordance with Ohio law (at which time the merger will become effective, unless another date and time permitted by Ohio law is agreed to by the parties and specified in the certificate of merger).

ORGANIZATIONAL DOCUMENTS; DIRECTORS AND OFFICERS

At the effective time of the merger, the articles of incorporation of Gas Natural will be amended and restated in their entirety in the form attached to the merger agreement, and the code of regulations of Merger Sub, as in effect immediately prior to the effective time of the merger, will become the code of regulations of the surviving corporation, unless subsequently amended.

At the effective time of the merger, the officers of Gas Natural will be the officers of the surviving corporation and the directors of Merger Sub as of immediately prior to the effective time will be the directors of the surviving corporation, in each case until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

EFFECTS OF THE MERGER; MERGER CONSIDERATION

Outstanding Gas Natural Common Stock

Except for shares owned by Gas Natural, Parent or Merger Sub and dissenting shares, as described below, at the effective time of the merger, each share of Gas Natural common stock issued and outstanding immediately prior to the effective time of the merger will automatically be converted into the right to receive the $13.10 merger consideration in cash, without interest and subject to any required withholding taxes (merger consideration).

Shares Owned by Gas Natural or Parent

At the effective time of the merger, each share of Gas Natural common stock (i) owned by Gas Natural or any of our wholly-owned subsidiaries or (ii) owned by Parent or Merger Sub or any of their wholly-owned subsidiaries will, in each case, be cancelled and cease to exist, and no payment will be made with respect to those shares.

TREATMENT OF DISSENTING SHARES

Any of our shareholders who is the record holder of shares of Gas Natural common stock as of the record date of the special meeting may deliver to us, before the special meeting, a written demand to be paid the fair cash value for such shares of Gas Natural common stock in accordance with Sections 1701.84 and 1701.85 of the Ohio Revised Code, provided such shares are not voted in favor of the proposal to adopt the merger agreement at the special meeting (we refer to any such shareholder as a dissenting shareholder and to the shares of Gas Natural common stock of any such dissenting shareholder as dissenting shares). As provided by Ohio law, the dissenting shares of a dissenting shareholder will not be converted into the right to receive the merger consideration unless and until such dissenting shareholder fails to perfect or otherwise waives, withdraws or loses his, her or its rights as a dissenting shareholder, if any, under the Ohio general corporation law. If any such dissenting shareholder fails to perfect or otherwise waives, withdraws or loses any such rights as a dissenting shareholder, then that shareholder’s shares of our common stock will be deemed to have been converted as of the effective time of the merger into only the right to receive the merger consideration. Subject to the preceding sentence, from and after the effective time of the merger, each shareholder who has properly asserted rights as a dissenting shareholder as provided in Sections 1701.84 and 1701.85 of the Ohio Revised Code will be entitled only to such rights as are granted under those statutes.

Parent will have the right to participate in and direct all negotiations and proceedings with respect to any demands or claims made by dissenting shareholders, and to consent to any payment or commitment or agreement to make any payment, or to any settlement or commitment or offer to settle, any rights of a dissenting shareholder asserted under those statutes.

TREATMENT OF OUTSTANDING EQUITY AWARDS

As a result of the merger, all restricted shares of Gas Natural common stock (restricted shares) that were awarded pursuant to any of Gas Natural’s stock plans or otherwise prior to the date of the merger agreement that are outstanding as of immediately prior to the effective time of the merger will be vested and no longer subject to restrictions as of the effective time of the merger, and will be canceled and converted into, and constitute the right to receive the merger consideration for those shares. In addition, the merger agreement provides that, prior to the effective time of the merger, our board will adopt such resolutions and take such actions as are necessary to effect such treatment of outstanding restricted shares.

At the effective time of the merger, Parent will deposit with the surviving corporation cash in the amount necessary to make payments with respect to the restricted shares in accordance with the foregoing, and Parent will cause the surviving corporation to make such payments as promptly as practicable after the effective time of the merger (but not later than the later of the fifth business day following the closing date and the first regular payroll date immediately following the closing date).

RESTRICTION OF FURTHER ISSUANCES UNDER GAS NATURAL STOCK PLANS

As of the date of the merger agreement, Gas Natural is restricted from issuing any incentive awards, options, additional restricted shares, or any other equity-based awards or rights with respect to shares of Gas Natural common stock without the consent of Parent. Commencing with the quarter ending December 31, 2016, the quarterly compensation owed to members of our board will be paid in cash rather than shares of fully vested common stock, payable on the same schedule as, and subject to the same terms and conditions pursuant to which, such grants had been made, consistent with past practice.

EXCHANGE PROCEDURES

Prior to the effective time of the merger, Parent will appoint a paying agent reasonably acceptable to Gas Natural and, at or prior to the effective time of the merger, will deposit with the paying agent the cash amount necessary to fund the aggregate merger consideration to be paid to the holders of Gas Natural common stock in connection with the merger.

Promptly after the effective time of the merger, but no later than the third business day thereafter, Parent will cause the paying agent to mail to each record holder of a certificate representing any shares of Gas Natural common stock and each record holder of uncertificated shares of Gas Natural common stock represented by book entry (in each case other than dissenting shares) that were converted into a right to receive the merger consideration, a letter of transmittal and instructions for surrendering the certificates or book-entry shares in exchange for payment of such merger consideration. Upon surrender of a certificate (or an affidavit of loss in lieu of a certificate) or a book-entry share and upon delivery of a duly executed letter of transmittal in proper form, the holder of such certificate or book-entry shares will be entitled to receive the portion of the aggregate merger consideration payable to such holder pursuant to the merger (without interest and less required withholding taxes). The surrendered certificates representing shares of Gas Natural common stock will be cancelled.

You should not return your stock certificates with the enclosed proxy card, and you should not send in your stock certificates to the paying agent until you receive a letter of transmittal from the paying agent with instructions for the surrender of your stock certificates.

At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration of transfers of Gas Natural common stock.

No interest will be paid or will accrue on the cash payable in respect of the shares of Gas Natural common stock represented by any certificate representing such shares or any book-entry shares. The merger consideration paid upon surrender of any such certificate or book-entry shares will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Gas Natural common stock formerly represented by such certificate or book-entry share.

None of Gas Natural, the paying agent, Parent, Merger Sub or the surviving corporation will be liable to any person for any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration deposited with the paying agent that is not disbursed to the former holders of Gas Natural common stock following the first anniversary of the effective time of the merger will be delivered to the surviving corporation. Any former holders of Gas Natural common stock who have not complied with the exchange and payment procedures contained in the merger agreement within twelve months after the effective time of the merger may look to the surviving corporation only as a general creditor (subject to abandoned property, escheat or other similar laws) for payment of the merger consideration, payable upon compliance with the procedures set forth in the merger agreement.

Lost, Stolen and Destroyed Certificates

If a certificate representing shares of Gas Natural common stock is lost, stolen or destroyed, upon the making of an affidavit of that fact by the shareholder requesting payment, the paying agent will issue, in exchange for such lost, stolen or destroyed certificate, the aggregate merger consideration into which the shares of Gas Natural common stock formerly represented by such certificate were converted into the right to receive pursuant to the merger agreement and, if required by Parent, such shareholder may also be required to provide a bond (in a reasonable and customary amount as directed by Parent) prior to receiving any such merger consideration.

REPRESENTATIONS AND WARRANTIES

Gas Natural, on the one hand, and Parent and Merger Sub, on the other hand, have each made representations and warranties to each other in the merger agreement. None of the representations and warranties of any of the parties to the merger agreement will survive the effective time of the merger.

Representations and Warranties of Gas Natural

We have made customary representations and warranties to Parent and Merger Sub in the merger agreement that are subject in some cases, to specified exceptions and qualifications contained in the merger agreement. The topics covered by our representations and warranties include the following:

•	the organization, existence, qualification to do business and good standing of Gas Natural and our subsidiaries,

•	our ownership of, and the absence of restrictions or encumbrances with respect to the equity interests of, the capital stock, voting securities or other equity interests of our subsidiaries,

•	the capital structure of, and the absence of restrictions or encumbrances with respect to the equity interests of, Gas Natural,

•	Gas Natural’s authority to enter into, and, subject to company shareholder approval, consummate the transactions contemplated by, the merger agreement,

•	the absence of conflicts with, or violations of, laws or organizational documents and the absence of any consents under, conflicts with or defaults under contracts to which we or any of our subsidiaries is a party, in each case as a result of Gas Natural entering into, performing under or consummating the transactions contemplated by the merger agreement,

•	approvals of, filings with, or notices to, regulatory authorities and other governmental entities required in connection with entering into, performing under or consummating the transactions contemplated by, the merger agreement,

•	the accuracy and filing of SEC filings since January 1, 2014 and the compliance with GAAP by the financial statements contained in those filings,

•	our indebtedness and the absence of undisclosed liabilities,

•	our internal controls over financial reporting and disclosure controls and procedures, including compliance with the certification requirements of the Sarbanes-Oxley Act of 2002 since January 1, 2014,

•	the absence of any material adverse effect or certain other changes or events since December 31, 2015,

•	tax matters,

•	employee benefits matters, including matters related to employee benefits plans,

•	labor and employment matters,

•	the absence of litigation, investigations, outstanding judgments, orders, injunctions or decrees, and pending litigation proceedings,

•	our and our subsidiaries’ compliance with laws,

•	the possession of necessary authorizations, licenses and permits by Gas Natural and our subsidiaries,

•	the inapplicability of takeover laws to the merger,

•	environmental matters,

•	our and our subsidiaries’ material contracts (including those relating to interstate pipeline transportation or natural gas storage service) and the absence of breaches of or defaults under such contracts,

•	our and our subsidiaries’ owned and leased real properties,

•	our and our subsidiaries’ personal property,

•	intellectual property matters,

•	our and our subsidiaries’ insurance policies,

•	utility regulatory matters,

•	affiliate transactions, including any involving Richard M. Osborne (our former chief executive officer and chairman of the board) or any of his affiliates, or any involving any of our major shareholders,

•	the absence of broker’s or finder’s fees, other than those payable to our financial advisor, in connection with the transactions contemplated by the merger agreement, and

•	the receipt of a fairness opinion from our financial advisor.

Company Material Adverse Effect

Many of our representations and warranties are qualified by the concept of a “company material adverse effect.” Under the terms of the merger agreement, a company material adverse effect means any fact, circumstance, effect, change, event or development (effects) that has, individually or collectively, a material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of Gas Natural and our subsidiaries, taken as a whole. However, no change, event, state of facts or development resulting from any of the following items will be taken into account in determining whether a company material adverse effect has occurred:

•	any change or condition affecting any industry in which Gas Natural or any of its subsidiaries operates, including natural gas distribution, production or transmission industries (including, in each case, any changes in operations),

•	any system-wide changes or developments in natural gas distribution, production or transmission systems,

•	any change in customer usage patterns or customer selection of third-party suppliers for natural gas,

•	any change affecting any economic, legislative or political condition or any change affecting any securities, credit, financial or other capital markets condition, in each case in the United States, in any foreign jurisdiction or in any specific geographical area,

•	any failure in and of itself by Gas Natural or any of our subsidiaries to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period,

•	except with respect to certain of our representations and warranties, any change attributable to the announcement, execution or delivery of the merger agreement or the pendency of the merger, including (i) any action taken by Gas Natural or any of our subsidiaries that is required or contemplated pursuant to the merger agreement, or is consented to by Parent, or any action taken by Parent or any of its affiliates, to obtain any consent from any governmental entity to the consummation of the merger and the result of any such actions, (ii) any adverse change in supplier, employee, financing source, shareholder, regulatory, partner or similar relationships resulting therefrom, (3) any reduction in the credit rating of Gas Natural or any of our subsidiaries or (4) any change that arises out of or relates to the identity of Parent or any of its affiliates as the acquirer of Gas Natural,

•	any change or condition affecting the market for oil, gas, natural gas, natural gas liquids or other commodities, including any change in the price or availability of commodities,

•	any change in the market price, credit rating or trading volume of shares of Gas Natural common stock or any change affecting the ratings or the ratings outlook for Gas Natural or any of our subsidiaries,

•	any change in applicable law, regulation or generally accepted accounting principles, or any authoritative change in their interpretation,

•	geopolitical conditions, the outbreak or escalation of hostilities, any act of war, sabotage or terrorism, or any escalation or worsening of any such act of war, sabotage or terrorism threatened or underway as of the date of the merger agreement,

•	any effect resulting from or arising out of or affecting the national, regional, state or local engineering or construction industries or the wholesale or retail markets for commodities, materials or supplies (including equipment supplies, steel, concrete, asphalt, natural gas, electricity, fuel, coal, water or coal transportation) or the hedging markets therefor, including any change in commodity prices, or

•	any hurricane, tornado, tsunami, flood, earthquake or other natural disaster or weather-related event, circumstance or development.

With respect to bullets one, two, three, four, seven, nine, ten, eleven and twelve above, such effect may be taken into account in determining whether a company material adverse effect has occurred solely to the extent such effect has a materially disproportionate effect on Gas Natural and our subsidiaries, taken as a whole, as compared to other entities (if any) engaged in the natural gas distribution business and related business in the same state or states in which such effect has taken place (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been, or would be, a company material adverse effect, to the extent such change is not otherwise excluded from being taken into account by the bullets above). In addition, with respect to bullets five and eight above, the cause of such effects may be deemed to constitute, in and of itself, a company material adverse effect and may be taken into consideration when determining whether a company material adverse effect has occurred.

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub made customary representations and warranties to us in the merger agreement, that are subject in some cases to specified exceptions and qualifications contained in the merger agreement. The topics covered by their representations and warranties include the following:

•	the organization, existence and good standing of Parent and Merger Sub,

•	Parent’s and Merger Sub’s authority to enter into, and consummate the transactions contemplated by, the merger agreement,

•	the absence of conflicts with, or violations of, laws or organizational documents and the absence of any consents under, conflicts with or defaults under contracts to which any of Parent and Merger Sub is a party, in each case as a result of Parent’s and Merger Sub’s entering into, performing under or consummating the transactions contemplated by, the merger agreement,

•	approvals of, filings with, or notices to, regulatory authorities or other governmental entities required in connection with entering into, performing under or consummating the transactions contemplated by, the merger agreement,

•	the absence of litigation that would have a material adverse effect on the ability of Parent or Merger Sub to consummate, or that would reasonably be expected to prevent Parent or Merger Sub’s consummation of, the transactions contemplated by the merger agreement,

•	Parent’s and Merger Sub’s compliance with laws,

•	the equity commitment letter made available by Parent to Gas Natural (including the enforceability of the equity commitment letter) and, assuming that equity funding is provided in accordance with the equity commitment letter and the satisfaction or waiver of the conditions to the obligations of Parent and Merger Sub to effect the merger, the sufficiency of the funds to be provided under the equity commitment letter to pay the aggregate merger consideration required to be paid by Parent and Merger Sub in connection with the transactions contemplated by the merger agreement,

•	the absence of broker’s or finder’s fees,

•	the capital structure of Merger Sub,

•	the lack of ownership of any Gas Natural common stock by Parent, Merger Sub or any of their affiliates, and

•	the regulatory status of Parent and Merger Sub.

COVENANTS REGARDING CONDUCT OF BUSINESS BY GAS NATURAL PRIOR TO THE MERGER

Under the merger agreement, until the effective time of the merger, except as contemplated by the merger agreement, as required by applicable law or a governmental entity, in the event of certain emergencies or as agreed to in writing by Parent (which agreement will not be unreasonably withheld, conditioned or delayed), we will, and will cause our subsidiaries to:

•	conduct our business in all material respects in the ordinary course, and

•	use commercially reasonable efforts to preserve intact, in all material respects, our and our subsidiaries’ respective business organizations, assets, properties and existing relationships with customers, suppliers, employees and governmental entities.

In addition, until the effective time of the merger, except as contemplated by the merger agreement, as required by applicable law or a governmental entity, in the event of certain emergencies or as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), we will not, and will not permit our subsidiaries to:

•

declare or pay any dividend or other distribution with respect to the capital stock of Gas Natural or any of our subsidiaries, whether payable in cash, stock, equity interests, property or a combination of the foregoing, other than (i) the declaration and payment of quarterly cash dividends on our common stock not to exceed $0.075 per share, with record dates and payment dates consistent with our past dividend practice, (ii) the declaration and payment of dividends from any of our subsidiaries to Gas Natural or to any other wholly-owned subsidiaries and (iii) a special prorated cash dividend on our common stock with respect to the quarter in which the merger occurs, with a record date on or prior to the date of the merger that does not exceed an amount equal to $0.075 per share multiplied by a fraction equal to the number of days in the quarter prior to the effective time over the total number of days in the quarter,

•	amend any of our or our subsidiaries’ organizational documents,

•	split, combine, subdivide or reclassify any of our equity securities, or issue or authorize the issuance of any other securities,

•	adopt a plan of liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization,

•	repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any of our equity securities, subject to certain exceptions,

•	issue, deliver, sell, grant, pledge or encumber any of our equity securities,

•	(i) grant to any of our or our subsidiaries’ personnel any increase in compensation or benefits other than increases in the ordinary course of business consistent with past practices to personnel having an annual base salary of less than $125,000, (ii) loan or advance any money or other property to any such personnel, (iii) grant to any such personnel any increase in change-in-control, severance, retention or termination pay, or enter into or amend an agreement with respect to such matters with such personnel, (iv) establish, adopt, enter into, amend in any material respect or terminate any of our or our subsidiaries’ union or collective bargaining agreements, benefit plans or compensation or benefit agreements, in each case, except in the ordinary course of business and consistent with past practices in a manner that would not materially increase the cost to Gas Natural or any of our subsidiaries, (v) take any action that would accelerate the time of vesting, funding or payment of any compensation or benefits under any of our or our subsidiaries’ benefit plans or compensation or benefit agreements, (vi) hire any employees with aggregate annual base compensation above $190,000 or (vii) terminate the employment of any of our or our subsidiaries’ key employees other than for cause,

•	make any material change in our accounting methods, principles or practices, except to the extent required by a change in law or generally accepted accounting principles, or by any governmental entity,

•	acquire or dispose of, or invest in, any asset, business or line of business, except for (i) any acquisition or disposition that is individually not in excess of $100,000 and in the aggregate not in excess of $500,000, or (ii) any acquisition of assets in the ordinary course of business consistent with past practice or pursuant to our capital plan, or any disposition of obsolete or worn-out equipment in the ordinary course of business consistent with past practice,

•	subject to certain exceptions, (i) incur, assume, suffer or modify any of our indebtedness, (ii) become liable for the obligations of any other person, (iii) make any loans, advances or capital contributions to, or investments in, any other person or (iv) mortgage, pledge or otherwise encumber any assets, or permit the existence of any lien or encumbrance (other than certain permitted liens) on such assets,

•	make any capital expenditure other than (i) capital expenditures in accordance with the capital plan disclosed to Parent, plus up to a 10% variance for each principal category set forth in that capital plan, and (ii) other capital expenditures that do not exceed $250,000 in any twelve month period,

•	(i) enter into, amend, fail to perform the terms of or terminate any material contract, other than in the ordinary course of business consistent with past practice and subject to certain limitations, (ii) enter into any contract that, from and after the merger, purports to bind Parent or any of its affiliates other than Gas Natural (or the surviving corporation) or any of our subsidiaries, (iii) engage in certain transactions with, or enter into certain agreements with, any affiliate of Gas Natural, (iv) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, or materially accelerate, or alter our practices and policies relating to, the rate of collection of accounts receivable or payment of accounts payable, other than in the ordinary course of business, or (v) waive, release, grant, encumber or transfer any right of material value,

•	make or change any material tax election, change any material method of tax accounting, settle or compromise any material tax liability or refund, amend any material tax return, or agree to an extension or waiver of the statute of limitations with respect to any material assessment or determination of taxes, in each case, except as may be required by generally accepted accounting principles,

•	waive, release, assign, settle or compromise any claim or litigation against Gas Natural or any of our subsidiaries, except where (i) with respect to the payment of monetary damages, the amount of such damages to be paid by us or any of our subsidiaries does not exceed (y) the amount reflected on our most recent financial statements or (z) solely with respect to claims or litigation arising after the date of the merger agreement, $300,000 in the aggregate in excess of the proceeds received or to be received from any insurance policies in connection with such payment, or (ii) with respect to any nonmonetary terms and conditions, would be immaterial to Gas Natural as a whole or any of our subsidiaries (excluding in each case any claims or litigation arising out of or related to the merger or the merger agreement),

•	enter into any new line of business,

•	fail to maintain insurance at no less than current levels or otherwise in a manner inconsistent with past practice, or

•	authorize or enter into any agreement to do any of the foregoing.

OBLIGATIONS WITH RESPECT TO REGULATORY PROCEEDINGS

The merger agreement provides that Gas Natural and our subsidiaries may:

•	continue to pursue rate cases and certain other proceedings in the ordinary course of business consistent with past practice,

•	with the prior written consent of Parent (which consent may not be unreasonably withheld, delayed or conditioned), initiate new rate cases, or any other proceeding with a governmental entity that would reasonably be expected to affect the authorized capital structure or authorized return on equity of any of our subsidiaries or materially affect the return on equity of any such subsidiary in an adverse manner, and

•	initiate any other proceedings with governmental entities in the ordinary course of business or as described in any submissions filed in connection with previous proceedings.

To the extent reasonably practicable and as permitted by applicable law, Gas Natural is required to consult in advance with Parent in any such proceedings and consider in good faith any suggestions made by Parent in connection therewith other than with respect to any immaterial proceedings that are not rate cases.

Without the prior written consent of Parent (which consent may not be unreasonably withheld, delayed or conditioned), Gas Natural and our subsidiaries may not enter into any settlement or stipulation in respect of any such proceeding if such settlement or stipulation would materially and adversely affect the authorized capital structure or authorized return on equity of any of our subsidiaries or otherwise result in a material and adverse financial impact on Gas Natural or any of our subsidiaries.

OBLIGATIONS WITH RESPECT TO THE SPECIAL MEETING

Under the terms of the merger agreement, we have agreed to, as promptly as reasonably practicable following confirmation by the SEC that it has no further comments on this proxy statement, call, give notice of, convene and hold the special meeting for the purpose of seeking approval by the Gas Natural shareholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement (company shareholder approval). The merger agreement provides that our board will include in this proxy statement its recommendation that the Gas Natural shareholders vote in favor of the company shareholder approval (company recommendation)

except to the extent our board has made an adverse recommendation change (as such term is defined below in the section entitled “— Obligations of Our Board with Respect to Its Recommendation”) in accordance with the provisions described in such section. Under the terms of the merger agreement, we have also agreed, except to the extent there has been an adverse recommendation change or the merger agreement has been terminated in accordance with its terms, to use our reasonable best efforts to solicit the company shareholder approval. Unless our board has made an adverse recommendation change in accordance with the terms of the merger agreement, we are prohibited from submitting to the vote of Gas Natural shareholders any company acquisition proposal.

A “company acquisition proposal” is defined in the merger agreement to mean, other than the transactions contemplated by the merger agreement, any proposal or offer from a third party with respect to any:

•	merger, consolidation, share exchange, other business combination, recapitalization, reorganization, license, liquidation, dissolution or similar transaction involving Gas Natural or any of our subsidiaries,

•	sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in any of our subsidiaries or otherwise) of any business or assets of Gas Natural or any of our subsidiaries representing 20% or more of the consolidated revenues, net income or assets of Gas Natural and our subsidiaries, taken as a whole, or 20% of any class of capital stock of Gas Natural or any of our subsidiaries,

•	issuance, sale or other disposition, directly or indirectly, to any person of any securities or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of Gas Natural,

•	transaction (including any tender offer or exchange offer) in which any person would acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of any class of capital stock of Gas Natural, or

•	any combination of the foregoing.

Gas Natural is permitted to postpone or adjourn the special meeting in certain circumstances related to soliciting additional proxies or requirements of applicable law.

GO-SHOP PERIOD

Under the terms of the merger agreement, for a period of forty-two days beginning on the first business day after the date of the merger agreement and ending at 11:59 p.m. Eastern time on November 22, 2016 (go-shop period), Gas Natural and its subsidiaries, affiliates, directors, officers, employees, financial advisers and other authorized representatives (Gas Natural representatives) have the right, under the direction of our board to:

•	initiate, solicit and encourage company acquisition proposals (or inquiries, proposals or offers or other efforts or attempts that would reasonably be expected to lead to company acquisition proposals), including by way of providing access to non-public information pursuant to (but only pursuant to) acceptable confidentiality agreements (as defined below), provided that Gas Natural concurrently provides to Parent any material non-public information concerning Gas Natural or any of our subsidiaries that is provided to any person given such access which was not previously provided to Parent or its representatives, and

•	engage in discussions or negotiations with respect to company acquisition proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations,

On November 23, 2016, Gas Natural will provide Parent with a list of each person or group from whom Gas Natural or any Gas Natural representative receives a written company acquisition proposal during the go-shop period and that our board, prior to the expiration of the go-shop period, has determined, in good faith, after consultation with Gas Natural’s financial and legal advisors, constitutes, or is reasonably likely to lead to, a superior proposal (as such term is defined below), and a copy of each such written company acquisition proposal.

RESTRICTION ON SOLICITATION OF COMPANY ACQUISITION PROPOSALS

Under the terms of the merger agreement, from and after the expiration of the go-shop period, we will, and will cause our subsidiaries and our and their respective Gas Natural representatives to, immediately cease any solicitations, discussions, negotiations or communications with any persons that may be ongoing with respect to any company acquisition proposal. In addition, from and after the expiration of the go-shop period until the earlier of the effective time of the merger and the termination of the merger agreement, we will not and will cause our subsidiaries and any of our and our subsidiaries’ representatives to not:

•	initiate, solicit, knowingly encourage or facilitate (including by way of furnishing non-public information), or take any other action designed to lead to, any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, company acquisition proposal,

•	participate in any discussions or negotiations with, disclose any non-public information to or afford access to the business, properties, assets, employees, books or records of Gas Natural or our subsidiaries to, any person with respect to any company acquisition proposal or induce the making or submission of, or knowingly encourage or facilitate, any inquiries or any proposal that constitutes, or would reasonably be expected to lead to, a company acquisition proposal,

•	approve, endorse, or recommend any proposal that constitutes, or is reasonably expected to lead to, a company acquisition proposal,

•	enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding relating to a company acquisition proposal, or

•	authorize or commit to do any of the foregoing.

Notwithstanding anything to the contrary contained in the merger agreement (but subject to Gas Natural’s compliance with the provisions described in this section), if, at any time following the expiration of the go-shop period and prior to obtaining the company shareholder approval, (i) Gas Natural receives a written unsolicited bona fide company acquisition proposal that did not result from a breach of the provisions described in the bullets preceding this paragraph, (ii) our board determines, in good faith, after consultation with Gas Natural’s financial and legal advisors, that such unsolicited company acquisition proposal constitutes, or is reasonably expected to lead to, a superior proposal, and (iii) our board determines, in good faith, after consultation with Gas Natural’s outside legal and any other advisor our board chooses to consult, that the failure to participate in such negotiations or discussions or to furnish such information or data to such third party would reasonably likely be inconsistent with our board’s fiduciary duties under applicable law, then Gas Natural may participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Gas Natural or any of our subsidiaries or afford access to the business, properties, assets, employees, books or records of Gas Natural or any of our subsidiaries to the person that made the unsolicited company acquisition proposal or to any person in connection with that company acquisition proposal.

As part of its obligations under the merger agreement with respect to such company acquisition proposal, Gas Natural:

•	will not deliver any information to such person without first entering into a confidentiality agreement with such person on terms no less favorable to Gas Natural than its confidentiality agreement with Parent and Merger Sub (acceptable confidentiality agreement),

•	will as promptly as practicable (and in no event later than 24 hours thereafter) advise Parent in writing of:

•	the receipt of any company acquisition proposal, or any inquiry, discussions or negotiations with respect to any company acquisition proposal, and the terms and conditions of such company acquisition proposal, inquiry, discussions or negotiations (including, if applicable, providing copies of any written materials relating to any of the foregoing and the identity of any person making such company acquisition proposal, and price involved and any changes to any material terms and conditions of such company acquisition proposal),

•	any request for information relating to Gas Natural or any of our subsidiaries (other than ordinary course requests unrelated to a company acquisition proposal),

•	any information concerning us or any of our subsidiaries provided or made available to such other person (or its representatives) that was not previously provided or made available to Parent, and

•	will otherwise keep Parent promptly informed of the status of any company acquisition proposals.

A superior proposal is defined in the merger agreement to mean a bona fide, written company acquisition proposal (substituting 50.1% for 20% in the definition of company acquisition proposal above) that our board determines in good faith, after consultation with its legal and financial advisors, and taking into account the legal, financial (including any financing terms), regulatory, timing and other aspects of such company acquisition proposal and such other factors that are deemed relevant by our board, is more favorable from a financial point of view (taking into account such relevant factors) to our shareholders than the transactions contemplated by the merger agreement (after taking into account any proposed revisions to the terms of the merger agreement that are committed to in writing by Parent in exercising its matching rights under the merger agreement).

OBLIGATION OF THE BOARD OF DIRECTORS WITH RESPECT TO ITS RECOMMENDATION

The merger agreement provides that, except as described below, our board will not:

•	withhold or withdraw (or amend, qualify or modify in a manner adverse to Parent or Merger Sub), or publicly propose to withhold or withdraw (or amend, qualify or modify in a manner adverse to Parent or Merger Sub), the company recommendation,

•	recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any company acquisition proposal,

•	fail to publicly reaffirm the company recommendation within ten business days after Parent so requests in writing (or if the special meeting is scheduled to be held within ten business days, then within one business day after Parent so requests),

•	take or fail to take any formal action or make or fail to make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by our board to our shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), it being understood that our board may refrain from taking a position with respect to a company acquisition proposal until the close of business on the tenth business day after the commencement of a tender or exchange offer in connection with that company acquisition proposal without such action being considered a breach of the merger agreement,

•	fail to include the company recommendation in this proxy statement, or

•

approve or recommend, or publicly propose to approve or recommend, or allow Gas Natural or any of our subsidiaries to execute or enter into, any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (i) constituting or related to, or that is intended to or would reasonably be expected to lead to, any company acquisition proposal (other than an acceptable confidentiality agreement) (acquisition agreement) or (ii) requiring Gas Natural to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement.

We refer to an action described in any of the first five bullet points above as an “adverse recommendation change.”

Notwithstanding any other provision of the merger agreement, at any time prior to obtaining the company shareholder approval, if Gas Natural is in compliance with the provisions described in the sections entitled “— Go-Shop Period” and “— Restriction on Solicitation of Company Acquisition Proposals” and the provisions described in this section, our board may make an adverse recommendation change and may cause Gas Natural to terminate the merger agreement in accordance with the provisions described in the first bullet point in the section entitled “— Termination of the Merger Agreement — Gas Natural Termination Rights” below if and only if, prior to obtaining the shareholder approval:

•	a written company acquisition proposal (that did not result from a breach of the provisions described in the sections entitled “— Go-Shop Period” and “— Restriction on Solicitation of Company Acquisition Proposals”) is made to our board by any person,

•	Gas Natural provides written notice of the company acquisition proposal advising Parent that our board has received a superior proposal (notice of superior proposal), specifying the terms and conditions of such superior proposal, and identifying the person or group making such superior proposal (including any sources of financing),

•	Gas Natural negotiates in good faith with Parent (if requested by Parent) with respect to any changes or modifications to the merger agreement, including by permitting Parent and its representatives to make a presentation to our board regarding the merger agreement and any adjustments with respect to the merger agreement for at least four business days following receipt by Parent of such notice of superior proposal (with any amendment to the financial terms or any other material term of such superior proposal requiring a new notice of superior proposal, in which event Gas Natural will be required to comply again with the foregoing provisions of this bullet, except that, in the case of any such amendment, the reference to four business days in this bullet will instead be three business days following receipt by Parent of the new notice of superior proposal) and at the end of such period our board has in good faith (after consultation with its legal and financial advisors) reaffirmed its determination that such company acquisition proposal is a superior proposal, and

•	at the end of such four business day period (or three business day period, if applicable), our board determines in good faith, (i) after consulting with its legal, financial and any other advisor our board chooses to consult, that any alternative transaction (including any modifications to the terms of the merger agreement arising out of the exercise of Parent’s matching rights described above) proposed by Parent does not result in such company acquisition proposal ceasing to be a superior proposal, and (ii) after receipt of advice from Gas Natural’s outside legal counsel, that its failure to do so would reasonably likely be inconsistent with its fiduciary duties under applicable law.

•	In addition, at any time prior to obtaining the company shareholder approval, if Gas Natural is in compliance with the provisions described in the section entitled “— Go-Shop Period” and “Restriction on Solicitation of — Company Acquisition Proposals” above and the provisions described in this section, our board may make an adverse recommendation change if, prior to obtaining the shareholder approval:

•	there occurs any fact, circumstance, effect, change, event or development that (i) is positive with respect to Gas Natural or any of our subsidiaries, (ii) is unknown to or by our board as of the date of the merger agreement (or if known, the magnitude or material consequences of which were not known or understood by our board as of the date of the merger agreement), (iii) becomes known to or by our board prior to obtaining the company shareholder approval and (iv) does not relate to a company acquisition proposal (intervening event),

•	solely in response to an intervening event, our board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to make an adverse recommendation change would reasonably likely be inconsistent with its fiduciary duties under applicable law,

•	Gas Natural provides written notice advising Parent that our board has resolved to make an adverse recommendation change (recommendation change notice), specifying the facts and information constituting the basis for such determination,

•	Gas Natural negotiates in good faith with Parent (if requested by Parent) with respect to any changes or modifications to the merger agreement, including by permitting Parent and its representatives to make a presentation to our board regarding the merger agreement and any adjustments with respect to the merger agreement for at least four business days following receipt by Parent of such recommendation change notice, and

•	at the end of such four business day period, our board reaffirms in good faith, after consulting with its outside legal and financial advisors, that its failure to make such adverse recommendation change would reasonably likely be inconsistent with its fiduciary duties under applicable law.

As long as Gas Natural expressly publicly reaffirms the company recommendation in such disclosure (other than a customary “stop-look-and-listen” communication to the shareholders of Gas Natural pursuant to Rule 14d-9(f) under the Exchange Act), the merger agreement does not prohibit our board from:

•	taking and disclosing to the Gas Natural shareholders a position with respect to a company acquisition proposal pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act, or

•	making any disclosure to the Gas Natural shareholders if, in the good-faith judgment of our board (after consultation with outside legal counsel), failure to so disclose would reasonably likely be inconsistent with its obligations under applicable law.

EFFORTS TO COMPLETE THE MERGER

Under the terms of the merger agreement, each of Gas Natural, on the one hand, and each of Parent and Merger Sub, on the other hand, will use its reasonable best efforts to consummate the transactions contemplated by the merger agreement as soon as reasonably practicable and cause the conditions to the merger to be satisfied (as described below in the section entitled “— Conditions Precedent to the Merger”) as promptly as reasonably practicable, including:

•	making all necessary filings with governmental entities or third parties,

•	obtaining all required third-party consents that are necessary, proper or advisable to consummate the merger,

•	making all legally required filings and obtaining all legally required consents and approvals from the public utilities commissions or public service commissions of the states in which our subsidiaries operate (state utilities commissions) and any additional consents and approvals described in a confidential disclosure letter to the merger agreement (required statutory approvals) and any other consents of governmental entities that are necessary, proper or advisable to consummate the merger, and

•	executing and delivering any additional instruments that are necessary, proper or advisable to consummate the merger.

In addition, Parent’s reasonable best efforts required with respect to obtaining any required statutory approvals include:

•	proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of Parent or its subsidiaries or Gas Natural or our subsidiaries, including entering into customary ancillary agreements on commercially reasonable terms relating to any such sale, divestiture, licensing or disposition,

•	agreeing to any limitation on the conduct of Parent or its subsidiaries (including, after the closing of the merger, the surviving corporation and our subsidiaries), including accepting financial restrictions on the surviving corporation or its subsidiaries and accepting governance and operational restrictions, including restrictions on the scope of the business of the surviving corporation or its subsidiaries, and

•	agreeing to take any other action as may be required by a governmental entity in order to effect each of the following:

•	obtaining all required statutory approvals as soon as reasonably practicable and in any event before the end date referenced in the second bullet of the section entitled “— Termination of the Merger Agreement — Mutual Termination Rights” below,

•	avoiding the entry of, or having vacated, lifted, dissolved, reversed or overturned any order, injunction or decree, whether temporary, preliminary or permanent, that is in effect that prohibits, prevents or restricts consummation of, or impedes, interferes with or delays, the closing of the merger, and

•	effecting the expiration or termination of any waiting period, that would otherwise have the effect of preventing, prohibiting or restricting consummation of the closing of the merger or impeding, interfering with or delaying the closing of the merger, provided, however, that such reasonable best efforts will not require Parent or any of its affiliates (including the surviving corporation or its subsidiaries after the merger is effected) to, or permit Gas Natural or our subsidiaries to, take any action (including any of the actions listed in the bullets above, or agree to or accept any order, action or regulatory condition of any governmental entity containing terms, conditions, liabilities, obligations, commitments or sanctions, that, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of Parent, Gas Natural and our subsidiaries, taken as a whole after giving effect to the merger such that Parent and its subsidiaries (including the surviving corporation and its subsidiaries) for this purpose will be deemed to be a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size and scale of Gas Natural and our subsidiaries, taken as a whole (burdensome effect), except that none of the following will constitute or be taken into account in determining whether any such terms, conditions, liabilities, obligations, commitments or sanctions would, individually or in the aggregate, have such a burdensome effect:

•	any judgment, order, decree, ruling, writ, injunction or decision issued by any of the applicable state utilities commissions prior to the date of the merger agreement and applicable to Gas Natural or any of our subsidiaries,

•	any rate cases and other regulatory proceedings involving Gas Natural or any of our subsidiaries, or

•	any other terms, conditions, liabilities, obligations, commitments or sanctions imposed by any such state utilities commissions on Gas Natural or any of our subsidiaries other than in connection with obtaining any required statutory approval.

In addition, each of Parent and Gas Natural agreed, to the extent reasonably practicable and unless prohibited by applicable law or a governmental entity, to:

•	not participate in or attend any formal meeting with any governmental entity in respect of the merger without a representative of the other party,

•	keep the other party apprised with respect to any meeting or substantive conversation with any governmental entity in respect of the merger,

•	cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending the merger agreement or the merger, articulating any regulatory or competitive argument or responding to requests or objections made by any governmental entity, and

•	furnish the other party with copies of all substantive correspondence, filings and communications (and memoranda setting forth the substance of any such communications) between it and its affiliates and their respective representatives on the one hand, and any governmental entity or members of any governmental entity’s staff, on the other hand, with respect to the merger agreement or the merger (provided that such party is permitted to redact any commercially sensitive information).

Subject to certain qualifications, Gas Natural will (i) promptly notify Parent of any shareholder litigation arising from the merger agreement or the merger that is brought against Gas Natural or members of our board (transaction litigation), (ii) keep Parent reasonably informed with respect to the status of such litigation, (iii) provide Parent the opportunity to participate in, but not control, the defense, settlement or prosecution of any transaction litigation and (iv) consult with Parent with respect to the defense, settlement and prosecution of any transaction litigation and consider in good faith Parent’s advice with respect to such transaction litigation. Gas Natural may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any transaction litigation without Parent’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed).

CERTAIN INDEBTEDNESS MATTERS

The merger agreement requires that, prior to the closing of the merger, Gas Natural will use commercially reasonable efforts to complete a refinancing of our and our subsidiaries’ long-term and revolving debt and a related restructuring of certain of our subsidiaries on terms approved by the state utilities commissions and presented to Parent prior to the date of the merger agreement. This refinancing and restructuring was completed on October 19, 2016.

In addition, the merger agreement requires us to use commercially reasonable efforts to obtain, prior to the closing of the merger, consents or waivers from the lenders with respect to the credit facilities and letter of credit facilities of Gas Natural and our subsidiaries containing change in control provisions so as to permit the consummation of the merger, and exempt the merger under any change of control, event of default, termination or similar provisions of the documentation related to any swaps of Gas Natural or our subsidiaries.

INDEMNIFICATION AND INSURANCE

In the merger agreement, Parent agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of the current or former directors, officers or employees of Gas Natural and our subsidiaries as provided in their respective organizational documents and any indemnification or other similar contracts of Gas Natural or any of our subsidiaries that were listed in a confidential disclosure letter to the merger agreement, in each case, as in effect on the date of the merger agreement, will continue in full force and effect in accordance with their terms to the extent provided in the following paragraph.

From and after the effective time of the merger and for a period of at least six years thereafter, the surviving corporation will (and Parent will cause the surviving corporation to) indemnify and hold harmless each individual who is as of the date of the merger agreement, or who becomes prior to the effective time of the merger, a director, officer or employee of Gas Natural or any of our subsidiaries or who is as of the date of the merger agreement, or who thereafter commences prior to the effective time of the merger, serving at the request of Gas Natural or any of our subsidiaries as a director, officer or employee of another person (indemnified parties), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, lawsuit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the effective time of the merger (including the merger agreement and the transactions and actions contemplated by the merger agreement)), arising out of or pertaining to the fact that the indemnified party is or was a director, officer or employee of Gas Natural or any of our subsidiaries or is or was serving at the request of Gas Natural or any of our subsidiaries as a director, officer or employee of another person, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under applicable law. The merger agreement also provides that the surviving corporation will to the extent permitted by applicable law advance the expenses incurred in the defense of any such claim by an indemnified party.

In addition, for a period of six years from and after the effective time of the merger, unless Gas Natural has purchased a “tail” policy prior to the effective time of the merger (which Gas Natural may purchase, provided the premium for such insurance does not exceed 250% of aggregate annual premium most recently paid by Gas Natural prior to the effective time of the merger) the surviving corporation will either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Gas Natural or any of our subsidiaries or provide substitute policies for Gas Natural and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by Gas Natural, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by Gas Natural with respect to claims arising from facts or events that occurred on or before the effective time of the merger (with insurance carriers having at least the same credit rating as Gas Natural’s current carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance), except that in no event will the surviving corporation be required to pay with respect to such insurance policies in respect of any one policy year more than 250% of the aggregate annual premium most recently paid by Gas Natural prior to the date of the merger agreement, and if the surviving corporation is unable to obtain such insurance it will obtain as much comparable insurance as possible for the years within such six year period for an annual premium no greater than the maximum cost stated above, in respect of each policy year within such period. The surviving corporation will be required to maintain such policies in full force and effect, and to continue to honor its obligations thereunder, for such six-year period.

The merger agreement provides that the indemnified parties and insured parties are third party beneficiaries of the indemnification and insurance provisions in the merger agreement and are entitled to enforce such provisions.

For more information, please see the discussion in the section entitled “The Merger — Interests of Directors and Officers in the Merger” beginning on page 42 of this proxy statement.

EMPLOYEE BENEFITS

Under the terms of the merger agreement, Parent has agreed to provide or cause the surviving corporation to provide, for one year following the effective time of the merger:

•	each individual who is employed by Gas Natural or any of our subsidiaries immediately prior to the effective time of the merger and who remains employed thereafter by the surviving corporation, Parent or any of their subsidiaries (company employee) who is not covered by a union or collective bargaining agreement and who remains a company employee during such period with a base salary or wage rate that is no less favorable than that provided to the company employee immediately prior to the effective time of the merger,

•	all company employees, in the aggregate, with employee benefits (other than retiree welfare benefits) that are substantially comparable, in the aggregate, to those provided to company employees immediately prior to the effective time of the merger, and

•	each company employee who experiences an involuntary termination of employment with the surviving corporation, Parent or any of their subsidiaries without cause (other than due to death or disability), with severance benefits that are no less favorable than those that were disclosed by Gas Natural to Parent in the merger agreement.

In addition, with respect to each such company employee who is covered by a union or collective bargaining agreement, Parent will cause the surviving corporation to continue to honor all such union or collective bargaining agreements in effect as of the effective time of the merger; provided that Parent, or the surviving corporation, as applicable, will retain the ability to amend or terminate any such agreement to the extent permitted by its terms or by law.

In addition, Parent has agreed that it will, or will cause the surviving corporation to, assume and honor in accordance with their terms all of Gas Natural’s and our subsidiaries’ employment, severance, retention, termination and change-in-control plans, policies, programs, agreements and arrangements (including any change-in-control severance agreement or other arrangement between Gas Natural and any Company employee) as in effect immediately prior to the effective time of the merger that were disclosed by Gas Natural to Parent in the merger agreement, including with respect to any payments, benefits or rights arising as a result of the merger or the other transactions contemplated by the merger agreement (either alone or in combination with any other event), subject to the right of Parent or the surviving corporation to amend or terminate any such plans, policies, programs, agreements or arrangements in accordance with their terms.

With respect to all employee benefit plans of the surviving corporation or any of its subsidiaries, each company employee’s service with Gas Natural or any of our subsidiaries (as well as service with any predecessor employer of Gas Natural or any of our subsidiaries, to the extent service with the predecessor employer was recognized by Gas Natural or any of our subsidiaries and is accurately reflected within a company employee’s records) will be treated as service with the surviving corporation or any of its subsidiaries for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, except (i) to the extent that such service was not recognized under the corresponding employee benefit plan, (ii) for purposes of benefit accruals under any defined benefit pension plan or (iii) to the extent that such recognition would result in any duplication of coverage or benefits for the same period of service.

Parent has further agreed to, and will cause the surviving corporation to, use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by Parent, the surviving corporation or any of their subsidiaries in which company employees (and their eligible dependents) will be eligible to participate from and after the effective time of the merger, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the corresponding employee benefit plan. Parent will, or will cause the surviving corporation to, use commercially reasonable efforts to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each company employee (and his or her eligible dependents) during the calendar year in which the merger occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant employee benefit plans in which they will be eligible to participate from and after the effective time of the merger to the extent taken into account under the corresponding employee benefit plan.

OTHER COVENANTS AND AGREEMENTS

Gas Natural, on the one hand, and Parent and Merger Sub, on the other hand, have each made certain other covenants to and agreements with each other regarding various other matters including:

•	cooperation with the preparation and filing of this proxy statement,

•	press releases or other public statements with respect to the merger agreement or the transactions contemplated by the merger agreement,

•	actions necessary to exempt the merger agreement and the transactions contemplated by the merger agreement from, or minimize the effects of, any applicable anti-takeover statutes,

•

each party being responsible for all costs and expenses incurred by it in connection with the merger agreement and the transactions contemplated by the merger agreement, except that Parent has agreed to be responsible for payment of any filing fees incurred by Gas Natural or any of our subsidiaries under the HSR Act and certain indemnification obligations of Parent for claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses incurred by Gas Natural or any of our affiliates in connection with certain due diligence activities of Parent,

•	Gas Natural and Parent causing Gas Natural’s securities to be delisted from the NYSE MKT and deregistered under the Exchange Act,

•	Gas Natural taking actions as may be required to cause any dispositions of Gas Natural equity securities (including derivative securities) by individuals who will be subject to the reporting requirements of Section 16 of the Exchange Act in connection with the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act, and

•	subject to certain restrictions, Parent and its representatives being afforded, upon reasonable notice, reasonable access during normal business hours to Gas Natural’s and its subsidiaries’ properties, books, contracts, commitments, personnel and records, and promptly furnish other information concerning Gas Natural’s business, properties and personnel as Parent may reasonably request.

PRE-CLOSING TRANSACTIONS

The merger agreement requires Gas Natural and our subsidiaries to consummate a refinancing of their long-term and revolving debt, up to a maximum aggregate principal amount of $92 million, and a related restructuring of our subsidiaries prior to the closing of the merger on terms not materially less favorable than those disclosed to Parent prior to the date of the merger agreement. These refinancing and restructuring transactions were consummated effective as of October 19, 2016.

CONDITIONS PRECEDENT TO THE MERGER

Conditions to Each Party’s Obligations

Each party’s obligations to effect the merger are subject to the satisfaction or waiver (where permitted) of the following conditions:

•	the company shareholder approval will have been obtained,

•	all required statutory approvals of the merger, including the expiration or termination of any waiting period under the HSR Act, will have been obtained and become final without imposing any terms, conditions, liabilities, obligations, commitments or sanctions that, individually or in the aggregate, would reasonably be expected to have a burdensome effect (as defined above in the section entitled “— Efforts to Complete the Merger”), and

•	no law and no order, injunction or decree, whether preliminary, temporary or permanent, will be in effect that prevents, makes illegal or prohibits the consummation of the merger.

Conditions to Gas Natural’s Obligations

Gas Natural’s obligations to effect the merger are also subject to the satisfaction or waiver by us of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub (i) with respect to certain matters concerning the enforceability of the merger agreement against Parent and Merger Sub and the payment of any related brokers’ fees will be true and correct at and as of the date of the merger agreement and at and as of the closing date as if made at and as of the closing date and (ii) all other matters will be true and correct (without giving effect to any materiality or material adverse effect limitation set forth in any such representation or warranty) at and as of the closing date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct (without giving effect to any materiality or material adverse effect limitation set forth in any such representation and warranty), individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent to consummate the transactions contemplated by the merger agreement,

•	each of Parent and Merger Sub must have performed in all material respects with all agreements and covenants required by the merger agreement to be performed by them on or prior to the effective time of the merger, and

•	we must have received a certificate signed on behalf of Parent by an executive officer of Parent as to the satisfaction of the foregoing conditions.

Conditions to Parent’s and Merger Sub’s Obligations

The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Parent of the following additional conditions:

•	the representations and warranties of Gas Natural (i) with respect to certain matters concerning the enforceability of the merger agreement against Gas Natural, the absence of any fact, circumstance, effect, change, event or development that has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect, the inapplicability of certain takeover statutes, the payment of brokers’ fees and the fairness opinion, will be true and correct at and as of the date of the merger agreement and at and as of the closing date as if made at and as of the closing date, (ii) with respect to the capitalization of Gas Natural, will be true and correct at and as of the date of the merger agreement and at and as of the closing date as if made at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except for any de minimis inaccuracies, and (iii) with respect to all other matters will be true and correct (without giving effect to any materiality or material adverse effect qualifiers) at and as of the date of the merger agreement and at and as of the closing date as if made at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties referred to in this clause (iv) to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a company material adverse effect,

•	Gas Natural must have performed in all material respects all agreements and covenants required by the merger agreement to be performed by us (without giving effect to the materiality qualifier in our covenant to conduct the business of Gas Natural and our subsidiaries in the ordinary course of business in all material respects prior to the closing date) on or prior to the effective time of the merger,

•	since the date of the merger agreement, no fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a company material adverse effect will have occurred and be continuing, for purposes of which none of the following may be taken into account in determining the existence of a company material adverse effect:

•	any judgment, order, decree, ruling, writ, injunction or decision issued by any of the applicable state utilities commissions prior to the date of the merger agreement and applicable to Gas Natural or any of our subsidiaries,

•	any rate cases and other regulatory proceedings described in “— Obligations with Respect to Regulatory Proceedings” involving Gas Natural or any of our subsidiaries, or

•	any terms, conditions, liabilities, obligations, commitments or sanctions imposed by any state utilities commissions or other governmental authorities in connection with (or as a condition to) obtaining any of the required statutory approvals,

•

the refinancing and restructuring transactions described above in the section entitled “— Pre-Closing Transactions” will have been consummated on terms not materially less favorable to Gas Natural than the terms disclosed to Parent prior to the date of the merger agreement, and the refinancing agreements will exempt the merger from any change-in-control, prepayment or similar provisions, and

•	Parent must have received a certificate signed on behalf of Gas Natural by an executive officer of Gas Natural as to the satisfaction of the four foregoing conditions.

We cannot give any assurance that all of the conditions to the merger will be either satisfied or waived or that the merger will occur.

TERMINATION OF THE MERGER AGREEMENT

Mutual Termination Rights

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after receipt of the company shareholder approval:

•	by mutual written consent of Parent and Gas Natural,

•	by either Gas Natural or Parent, by written notice to the other, if the effective time of the merger has not occurred by 5:00 p.m. New York City time on July 7, 2017 (end date), provided that either Gas Natural or Parent may extend the end date by six months if, as of the end date, the only conditions to closing remaining to be satisfied are any of those described in the second and third bullets of the section entitled “— Conditions Precedent to the Merger — Conditions to Each Party’s Obligations” above, and further provided that the right to terminate the merger agreement in such an event or to extend the end date will not be available to Gas Natural, if Gas Natural, or to Parent, if Parent and Merger Sub, as applicable, has breached any of its covenants or agreements under the merger agreement and such breach has caused or resulted in either (i) the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger described in the section entitled “Conditions Precedent to the Merger” above prior to the end date or (ii) the failure of the closing to have occurred prior to the end date,

•	by either Gas Natural or Parent, by written notice to the other, if any law or any final and non-appealable order, injunction or decree will be in effect that prevents, makes illegal or prohibits the consummation of the merger (it being understood that the right to terminate the merger agreement under such a circumstance will not be available to Gas Natural, if Gas Natural, or to Parent, if Parent and Merger Sub, as applicable, if the failure of such condition is the result of such party’s failure to comply with the provisions described above in the section entitled “— Efforts to Complete the Merger”), or

•	by either Gas Natural or Parent, by written notice to the other, if the company shareholder approval has not been obtained upon a vote taken at the special meeting, including any adjournment or postponement of the special meeting, provided that the right to terminate the merger agreement in such an event will not be available to a party if the failure to obtain the company shareholder approval primarily resulted from the failure of that party to perform, in any material respect, its obligations under the merger agreement.

Gas Natural Termination Rights

We may also terminate the merger agreement at any time prior to the effective time of the merger:

•

prior to such time as the company shareholder approval has been obtained, in the event that (i) our board has made an adverse recommendation change with respect to a superior proposal in accordance with the provisions described above in the section entitled “— Obligations of Our Board with Respect to Its Recommendation” and has authorized Gas Natural to enter into an acquisition agreement to consummate such superior proposal, (ii) Gas Natural has complied with its obligations (excluding any de minimis breaches) described above in the sections entitled “— Go-Shop Period” and “—Restrictions on Solicitation of Company Acquisition Proposals” and (iii) Gas Natural prior to or concurrently with such termination pays to Parent the company termination fee described below in the section entitled “— Termination Fees — Termination Fee Payable by Gas Natural” in accordance with the merger agreement and enters into an acquisition agreement to consummate such superior proposal,

•	prior to the effective time of the merger, if Parent or Merger Sub breaches or fails to perform one or more of its covenants or agreements contained in the merger agreement, or if one or more of the representations or warranties of Parent or Merger Sub contained in the merger agreement is or will have become inaccurate, which breach, failure to perform or inaccuracy (i) would, if continuing on the closing date, result in the failure of a condition described in any of the first two bullets of the section entitled “— Conditions Precedent to the Merger — Conditions to Gas Natural’s Obligations” and (ii) is not reasonably capable of being cured by Parent or Merger Sub by the end date (as it may be extended) or, if capable of being cured, is not cured by Parent within thirty days after receiving written notice from Gas Natural of such breach, failure to perform or inaccuracy (it being understood that Gas Natural will not have the right to terminate the merger agreement as described in this bullet if Gas Natural is then in breach of any covenant or agreement contained in the merger agreement, or any representation or warranty of Gas Natural contained in the merger agreement then is or will have become inaccurate, such that the conditions described in the section entitled “— Conditions Precedent to the Merger — Conditions to Parent’s and Merger Sub’s Obligations” could not then be satisfied), or

•	if (i) all of the conditions precedent to the obligations of Parent and Merger Sub to effect the merger (other than those conditions that by their nature are to be satisfied at the closing, so long as such conditions to be satisfied at the closing would be or would be capable of being satisfied at the closing) have been and continue to be satisfied or waived in accordance with the merger agreement, (ii) Parent and Merger Sub do not complete the closing on the day that the closing should have been consummated pursuant to the terms of the merger agreement (including in the sole and absolute discretion of Parent for any regulatory reason not constituting a burdensome effect), and (3) Parent and Merger Sub fail to consummate the closing within five business days following their receipt of irrevocable written notice from Gas Natural requesting such consummation, certifying that we would be ready, willing and able to consummate the closing on that date, certifying that all conditions precedent to the obligations of Parent and Merger Sub to effect the merger have been satisfied (except for those conditions that by their terms are to be satisfied at the closing) and that it will waive any unsatisfied conditions described in the section entitled “— Conditions Precedent to the Merger — Conditions to Gas Natural’s Obligations” above, and requesting such consummation of the merger.

Parent Termination Rights

Parent may also terminate the merger agreement at any time prior to the effective time of the merger:

•	in the event that our board has made an adverse recommendation change, or

•

if Gas Natural breaches or fails to perform one or more of our covenants or agreements contained in the merger agreement, or if one or more of the representations or warranties of Gas Natural contained in the merger agreement is or will have become inaccurate, which breach, failure to perform or inaccuracy (i) would, if continuing on the closing date, result in the failure of a condition described in any of the first two bullets of the section entitled “— Conditions Precedent to the Merger — Conditions to Parent’s and Merger Sub’s Obligations” and (ii) is not reasonably capable of being cured by Gas Natural by the end date (as it may be extended) or, if capable of being cured, is not cured by Gas Natural within thirty days after receiving written notice from Parent of such breach, failure to perform or inaccuracy (it being understood that Parent will not have the right to terminate the merger agreement as described in this bullet if Parent is then in breach of any covenant or agreement contained in the merger agreement, or any representation or warranty of Parent contained in the merger agreement then is or will have become inaccurate, such that the conditions described in the section entitled

“— Conditions Precedent to the Merger — Conditions to Gas Natural’s Obligations” could not then be satisfied).

Effect of Termination

If the merger agreement is terminated by either Gas Natural or Parent, the merger agreement will become void, and there will be no liability or obligation on the part of Parent, Gas Natural or any of their respective shareholders, affiliates or representatives based on, arising out of or relating to the merger agreement or the negotiation, execution, performance or subject matter of the merger agreement, whether based on contract, tort or otherwise, or whether at law or in equity, except with respect to certain obligations in the merger agreement and, in the case of Gas Natural, for liability for any material breach of the merger agreement prior to such termination with actual knowledge on the part of certain key officers of Gas Natural that the taking of or the omission of taking an act would, or would reasonably be expected to, cause or constitute that breach.

TERMINATION FEES

Termination Fee Payable by Gas Natural

We would be required to pay Parent a termination fee in the amount of approximately $4.8 million (Gas Natural termination fee) if:

•	Parent terminates the merger agreement pursuant to the provisions described in the first bullet under the section entitled “— Parent Termination Rights” above,

•	prior to such time as the company shareholder approval has been obtained, Gas Natural terminates the merger agreement pursuant to the provisions described in the first bullet under the section entitled “— Gas Natural Termination Rights” above, or

•	(i) either Gas Natural or Parent terminates the merger agreement pursuant to the provisions described in the fourth bullet under “— Mutual Termination Rights” above, (ii) Parent terminates the merger agreement pursuant to the provisions described in the second bullet under “— Parent Termination Rights” above or (iii) either Gas Natural or Parent terminates the merger agreement pursuant to the provisions described in the second bullet under “— Mutual Termination Rights” above at a time when the merger agreement was terminable under the circumstances described in clause (i) or (ii) of this bullet, and:

•	after the date of the merger agreement, Gas Natural receives a company acquisition proposal that is not publicly withdrawn (and in the case of a termination pursuant to the fourth bullet under “— Mutual Termination Rights” above, or pursuant to the second bullet under “— Mutual Termination Rights” above at a time that the merger agreement is terminable under the fourth bullet under “— Mutual Termination Rights” above, that company acquisition proposal is not publicly withdrawn prior to the special meeting), and

•	within one year after any such termination of the merger agreement, Gas Natural enters into a definitive agreement with respect to, or consummates, any company acquisition proposal (substituting 50% for 20% in the definition of company acquisition proposal above).

Termination Fee Payable by Parent

Parent would be required to pay Gas Natural a termination fee in the amount of approximately $4.8 million (Parent termination fee) if Gas Natural terminates the merger agreement pursuant to the provisions described in the third bullet of “— Gas Natural Termination Rights” above.

REMEDIES

Under the terms of the merger agreement, our sole and exclusive remedy relating to any breach of the merger agreement by Parent and Merger Sub is to receive the Parent termination fee in accordance with the provisions described in the section entitled “— Termination Fees” (and related costs and expenses, if applicable). We may not seek specific performance to require Parent and Merger Sub to complete the merger. Upon payment of the Parent termination fee (and related costs and expenses, if applicable), Parent will have no further liability with respect to the merger agreement or the transactions contemplated thereby.

Parent and Merger Sub are entitled to injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the merger agreement by us and may seek specific performance to require us to complete the merger. Subject to such right to specific performance, upon payment of the Gas Natural termination fee (and related costs and expenses, if applicable), Gas Natural will have no further liability with respect to the merger agreement or the transactions contemplated thereby.

MISCELLANEOUS

Amendment and Waiver of the Merger Agreement

The merger agreement may be amended by Gas Natural, Parent and Merger Sub at any time prior to the effective time of the merger; provided, however, that, after receipt of the company shareholder approval, no amendment or waiver that by law requires further approval by the shareholders of Gas Natural may be made without further approval by the Gas Natural shareholders. The merger agreement may only be amended by an instrument in writing signed by each of Gas Natural, Parent and Merger Sub.

At any time prior to the effective time of the merger, Parent and Merger Sub, on the one hand, and Gas Natural, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracy of the representations and warranties of the other contained in the merger agreement or in any document delivered pursuant to it, (iii) subject to the immediately preceding paragraph, waive compliance by the other with any of the covenants or conditions contained in the merger agreement and (iv) waive the satisfaction by the other of any of the conditions contained herein. Any such extension or waiver will be valid only if it is in writing and signed by the party to be bound by it, but the failure of any party to assert any of its rights under the merger agreement or otherwise will not operate as a waiver of such rights.

Fees and Expenses

Subject to certain exceptions, all fees and expenses incurred in connection with the transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses.

Limited Recourse

The merger agreement provides that it may only be enforced against, and any claims or causes of action that may be related to the merger agreement may only be made against the entities that are expressly identified as parties to the merger agreement and no former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, affiliate, affiliated (or commonly advised) funds, representative, agent, and assignee and successor of any of the foregoing (related party) will have any liability for any obligations or liabilities of the parties to the merger agreement or for any claim against the parties to the merger agreement (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated by the merger agreement or in respect of any oral representations made or alleged to be made in connection with the merger agreement. The merger agreement further provides that we will not, and will cause our subsidiaries and use commercially reasonable efforts to cause our affiliates not to, seek to enforce the merger agreement or bring any claims for breach of the merger agreement against, or seek to recover monetary damages from, any related party. These provisions do not limit our right to bring a claim with respect to any breach of First Reserve’s obligation to pay or fund the payment of the Parent termination fee under circumstances in which the Parent termination fee is payable, as described in the section entitled “— Termination Fees — Termination Fee Payable by Parent” above, in accordance with and pursuant to the terms and conditions of the limited guaranty.

Governing Law

The merger agreement is, and all claims among any of the parties relating to it will be, governed by the laws of the State of Ohio, without giving effect to principles of law that would give effect to the laws of any other state.

DISSENTERS’ RIGHTS

Section 1701.84(A) of the OGCL provides appraisal rights for dissenting shareholders of a domestic corporation that is being merged. If the merger agreement is adopted by the requisite vote of our shareholders, each Gas Natural shareholder who objects to the merger agreement and properly demands payment of fair cash value of their shares may be entitled to seek relief as a dissenting shareholder under Sections 1701.84 and 1701.85 of the OGCL.

Sections 1701.84 and 1701.85 of the OGCL, set forth the right to relief for dissenting shareholders and the procedure for exercising these rights. This section summarizes the primary steps a shareholder must take to perfect his or her appraisal rights under the OGCL and is qualified by reference to a complete copy of Sections 1701.84 and 1701.85 of the OGCL, which are attached as Annex C to this proxy statement. We urge any dissenting shareholders considering exercising their appraisal rights to carefully review the provisions of Sections 1701.84 and 1701.85 and consult with an attorney as the failure to strictly comply with the procedural requirements of the statute may result in termination or waiver of such rights.

In order to exercise and perfect appraisal rights, a Gas Natural shareholder must satisfy each of the following conditions and must otherwise comply with Section 1701.85.

•	Must be a shareholder of record. A dissenting shareholder must be a record holder of shares of Gas Natural’s common stock as of [ ], 2016, the record date for the special meeting. If a Gas Natural shareholder who desires to exercise appraisal rights holds shares of our common stock in “street name” through a bank, broker, trust or other nominee, such shareholder must instruct his or her bank, broker, trust or other nominee as the record holder of the shares to satisfy all of the requirements outlined under Section 1701.85.

•	Must not vote in favor of adopting the Merger Agreement. A dissenting shareholder must not vote his or her shares in favor of the proposal to adopt the merger agreement at the special meeting. Failing to vote or abstaining from voting does not waive a dissenting shareholder’s rights. However, a proxy returned to Gas Natural signed but not marked to specify voting instructions will be voted FOR the proposal to adopt the merger agreement and will be deemed a waiver of appraisal rights.

•	File a written demand. A dissenting shareholder must deliver to Gas Natural a written demand for payment of the fair value of his or her shares of Gas Natural’s common stock before the vote on the proposal will be taken at the special meeting. Such demand must contain the shareholder’s name and address, the number and class of shares held on the record date, and the amount claimed as the “fair cash value” of the company’s common stock. Voting against the adoption of the merger at the special meeting is not a written demand as required under Section 1701.85.

Upon receipt of the shareholder’s demand, we must make note of such demand in our shareholder records. Upon receipt, Gas Natural may also send the shareholder a request for his or her stock certificates. Within fifteen days from the date we send such request, the shareholder must deliver his or her certificates to us. Once we receive the certificates we may endorse on them a legend to the effect that the shareholder’s demand has been made. After making its endorsement, we must return the enclosed certificates to the shareholder.

In the event the shareholder fails to send his or her certificates to us upon demand, we may exercise an option to terminate the shareholder’s rights as a dissenting shareholder. In order to terminate the shareholder’s rights we must send the shareholder written notice within twenty days following the expiration of the fifteen day request period. Any request made by us for the shareholder’s shares will not be deemed an admission by us that the shareholder is entitled to relief under Section 1701.85.

In the event the shareholder and Gas Natural are unable to reach an agreement on the fair cash value per share, the shareholder or Gas Natural may file a complaint in the Court of Common Pleas of Cuyahoga County, Ohio. Such complaint must be filed within three months after service of the shareholder’s demand. Upon the filing of a complaint, the court will hold a hearing to determine whether the shareholder is entitled to be paid the fair cash value of his or her shares, and if so, the number and class of such shares. Upon making a finding in favor of the shareholder, the court may appoint one or more appraisers to determine the fair cash value. The cost of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, will be assessed as the court considers equitable.

The fair cash value is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified in the dissenting shareholders’ demand. The fair cash value shall be determined as of the day prior to the day on which the vote by the shareholders was taken. Pursuant to the OGCL, the fair cash value of Gas Natural’s common stock immediately before the effective time of the merger will be the closing sale price on the NYSE MKT as of day prior to the date of the special meeting. Otherwise, in determining this value, any appreciation or deprecation in the market value of the Gas Natural common shares resulting from the merger will be excluded. The fair cash value may ultimately be the same, more or less than the $13.10 per share merger consideration. Shareholders should note that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, are not intended to be opinions as to fair value under the OGCL.

Payment of the fair cash value must be made within thirty days after the later of the final determination of such value or the closing date of the merger. Such payment shall be made only upon simultaneous surrender to Gas Natural of the share certificates for which such payment is made.

The rights and obligations of the dissenting shareholder and Gas Natural terminate if:

•	The dissenting shareholder has not complied with Section 1701.85 (unless our board waives such failure),

•	The merger is abandoned or is finally enjoined or prevented from being carried out or our shareholders rescind their adoption of the merger agreement,

•	The dissenting shareholder withdraws his or her demand (with the consent of our board), or

•	Gas Natural and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor Gas Natural has timely filed or joined in filing a complaint in Court of Common Pleas of Cuyahoga County, Ohio.

From the time the shareholder makes his or her demand until such shareholder’s rights terminate under Section 1701.85 or Gas Natural purchases the shareholder’s shares, all other rights accruing from the shareholder’s shares (including voting, dividend, and distribution rights) are suspended. During this period of suspension, any dividend or distribution paid on the common shares will be paid to the record owner as a credit upon the fair cash value thereof. If a shareholder’s dissenters’ rights are terminated other than by purchase by Gas Natural of the dissenting shareholder’s common shares, then at the time of termination all rights will be restored and all distributions that would have been made, but for that suspension, will be made.

See Annex C to this proxy statement for specific information on the procedures that must be followed in order to properly exercise dissenters’ rights under the OGCL.

MARKET PRICE AND DIVIDEND DATA

Gas Natural’s common stock trades on NYSE MKT under the symbol “EGAS.” The following table shows, for the periods indicated, the high and low sales price of Gas Natural’s common stock and the dividends declared per share of Gas Natural’s common stock.

Fiscal Quarter	High	Low	Dividend Per Share
Fiscal Year 2016(1)
First Quarter ended March 31, 2016	$8.70	$7.25	$0.075
Second Quarter ended June 30, 2016	$7.95	$6.83	$0.075
Third Quarter ended September 30, 2016	$7.95	$6.98	$0.075

Fiscal Year 2015(2)
First Quarter ended March 31, 2015	$11.03	$9.35	$0.135
Second Quarter ended June 30, 2015	$10.45	$9.80	$0.135
Third Quarter ended September 30, 2015	$10.30	$7.01	$0.135
Fourth Quarter ended December 31, 2015	$9.44	$6.50	$0.135

Fiscal Year 2014(3)
First Quarter ended March 31, 2014	$10.27	$7.92	$0.135
Second Quarter ended June 30, 2014	$11.35	$9.98	$0.135
Third Quarter ended September 30, 2014	$13.17	$10.25	$0.135
Fourth Quarter ended December 31, 2014	$11.74	$10.75	$0.135

(1)	We paid a quarterly dividend of $0.075 in April, July and October 2016.
(2)	We paid a quarterly dividend of $0.135 per share in April, July, October and December 2015.
(3)	We paid a monthly dividend of $0.045 per share from January 1, 2014 through December 31, 2014

The closing sales price of Gas Natural’s common stock on the NYSE MKT on [                    ], 2016, the latest practicable date before the printing of this proxy statement, was $[            ] per share. The high and low sales price of Gas Natural’s common stock on the NYSE MKT on October 7, 2016, the business day prior to the announcement that Gas Natural had entered into the merger agreement, was $7.68 per share. You are urged to obtain current market quotations for Gas Natural’s common stock when considering whether to approve the proposal to approve the merger.

As of [                    ], 2016, there were approximately [            ] shares of Gas Natural’s common stock outstanding held by [            ] record holders. Following the merger, there will be no further public market for Gas Natural’s common stock and our stock will be delisted from the NYSE MKT and deregistered under the Exchange Act. As a result, following the merger and deregistration, we will no longer file periodic reports with the SEC.

The payment of dividends is at the discretion of the board and subject to legal and contractual requirements. The terms of our credit facility restricts our ability to pay dividends and make certain other restricted payments. In addition, no event of default may exist at the time such dividend, distribution, redemption or repurchase is made. Under the merger agreement, as described in “The Merger — Terms of the Merger Agreement,” our board is permitted to declare and pay regular quarterly cash dividends on our common stock not to exceed $0.075 per share, with record dates and payment dates consistent with our past dividend practice, without the prior consent of First Reserve.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of [                    ], 2016, information regarding the beneficial ownership of our common stock by: (i) each shareholder known by us to be the beneficial owner of more than 5% of the stock, (ii) each director, (iii) each of our named executive officers, and (iv) all of our current directors and officers as a group. Applicable percentage ownership is based on 10,519,728 shares of common stock outstanding at [            ].

	Beneficial Ownership
Names and Address(1)	Common Stock	Percentage
Michael B. Bender	3,832	*
James P. Carney	3,125	*
Richard K. Greaves	6,832	*
Robert B. Johnston	11,368	*
Gregory J. Osborne(2)	13,088	*
Michael R. Winter	9,234	*
Kevin J. Degenstein(3)	2,074	*
Jed D. Henthorne(4)	19,361	*
Vincent A. Parisi(3)	238	*
James E. Sprague(5)	8,054	*

All current directors and executive officers as a group (10 individuals)	77,207	0.73%

5% Owner

Anita G. Zucker, Trustee of the Article 6 Marital Trust, under The First Amended and Restated Jerry Zucker Revocable Trust dated April 2, 2007(6) 4838 Jenkins Avenue, North Charleston, SC 29405	1,040,640	9.89%

*	Less than 1%

(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Gas Natural Inc., 1375 East 9th Street, Suite 3100, Cleveland, OH 44114.
(2)	Includes (i) 5,000 shares of common stock granted to Mr. Osborne in connection with his employment agreement which vest ratably over the three year period ending July 21, 2017, subject to a service requirement, and (ii) 89 shares of common stock held in our 401(k) plan. Pursuant to the terms of the plan, each participant has the right to direct the voting of the shares held by the plan. For more information see “Interests of Directors and Officers in the Merger.”
(3)	Listed shares of common stock are held in our 401(k) plan. Pursuant to the terms of the plan, each participant has the right to direct the voting of the shares held by the plan.
(4)	Includes 6,073 shares of common stock held in our 401(k) plan and 4,089 shares held in our Dividend Reinvestment Plan. Pursuant to the terms of the plan, each participant has the right to direct the voting of the shares held by the plan.
(5)	Includes 553 shares of common stock held in our 401(k) plan. Pursuant to the terms of the plan, each participant has the right to direct the voting of the shares held by the plan.
(6)	Based solely on information contained within Amendment No. 2 to Schedule 13D filed with the SEC on May 20, 2016.

OTHER MATTERS

As of the date of this proxy statement, the board and management are not aware of any other matters that will be presented for consideration at the special meeting other than as described in this proxy statement and only matters included in the notice of the special meeting may be properly presented at the special meeting.

PROPOSAL 2: NON-BINDING COMPENSATION ADVISORY PROPOSAL

Pursuant to Rule 14a-21(c) under the Exchange Act, we are seeking non-binding, advisory approval from our shareholders of the compensation of Gas Natural’s named executive officers identified on page 42 of this proxy statement that is based on or otherwise relates to the merger, as disclosed in “The Merger — Interests of Directors and Officers in the Merger — Merger-Related Compensation for Gas Natural’s Named Executive Officers.” The proposal gives our shareholders the opportunity to express their views on the merger-related compensation of our named executive officers. Accordingly, we are requesting our shareholders to adopt the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to Gas Natural’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed in the merger-related compensation tables and narrative discussions pursuant to Item 402(t) of Regulation S-K in “The Merger — Interests of Directors and Officers in the Merger — Merger-Related Compensation for Gas Natural’s Named Executive Officers,” are hereby APPROVED.”

The board unanimously recommends that shareholders vote FOR the proposal to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid by Gas Natural to its named executive officers.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast at the special meeting on that proposal. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Shareholders should note that this proposal is not a condition to completion of the merger. Accordingly, although the board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on Gas Natural or First Reserve or any of their respective subsidiaries, and, if the merger and the other transactions contemplated by the merger are approved by our shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved, subject to the terms of the applicable arrangements. Abstention from voting will have no effect on the outcome of this proposal, although the applicable shares will count as present for purposes of determining a quorum.

PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING

Our shareholders may be asked to adjourn the special meeting to a later date or time if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement. If our shareholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against the approval of the merger and the other transactions contemplated by the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the merger and the other transactions contemplated by the merger agreement so that the merger proposal would be defeated, we could adjourn the special meeting without a vote on the approval of the merger and the other transactions contemplated by the merger agreement and seek to convince the holders of those shares of Gas Natural common stock to change their votes to votes in favor of the approval of the merger and the other transactions contemplated by the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

The board unanimously recommends that shareholders vote FOR the proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

If you vote your shares, but do not indicate instructions to vote your shares for, against or abstain on this Proposal 3, your shares will be voted for this proposal to adjourn the special meeting to a later date or time if necessary or appropriate to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement.

The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast on the proposal. In addition, even if a quorum is not present at the special meeting, the chairman of the meeting or the affirmative vote of a majority of the votes cast at the special meeting may adjourn the meeting to another place, date or time (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without First Reserve’s consent, on a date that is more than ten days after the date on which the special meeting was originally scheduled). An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.

FUTURE SHAREHOLDER PROPOSALS

It is not expected that Gas Natural will hold its 2017 annual meeting of shareholders unless the merger is not completed. If the merger is not completed, Gas Natural’s shareholders will continue to be entitled to notice of, and to attend and participate in, Gas Natural shareholder meetings. Gas Natural shareholders may submit proposals on matters appropriate for shareholder action at meetings of Gas Natural shareholders to Christopher J. Hubbert, Corporate Secretary, Gas Natural Inc., 1375 East 9th Street, Suite 3100, Cleveland, Ohio, 44114, no later than February 22, 2017, in accordance with Rule 14a-8 of the Exchange Act. In addition, any shareholder who desires to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 before our 2017 annual meeting, must comply with our code of regulations, which currently require that a shareholder provide written notice of such business or nominee to Christopher J. Hubbert, Corporate Secretary, Gas Natural Inc., 1375 East 9th Street, Suite 3100, Cleveland, Ohio, 44114, no earlier than March 29, 2017, and no later than May 28, 2017, and otherwise comply with the advance notice and other provisions set forth in Gas Natural’s code of regulations, which currently include, among other things, requirements as to stock ownership and the submission of specified information. If we hold a 2017 annual meeting and the date of the meeting is not within thirty days of July 27, 2017 (the first anniversary of the 2016 Gas Natural annual meeting), then notice of such business shall be timely if given no later than ten calendar days following the first date upon which public disclosure of the date of the 2017 annual meeting is made. For additional requirements, shareholders should refer to Article Two of Gas Natural’s code of regulations, a current copy of which may be obtained from our Secretary. Nothing in this paragraph shall be deemed to require Gas Natural to include in its proxy statement and proxy materials relating to the 2017 annual meeting any shareholder proposal that may be omitted from the proxy materials of Gas Natural under applicable regulations of the Exchange Act in effect at the time such proposal is received.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

Gas Natural also makes available free of charge through its website its annual, quarterly and current reports, proxy statements and other information, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Gas Natural’s website address is www.egas.net. The information located on, or hyperlinked or otherwise connected to, Gas Natural’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference documents that we may file with the SEC under Section 13(a), 13(C), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may request copies of these filings, at no cost, by writing to James E. Sprague, Vice President and Chief Financial Officer, Gas Natural Inc., 1375 East Ninth Street, Suite 3100, Cleveland, Ohio 44114, or by calling (800) 570-5688.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT, THE ANNEXES TO THIS PROXY STATEMENT AND THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE IN THIS PROXY STATEMENT IN VOTING ON THE APPROVAL OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [                    ], 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

ANNEX A — MERGER AGREEMENT

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

GAS NATURAL INC.,

FR BISON HOLDINGS, INC.

and

FR BISON MERGER SUB, INC.

dated as of

October 8, 2016

A-i

A-ii

EXHIBITS

Exhibit A – Definitions

Exhibit B – Articles of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of October 8, 2016, by and among GAS NATURAL INC., an Ohio corporation (the “Company”), FR Bison Holdings, Inc., a Delaware corporation (“Parent”), and FR Bison Merger Sub, Inc., an Ohio corporation (“Merger Sub” and, together with the Company and Parent, the “Parties”).

RECITALS

WHEREAS, the Parties intend that, upon the terms and subject to the conditions set forth herein, at the Effective Time, Merger Sub will merge with and into the Company, with the Company surviving such merger;

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, for the Company to enter into this Agreement, (b) adopted this Agreement and approved the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and (c) resolved to recommend that the Company’s shareholders approve this Agreement;

WHEREAS, the respective boards of directors of Parent and Merger Sub have (a) determined that it is in the best interests of each such Person and their respective shareholders, and declared it advisable, for such Person to enter into this Agreement, (b) adopted this Agreement and approved such Person’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and (c) in the case of Merger Sub, resolved to recommend that Parent, in its capacity as Merger Sub’s sole shareholder, approve this Agreement;

WHEREAS, Anita G. Zucker, as Trustee of the Article 6 Marital Trust, under the First Amended and Restated Jerry Zucker Revocable Trust dated April 2, 2007 (the “Stockholder Party”) will be delivering an executed support agreement (the “Support Agreement”) pursuant to which, subject to the terms thereof, the Stockholder Party has agreed, among other things, to vote its shares of Company Common Stock in favor of approval of this Agreement;

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and subject to the conditions set forth herein, and each intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

1.01 The Merger. At the Effective Time, upon the terms and subject to the conditions set forth herein, Merger Sub shall be merged with and into the Company in accordance with Section 1701.78 of the General Corporation Law of the State of Ohio (the “OGCL”) and this Agreement (the “Merger”), and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”).

1.02 The Effective Time. At the Closing, the Company shall deliver to the Office of the Secretary of State of the State of Ohio a certificate of merger with respect to the Merger, in such form as is required by, and executed in accordance with, the relevant provisions of the OGCL (the “Certificate of Merger”). The Merger shall become effective at the time the Certificate of Merger is duly filed with the Office of the Secretary of State of the State of Ohio in accordance with the OGCL or at such later time as is permissible in accordance with the OGCL and, as the Parties may mutually agree (acting reasonably), as specified in the Certificate of Merger (the time the Merger becomes effective, the “Effective Time”).

1.03 The Closing. Unless this Agreement has been terminated in accordance with Section 8.01, the consummation of the Merger (the “Closing”) shall take place at the offices of Kohrman Jackson & Krantz LLP, 1375 East Ninth Street, One Cleveland Center, 29th Floor, Cleveland, Ohio 44114, with closing deliveries to be made by wire transfer, facsimile or electronic mail, where appropriate, or in such other manner as the parties may agree, at 9:00 a.m. New York City time on a date to be mutually agreed to by the Parties, which date shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the last of the conditions to the Closing set forth in Article VII, except for those conditions to the Closing that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions (the “Closing Date”).

1.04 Effects of the Merger. The Merger shall have the effects specified herein and in the applicable provisions of the OGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers, immunities and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Corporation, all as provided under the OGCL and any other applicable Laws.

1.05 Organizational Documents. As of the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended and restated to be the same as the articles of incorporation set forth on Exhibit B until thereafter amended as provided therein and in accordance with applicable Law. As of the Effective Time, the code of regulations of the Surviving Corporation shall be amended and restated to be the same as the code of regulations of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and in accordance with applicable Law, except that the name of the Surviving Corporation shall be “Gas Natural Inc.”

1.06 Surviving Corporation Directors and Officers. As of the Effective Time, (i) the directors of Merger Sub as of immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and code of regulations of the Surviving Corporation.

ARTICLE II

EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

AND BOOK-ENTRY SHARES

2.01 Effect of Merger on Capital Stock.

(a) Cancellation of Treasury Stock and Parent-Owned Stock; Conversion of Company Common Stock; Conversion of Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of shares of Company Common Stock:

(i) each share of common stock, $0.15 par value, of the Company (“Company Common Stock”) that is owned by the Company as treasury stock or by any direct or indirect wholly owned Subsidiary of the Company, if any, and each share of Company Common Stock that is owned by Parent or Merger Sub or by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub, if any, immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) subject to Section 2.01(b), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (except for shares to be canceled and retired or converted in accordance with Section 2.01(a)(i) and any Dissenting Shares) shall be converted automatically into the right to receive an amount in cash (without interest) equal to the Merger Consideration, payable as provided in Section 2.02, and, when so converted, shall automatically be canceled and retired and shall cease to exist;

(iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is a Dissenting Share shall not be converted into the right to receive an amount in cash equal to the Merger Consideration, but its holder will instead be entitled to the right to receive payment from the Surviving Corporation with respect thereto in accordance with the applicable provisions of the OGCL, as described in Section 2.03; and

(iv) each share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, without par value, of the Surviving Corporation.

(b) Adjustments to Merger Consideration. If at any time during the period between the date of this Agreement and the Effective Time, any change in the number of issued and outstanding shares of Company Common Stock shall occur as a result of any reclassification, stock split (including a reverse stock split), combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, or any similar event, the Merger Consideration shall be equitably adjusted, without duplication, to provide to Parent, Merger Sub and the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action; provided, that nothing in the foregoing shall permit the Company to take any action that is otherwise prohibited by the terms of this Agreement.

2.02 Payment for Shares.

(a) Paying Agent. Prior to the Effective Time, Parent shall appoint a paying agent reasonably acceptable to the Company (the “Paying Agent”) for the purpose of exchanging shares of Company Common Stock for the Merger Consideration in accordance with Section 2.01(a)(ii). At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent, in trust for the benefit of the holders of Company Common Stock contemplated by Section 2.01(a)(ii), cash in an amount equal to the aggregate amount of the Merger Consideration pursuant to Section 2.01(a)(ii) (the “Payment Fund”).

(b) Payment Procedures.

(i) Promptly after the Effective Time (but no later than three (3) Business Days after the Effective Time), the Paying Agent will mail to each holder of record of a certificate representing outstanding shares of Company Common Stock immediately prior to the Effective Time (each, a “Certificate”) and to each holder of record of uncertificated shares of Company Common Stock represented by book entry immediately prior to the Effective Time (“Book-Entry Shares”), in each case, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01(a)(ii):

(1) a letter of transmittal, which shall specify that delivery shall be effected, and that risk of loss and title to Certificates or Book-Entry Shares held by such holder will pass, only upon delivery of such Certificates or Book-Entry Shares to the Paying Agent and which shall be in form and substance reasonably satisfactory to Parent and the Company (a “Letter of Transmittal”); and

(2) instructions for use in effecting the surrender of such Certificates or Book-Entry Shares in exchange for the Merger Consideration with respect to such shares.

(ii) Each holder of Certificates and Book-Entry Shares may thereafter until the first anniversary of the Effective Time surrender such Certificates or Book-Entry Shares to the Paying Agent under cover of the Letter of Transmittal. Upon the surrender to, and the acceptance in accordance with

Section 2.02(b)(ii) by, the Paying Agent of a Certificate or Book-Entry Share and a duly and validly executed Letter of Transmittal, the holder thereof (other than any holder of Dissenting Shares) will be entitled to the Merger Consideration payable in respect of the number of shares of Company Common Stock formerly represented by such Certificate or Book-Entry Share surrendered under this Agreement. If a Dissenting Shareholder effectively withdraws its demand for, or loses its rights to, payment of fair cash value pursuant to Section 1701.85 of the OGCL with respect to any Dissenting Shares, (i) such shares of Company Common Stock shall cease to be Dissenting Shares and (ii) if such withdrawal or loss of rights with respect to such Dissenting Shares occurs prior to the first anniversary of the Effective Time, Parent shall make available or cause to be made available to the Paying Agent additional funds in an amount equal to the product of (x) the number of Dissenting Shares for which the Dissenting Shareholder has withdrawn its demand for, or lost its rights to, payment of fair cash value pursuant to Section 1701.85 of the OGCL and (y) the Merger Consideration.

(iii) The Paying Agent will accept Certificates or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange of the Certificates and Book-Entry Shares in accordance with customary exchange practices.

(iv) From and after the Effective Time, the stock transfer books of the Company will be closed and no further transfers may be made on the records of the Company or its transfer agent of Certificates or Book-Entry Shares, and if any Certificate or Book-Entry Share is presented to the Company for transfer, such person presenting such Certificate or Book-Entry Share shall be given a copy of the Letter of Transmittal and told to comply with the instructions in the Letter of Transmittal in order to receive any cash to which such Person is entitled pursuant to this Article II.

(v) If any Merger Consideration is to be remitted to a name other than that in which a Certificate or Book-Entry Share is registered, no Merger Consideration may be paid in exchange for such surrendered Certificate or Book-Entry Share unless:

(1) either (A) the Certificate so surrendered is properly endorsed, with signature guaranteed, or otherwise in proper form for transfer or (B) the Book-Entry Share is properly transferred; and

(2) the Person requesting such payment shall (A) pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate or Book-Entry Share or (B) establish to the satisfaction of Parent or the Paying Agent that such Tax has been paid or is not payable.

(vi) At any time after the Effective Time until surrendered as contemplated by this Section 2.02, each Certificate or Book-Entry Share shall be deemed to represent only the right to receive upon such surrender the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificate or Book-Entry Share as contemplated by Section 2.01(a)(ii)). No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration payable in respect of the shares of Company Common Stock represented by Certificates or Book-Entry Shares.

(c) No Further Ownership Rights in Company Common Stock.

(i) At the Effective Time, each holder of a Certificate, and each holder of Book-Entry Shares, will cease to have any rights with respect to such shares of Company Common Stock, except, to the extent provided by Section 2.01(a)(ii), for the right to receive the Merger Consideration payable in respect of the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares upon surrender of such Certificate or Book-Entry Share in accordance with Section 2.02(b);

(ii) The Merger Consideration paid upon the surrender or exchange of Certificates or Book-Entry Shares in accordance with this Section 2.02 will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.

(d) Termination of Payment Fund. The Paying Agent will deliver to the Surviving Corporation any portion of the Payment Fund (including any interest and other income received by the Paying Agent in respect of all such funds) that remains undistributed to the former holders of Certificates or Book-Entry Shares upon expiration of the period ending one (1) year after the Effective Time. Thereafter, any former holder of Certificates or Book-Entry Shares prior to the Merger who has not complied with this Section 2.02 prior to such time, may look only to the Surviving Corporation (subject to abandoned property, escheat or similar Laws) only as a general creditor thereof for payment of his, her or its claim for Merger Consideration to which such holder may be entitled upon compliance with the instructions in the Letter of Transmittal, upon due surrender of their Certificates or Book-Entry Shares, without any interest on such Merger Consideration.

(e) Investment of Payment Fund. The Paying Agent shall invest any cash in the Payment Fund if and as directed by Parent; provided that such investment shall be in direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America, in commercial paper obligations of issuers organized under the Law of a state of the United States of America, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $1,000,000,000. Any interest and other income resulting from such investments, and any amounts in excess of the aggregate amounts payable under Section 2.01, shall be paid to, and be the property of, Parent. No investment losses resulting from investment of the Payment Fund shall diminish the rights of any of the Company’s shareholders to receive the Merger Consideration or any other payment as provided herein. To the extent there are losses with respect to such investments or the Payment Fund diminishes for any other reason below the level required to make prompt cash payment of the aggregate funds required to be paid pursuant to the terms hereof, Parent shall or shall cause the Surviving Corporation to, reasonably promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make such cash payments.

(f) No Liability. None of the Company, Parent, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any portion of the Payment Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Withholding Taxes. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates, Book-Entry Shares or Company Restricted Shares such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Amounts so withheld and paid over to the appropriate taxing authority shall be treated for all purposes under this Agreement as having been paid to the holder of Certificates, Book-Entry Shares or Company Restricted Shares, as applicable, in respect of which such deduction or withholding was made.

(h) Lost, Stolen or Destroyed Certificates. If any Certificate formerly representing shares of Company Common Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver and pay, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration payable in respect thereof pursuant to this Agreement.

2.03 Dissenters Rights. Notwithstanding anything in this Agreement to the contrary, to the extent required by the OGCL, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any shareholder who was a record holder of Company Common Stock as to which such shareholder seeks relief as of the date fixed for determination of shareholders entitled to notice of the Company Shareholders Meeting, and who delivers to the Company before the Company Shareholders Meeting a written demand to be paid the fair cash value for such shares of Company Common Stock and that are not voted in favor of the proposal to adopt this Agreement at the Company Shareholders Meeting in accordance with Sections 1701.84 and 1701.85 of the OGCL (collectively, “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(a)(ii), unless and until such shareholder fails to perfect or otherwise waives, withdraws or loses such shareholder’s rights as a dissenting shareholder, if any, under the OGCL. If any such shareholder (a “Dissenting Shareholder”) fails to perfect or otherwise waives, withdraws or loses any such rights as a Dissenting Shareholder, then that shareholder’s Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into only the right to receive at the Effective Time the Merger Consideration, without interest, upon surrender of Certificates or Book-Entry Shares representing such Company Common Stock pursuant to Section 2.02 (and if such withdrawal or failure to perfect occurs prior to the first anniversary of the Effective Time, Parent shall make available or cause to be made available to the Paying Agent additional funds pursuant to the terms of Section 2.02(b)(iii). Subject to the preceding sentence, from and after the Effective Time, each shareholder who has asserted rights as a Dissenting Shareholder as provided in Sections 1701.84 and 1701.85 of the OGCL shall be entitled only to such rights as are granted under those sections of the OGCL. The Company shall promptly notify Parent of each shareholder who asserts rights as a Dissenting Shareholder following receipt of such shareholder’s written demand delivered as provided in Section 1701.85(A)(4) of the OGCL, attempted withdrawals of such demands and any other instruments served pursuant to applicable Laws that are received by the Company relating to Company shareholders’ rights of the type described in this Section 2.03. Parent shall have the right to participate in and direct all negotiations and Claims with respect to demands under the OGCL described in this Section 2.03. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, voluntarily make any payment or commit or agree to make any payment, or settle or commit or offer to settle, any rights of a Dissenting Shareholder asserted under Section 1701.85 of the OGCL.

2.04 Equity Awards.

(a) Each outstanding unvested Company Restricted Share that is outstanding immediately prior to the Effective Time will be vested and no longer subject to restrictions as of the Effective Time, and will be canceled and converted into, and constitute the right to receive the Merger Consideration, without interest, which shall be payable in accordance with Section 2.01(a)(ii). All payments in respect of Company Restricted Shares shall be made by the Surviving Corporation, less applicable Tax withholdings, as promptly as practicable following the Effective Time (and in all events no later than the later of (i) five (5) Business Days following the Closing Date and (ii) the first regular payroll date of the Surviving Corporation immediately following the Closing Date).

(b) Prior to the Effective Time, the Company Board or the appropriate committee thereof shall adopt resolutions providing for, and shall take any other actions that are necessary to effect, the treatment of the Company Restricted Shares as contemplated by this Section 2.04.

2.05 Consent of Surviving Corporation. The Surviving Corporation hereby consents to be sued and served with process in the State of Ohio and to the irrevocable appointment of the Secretary of State of the State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against the Surviving Corporation any obligation of the Company, or to enforce the rights of a Dissenting Shareholder of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the Company Reports publicly available and filed with or furnished to the SEC since January 1, 2016 and prior to the date of this Agreement (excluding any statements set forth in any “risk factor” section or section relating to forward looking statements or that are predictive, cautionary or forward-looking in nature) (it being understood that (i) any matter disclosed in such reports or filings will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent on its face from such disclosure in such filing or report that it is applicable to such section of the Company Disclosure Letter and (ii) this clause (a) will not apply to any of Section 3.01, Section 3.02, Section 3.03, Section 3.04 and Section 3.07) or (b) subject to Section 9.04(j), as set forth in the corresponding section of the disclosure letter delivered by the Company to Parent concurrently with the execution and delivery by the Company of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

3.01 Organization, Standing and Power. Each of the Company and the Company’s Subsidiaries (collectively, the “Company Subsidiaries”) is duly organized, validly existing and in active status or good standing, as applicable, under the laws of the jurisdiction in which it is organized (in the case of active status or good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Company Subsidiaries, where the failure to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite entity power and authority to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties make such qualification necessary, except in any such jurisdiction where the failure to be so qualified or licensed has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the articles of incorporation of the Company in effect as of the date of this Agreement (the “Company Articles”) and the code of regulations of the Company in effect as of the date of this Agreement (the “Company Regulations”). The Company Articles and the Company Regulations are in full force and effect.

3.02 Company Subsidiaries. All the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of (a) all Liens and (b) any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except, in the case of the foregoing clauses (a) and (b), as imposed by this Agreement, the Organizational Documents of the Company Subsidiaries or applicable securities Laws. Section 3.02 of the Company Disclosure Letter sets forth a true and complete list of the Company Subsidiaries. The Company has made available to Parent true and complete copies of the Organizational Documents of each Company Subsidiary in effect as of the date of this Agreement. Neither the Company nor any Company Subsidiary owns any shares of capital stock or voting securities of, or other equity interests in, any Person other than the Company Subsidiaries.

3.03 Capital Structure.

(a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 1,500,000 shares of preferred stock of the Company, $0.15 par value (the “Company Preferred Stock”). As of the close of business on October 4, 2016 (the “Measurement Date”), (i) 10,519,728 shares of Company Common Stock (which includes all Company Restricted Shares, shares of Company Common Stock issued to non-employee directors under the Company’s 2012 Incentive and Equity Award Plan and all shares of Company Common Stock outstanding under the Energy West, Inc. Retirement Savings Plan) were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding and (iii) no shares of Company Common Stock were held by the Company in its treasury. As of the close of business on the Measurement Date, an aggregate of 686,950 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plans and 250,000 shares of Company Common Stock were reserved and available for issuance upon any conversion of the Convertible Note. As of the close of business on the Measurement Date, (i) an aggregate of 1,666 unvested Company Restricted Shares were outstanding under the Company Stock Plans (which Company Restricted Shares will become fully vested in connection with the consummation of the Merger in accordance with their terms), (ii) no Company Stock Options were issued and outstanding under the Company Stock Plans, and (iii) no shares of Company Common Stock were issued and outstanding to non-employee directors under the Company’s 2012 Non-Employee Director Stock Award Plan.

(b) All outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued upon the vesting of Company Restricted Shares will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive right. Except as set forth in this Section 3.03 or in Section 3.03(b) of the Company Disclosure Letter (which contains a correct and complete list, as of the date hereof, of all Company Restricted Shares, including, to the extent applicable, the holder thereof, the date of grant, number of Company Restricted Shares, and the vesting schedule), or pursuant to the terms of this Agreement, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company or any Company Subsidiary to issue, deliver, grant or sell, or cause to be issued, delivered, granted or sold, (i) any capital stock of the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (ii) any equity-based awards, contingent value rights, “phantom” stock warrants, calls, options or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company, or other rights to acquire from the Company or any Company Subsidiary, or any other obligation or agreement of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or (iii) any other rights, arrangements or agreements to receive cash in respect of the value of capital stock of the Company or any Company Subsidiary (the securities described in foregoing clauses (i), (ii) and (iii), collectively, “Equity Securities”). Except pursuant to the Company’s 2012 Incentive and Equity Award Plan, the Company’s 2012 Non-Employee Director Stock Award Plan, the Energy West, Inc. Retirement Savings Plan and the Company DRIP, there are not any: (i) outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Equity Securities; (ii) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; or (iii) obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound. Except as set forth in Section 3.03(b) of the Company Disclosure Letter, there is no outstanding Indebtedness of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company or Company Subsidiary may vote (“Company Voting Debt”). Except for the quarterly dividend of $0.075 per share of Company Common Stock that the Company Board declared for the fiscal quarter ended September 30, 2016, there are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company. No Company Subsidiary owns any Equity Securities or shares of Company Common Stock. From the Measurement Date to the date of this Agreement, no shares of Company Common Stock have been issued.

(c) The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Equity Securities.

3.04 Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and agreements hereunder and to consummate the Merger, subject, in the case of the Merger, to the receipt of the Company Shareholder Approval. The Company Board has adopted resolutions, at a meeting duly called at which a quorum of directors of the Company was present, (a) determining that it is in the best interests of the Company and its shareholders, and declaring it advisable, for the Company to enter into this Agreement, (b) adopting this Agreement and approving the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby and (c) resolving to recommend that the Company’s shareholders approve this Agreement (the “Company Board Recommendation”) and directing that this Agreement be submitted to the Company’s shareholders for approval at a duly held meeting of such shareholders called for such purpose (the “Company Shareholders Meeting”). Such resolutions have not been amended or withdrawn as of the date of this Agreement. Except for (i) the approval of this Agreement by the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote at the Company Shareholders Meeting (the “Company Shareholder Approval”) and (ii) the filing of the Certificate of Merger as required by the OGCL, no other vote or corporate proceedings on the part of the Company, the Company Board or the Company’s shareholders are necessary to authorize, adopt or approve this Agreement or to consummate the Merger. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) (collectively, the “Bankruptcy and Equity Exceptions”).

3.05 No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its covenants and agreements hereunder and the consummation of the Merger will not, (i) subject to obtaining the Company Shareholder Approval, conflict with, or result in any violation of any provision of, the Company Articles, the Company Regulations or the Organizational Documents of any Company Subsidiary, (ii) subject to obtaining the Consents set forth in Section 3.05(a)(ii) of the Company Disclosure Letter (the “Company Required Consents”), conflict with, result in any violation or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation, or result in the creation of any Liens on the properties, assets or rights of the Company or any Company Subsidiary, or give rise to the loss of a material benefit, in each case, under any Contract or any Permit of the Company applicable to the business of the Company and the Company Subsidiaries or (iii) subject to obtaining the Company Shareholder Approval and the Consents referred to in Section 3.05(b) and making the Filings referred to in Section 3.05(b), conflict with, or result in any violation of any provision of, any Judgment or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets, except for, in the case of the foregoing clauses (ii) and (iii), any matter that (i) has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) would not prevent or materially impede, interfere with or delay the consummation of the Merger.

(b) No consent, approval, waiver or Permit (“Consent”) of or from, or registration, declaration, notice or filing (“Filing”) made to or with, any Governmental Entity is required to be obtained or made by the Company or any Company Subsidiary in connection with the Company’s execution and delivery of this Agreement or its performance of its covenants and agreements hereunder or the consummation of the Merger, except for the following:

(i) (1) the filing with the Securities and Exchange Commission (the “SEC”), in preliminary and definitive form, of the Proxy Statement and (2) the filing with the SEC of such reports under, and such other compliance with, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), and rules and regulations of the SEC promulgated thereunder, as may be required in connection with this Agreement or the Merger;

(ii) compliance with, Filings under and the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”);

(iii) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Ohio;

(iv) (1) any required Filings with, and any required Consents of, each of the MPUC, the MTPSC, the NCUC and the PUCO (collectively, the “State Utilities Commissions”) and (2) and the other

Filings and Consents set forth in Section 3.05(b)(iv) of the Company Disclosure Letter (the Consents and Filings set forth in Section 3.05(b)(ii) and this Section 3.05(b)(iv), collectively, the “Company Required Statutory Approvals”);

(v) the Company Required Consents; and

(vi) such other Filings or Consents the failure of which to make or obtain (1) would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (2) would not prevent or materially impede, interfere with or delay the consummation of the Merger.

3.06 Company Reports; Financial Statements.

(a) The Company has furnished or filed all registration statements, reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since January 1, 2014 (such documents, together will all exhibits, financial statements, including the Company Financial Statements, and schedules and amendments thereto and all information incorporated therein by reference, being collectively referred to as the “Company Reports”). Each Company Report (i) at the time furnished or filed, complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company Report and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made available to Parent true, correct and complete copies of all written correspondence between the SEC and the Company and any of the Company Subsidiaries occurring since January 1, 2014 and prior to the date of this Agreement. As of the date of this Agreement, there are no outstanding comments received by the Company from, or unresolved issues raised by the SEC with the Company, with respect to any of the Company Reports, and to the Knowledge of the Company, none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to pursuant to Section 13 or 15(d) of the Exchange Act. Each of the consolidated financial statements of the Company included in the Company Reports (the “Company Financial Statements”) complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited pro forma or quarterly financial statements, as permitted by Forms 10-Q and 8-K of the SEC) applied on a consistent basis during the periods and as of the dates involved (except as may be indicated in the notes thereto) and fairly present in all material respects, in accordance with GAAP, the consolidated financial position of the Company and the Company’s consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows and changes in stockholders equity, as applicable, for the periods shown (subject, in the case of unaudited pro forma or quarterly financial statements, to normal year-end audit adjustments, none of which is expected to be material). Except as disclosed in the Company Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) Except as otherwise set forth on Section 3.06(b) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has any liability of any nature that is required by GAAP to be set forth on a consolidated balance sheet (including the notes thereto) of the Company and the Company Subsidiaries, except liabilities (i) reflected or reserved against in the most recent balance sheet (including the notes thereto) of the Company and the Company Subsidiaries included in the most recent Company Report filed prior to the date hereof, (ii) incurred in the ordinary course of business consistent with past practice since the date of such balance sheet or (iii) incurred in connection with the Merger or any other transaction or agreement contemplated by this

Agreement. Section 3.06(b) of the Company Disclosure Letter contains a true, correct and complete list of each item of Indebtedness involving an amount greater than $75,000 or that is otherwise material to the Company as a whole as of the date of this Agreement, other than Indebtedness reflected in such balance sheet.

(c) Since January 1, 2014, the chief executive officer and chief financial officer of the Company have made all certifications (without qualification or exceptions to the matters certified) required by the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the statements contained in any such certifications are complete and correct. The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company and the Company Subsidiaries required to be disclosed in the Company Reports filed or submitted under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer by others within those entities. Since January 1, 2014, subject to any applicable grace periods, the Company has been and is in compliance in all material respects with (i) all applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE MKT. The Company’s principal executive officer and principal accounting or financial officer (or each former principal executive officer and principal accounting or financial officer) have disclosed based on their most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company Board (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent all such disclosures made by management to the Company’s auditors and audit committee since January 1, 2014. As of the date of this Agreement, no material weaknesses in the design or operation of the Company’s internal control over financial reporting have been identified by the Company or, to the Knowledge of the Company, the Company’s independent registered public accounting firm. As of the date of this Agreement, there is no reason to believe that the Company’s auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act in connection with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

3.07 Absence of Certain Changes or Events. Except as set forth on Section 3.07 of the Company Disclosure Letter: (a) from December 31, 2015 to the date of this Agreement, each of the Company and the Company Subsidiaries has conducted its respective business in all material respects in the ordinary course of business; and (b) since December 31, 2015, there has not occurred any (i) action that, if taken after the date of this Agreement, would be prohibited by Section 5.01(a) of this Agreement if taken without the prior written consent of Parent. Since December 31, 2015, there has not occurred any fact, circumstance, effect, change, event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.08 Taxes.

(a) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) Each of the Company and each Company Subsidiary has (1) timely filed, taking into account any valid extensions, all Tax Returns required to have been filed and such Tax Returns are accurate and complete in all respects and (2) timely paid all Taxes due and payable (whether or not shown on such Tax Returns) or, where payment is not yet due, has made adequate provisions for all Taxes in the Company Financial Statements in accordance with GAAP. There are no Liens with respect to Taxes upon any of the assets or properties of either the Company or any Company Subsidiary, other than with respect to Taxes not yet due and payable;

(ii) Neither the Company nor any Company Subsidiary has (1) received written notice of any audit, examination, investigation or other proceeding from any taxing authority for any amount of unpaid Taxes asserted against the Company or any Company Subsidiary, which have not been fully paid or settled, or (2) with respect to any tax years open for audit as of the date hereof, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax;

(iii) Neither the Company nor any Company Subsidiary (1) is or has ever been, within the applicable statute of limitations, a member of an affiliated group (other than a group the comment parent of which is the Company) filing a consolidated federal income Tax Return or (2) has any liability for Taxes of any Person (except for the Company or any Company Subsidiary) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise;

(iv) Neither the Company nor any Company Subsidiary is a party to or is otherwise bound by any Tax sharing, allocation or indemnification agreement or arrangement, except for such an agreement or arrangement (1) exclusively between or among the Company and Company Subsidiaries or (2) with customers, vendors, lessors or other third parties entered into in the ordinary course of business and not primarily related to Taxes;

(v) Within the past three (3) years, neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code;

(vi) Neither the Company nor any Company Subsidiary has engaged in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2) or Treasury Regulations Section 301.6111-2(b) in any tax year for which the statute of limitations has not expired;

(vii) All Taxes required to be withheld, collected or deposited by or with respect to Company and the Company Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority;

(viii) Neither the Company nor any Company Subsidiary will be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the Closing Date as a result of (i) a change in method of accounting occurring prior to the Closing Date, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date, (iii) a prepaid amount received prior to the Closing Date or (iv) deferred gains arising prior to the Closing Date; and

(ix) Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

3.09 Employee Benefits.

(a) Section 3.09(a) of the Company Disclosure Letter sets forth a complete and accurate list of each material Company Benefit Plan and each material Company Benefit Agreement.

(b) With respect to each Company Benefit Plan and Company Benefit Agreement listed in Section 3.09(a) of the Company Disclosure Letter, the Company has made available to Parent, to the extent applicable, complete and accurate copies of (i) the plan document (or, if such arrangement is not in writing, a written description of the material terms thereof), including any amendment thereto, any summary plan description thereof and any summary of material modifications thereto, (ii) each trust, insurance, custodial, annuity or other funding Contract or instrument related thereto, (iii) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto, (iv) the most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the “IRS”) with respect thereto, (v) the most recently received IRS determination letter or, with respect to any Company Benefit Plan that is a master/prototype or volume submitter plan, the most recently received IRS advisory, opinion, or notification letter and (vi) copies of any calculations prepared in connection with Section 280G of the Code (whether or not final) with respect to any Company Personnel in connection with the Merger (together with the underlying documentation on which such calculations are based). No Company Benefit Plan or Company Benefit Agreement is maintained outside the jurisdiction of the United States, or covers any Company Personnel residing or working outside of the United States.

(c) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Benefit Plan and each Company Benefit Agreement has been established, administered and maintained in compliance with its terms and with the requirements prescribed by ERISA, the Code and all other applicable Laws, (ii) there are no Claims (other than routine claims for benefits in the ordinary course) pending or threatened in writing or, to the Knowledge of the Company, orally against, relating to or otherwise in connection with any Company Benefit Plan or Company Benefit Agreement or any asset, fiduciary or party-in-interest thereof, or the Company or any Company Subsidiary with respect to any Company Benefit Plan or Company Benefit Agreement and no facts or circumstances exist that could reasonably be expected to give rise to any such Claims and (iii) all required payments, contributions, reimbursements, premium payments, expenses and accruals due from or required to be made by the Company or any Company Commonly Controlled Entity to any Company Benefit Plan or Company Benefit Agreement for all periods ending prior to or as of the Closing have been timely made on or before their applicable due dates, or properly accrued on the balance sheet to the extent required by GAAP. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company, any Company Subsidiary nor any Company Commonly Controlled Entity has engaged in, and there has not been, any non-exempt transaction prohibited by ERISA or by Section 4975 of the Code with respect to any Company Benefit Plan or Company Benefit Agreement or their related trusts that would reasonably be expected to result in a liability of the Company, any Company Subsidiary or a Company Commonly Controlled Entity. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Benefit Plan or Company Benefit Agreement is under any pending or current audit, investigation or administrative proceeding by the IRS, the Department of Labor, or any other Governmental Entity, nor is any such audit, administrative proceeding or investigation threatened in writing or, to the Knowledge of the Company, orally.

(d) Neither the Company, any Company Subsidiary, nor any Company Commonly Controlled Entity has ever maintained, contributed to, been required to contribute, or otherwise had any liability with respect to a plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. Except as set forth in Section 3.09(d) of the Company Disclosure Letter, no Company Benefit Plan or Company Benefit Agreement is a multiemployer plan, within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA (a “Multiemployer Plan”), or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, and neither the Company, any Company Subsidiary nor any Company Commonly Controlled Entity has contributed to or been obligated to contribute to any such plan within the six (6) years preceding this Agreement. With respect to any Multiemployer Plan to which the Company, any Company Subsidiary or any Company Commonly Controlled Entity has any liability or contributes (or has at any time contributed or had an obligation to contribute), neither the Company, any Company Subsidiary nor any Company Commonly Controlled Entity has incurred any withdrawal liability under Title IV of ERISA that remains unsatisfied, or would be subject to such liability if, as of the Closing Date, the Company, any Company Subsidiary or any Company Commonly Controlled Entity was to engage in a complete withdrawal (as defined in Section 4203 of ERISA) or a partial withdrawal (as defined in Section 4205 of ERISA) from any such Multiemployer Plan. Except for matters that would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company, any Company Subsidiary nor any Company Commonly Controlled Entity has incurred any liability, including, without limitation, Controlled Group Liability, that has not been satisfied in full nor do any circumstances or conditions exist that could reasonably be expected to give rise to any liability, including any Controlled Group Liability. For the purposes of this Agreement, “Controlled Group Liability” means any and all Taxes, fines, Liens, penalties or other liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412, 430 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or (vi) under any other similar applicable Laws.

(e) Except as set forth in Section 3.09(e) of the Company Disclosure Letter, each Company Benefit Plan that is intended to be qualified under Section 401(a) or Section 501(c)(9) of the Code, as applicable, is so qualified and such plan has received a currently effective favorable determination letter or opinion or notification to that effect from the IRS and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(f) Except as set forth in Section 3.09(f) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has any liability for providing health, medical or other welfare benefits after retirement or other termination of employment, except for coverage or benefits required to be provided under Section 4980(B)(f) of the Code or other applicable Law.

(g) Except as expressly provided in Section 6.10 or as set forth in Section 3.09(g) of the Company Disclosure Letter, none of the execution and delivery of this Agreement, shareholder approval of this Agreement, the performance by any party of its covenants and agreements hereunder or the consummation of the Merger (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) could reasonably be expected to (i) entitle any Company Personnel to any compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefit, increase the amount of any compensation or benefit due to any Company Personnel, or trigger any other obligation under any Company Benefit Plan or Company Benefit Agreement, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund the benefits under any Company Benefit Plan or Company Benefit Agreement or (iv) result in any payment or benefit that could, individually or in combination with any other such payment, not be deductible under Section 280G of the Code. Neither the Company nor any Company Subsidiary has any obligation (including, indirectly, by way of indemnification) to make any Tax gross-up payments, as a result of the interest and penalty provisions of Section 4999 of the Code, or as a result of any violation of Section 409A of the Code, to any individual.

3.10 Labor and Employment Matters. Except as set forth in Section 3.10 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is party to any collective bargaining agreement or similar labor union Contract with respect to any of their respective employees (the Contracts set forth in Section 3.10 of the Company Disclosure Letter, the “Company Union Contracts”). To the Knowledge of the Company, (a) there are no labor-related strikes, walkouts or lockouts pending or threatened with respect to any employee of the Company or any Company Subsidiary, and (b) there is no pending union organizing campaign and no labor union has made a pending demand for recognition or certification with respect to any employee of the Company or any Company Subsidiary. The Company is in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, discrimination, immigration, the WARN Act and any similar state or local “mass layoff” or “plant closing” Law. Except for matters that would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all individuals who perform services on behalf of the Company or any Company Subsidiary are properly classified as Company Employees, independent contractors or otherwise.

3.11 Litigation. Except as set forth in Section 3.11 of the Company Disclosure Letter, there is no Claim before any Governmental Entity pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective properties, rights or assets, or any of their respective directors, officers, or employees in their capacity as such, or, to the Knowledge of the Company, any other Person to whom the Company or any of the Company Subsidiaries may be liable by way of indemnity or guarantee or similar arrangement that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 3.11 of the Company Disclosure

Letter, there is no Judgment outstanding against or, to the Knowledge of the Company, investigation by any Governmental Entity of the Company or any Company Subsidiary or any of their respective properties or assets that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.11 of the Company Disclosure Letter sets forth a true and complete list of each Claim involving an amount in excess of $100,000.

3.12 Compliance with Applicable Laws; Permits and Assets.

(a) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries are, and at all times since January 1, 2014 have been, in compliance with all applicable Laws and have not received written or, to the Knowledge of the Company, oral notice of any violation of Law with respect to the Company, the Company Subsidiaries or their respective assets or business and, in each case, no Claim is pending, or to the Knowledge of the Company, threatened with respect to any such matters.

(b) The Company and the Company Subsidiaries hold all material Permits necessary in order to own, lease, maintain, operate and conduct the business and operations of the Company and the Company Subsidiaries as currently conducted in substantially the same manner as that the Company and the Company Subsidiaries have been operating their respective businesses prior to the date hereof. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all such Permits are in full force and effect, and there exists no default thereunder or breach thereof, and none of the Company or any Company Subsidiary has notice or actual knowledge that such Permits will not be renewed in the ordinary course after the Effective Time. No Governmental Entity has given written or, to the Knowledge of the Company, oral notice to the Company or any Company Subsidiary that it has taken or intends to take any action to terminate, suspend, cancel or reform any such Permit.

(c) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (1) each of the Company and the Company Subsidiaries is, and since January 1, 2014 has been, in compliance with (A) all applicable material data protection, privacy and other applicable Laws governing the collection or use (including the storage, display, transfer and other disposition) of any personal information and (B) any material privacy policies or related policies, programs or other written or, to the Knowledge of the Company, oral notices that concern the Company’s or any Company Subsidiaries’ collection or use of any personal information of any Person; and (2) since January 1, 2014, there have not been any incidents of material data security breaches, or any written or, to the Knowledge of the Company, oral complaints or notices to, or any audits, proceedings or investigations conducted or claims asserted in writing or, to the Knowledge of the Company, orally by any other Person (including any Governmental Entity) regarding the unauthorized or illegal collection or use (including the storage, display, transfer and other disposition) of personal information of any Person by the Company or any Company Subsidiaries or any violation of applicable Law, and no such claim is pending or, to the Knowledge of the Company, threatened.

3.13 Takeover Statutes. Assuming that the representations and warranties of Parent and Merger Sub contained in Section 4.09 are true and correct, the Board of Directors of the Company has taken all actions necessary so that, to the extent applicable, the restrictions contained in Sections 1701.83, 1701.831 and 1701.832 and Chapter 1704 of the OGCL will not apply to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, and the Merger is not subject to any “control share acquisition,” “business combination,” “fair price,” “moratorium” or any other antitakeover statute or regulation (each, a “Takeover Statute”) or any antitakeover provision in the Company Articles or Company Regulations. The Company does not have a shareholder rights plan.

3.14 Environmental Matters.

(a) Except for matters that would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) the Company and the Company Subsidiaries are in compliance with all, and within the applicable statute of limitations have not violated any, Environmental Laws, and, except for matters that have been fully and finally resolved, neither the Company nor any Company Subsidiary has received any written or, to the Knowledge of the Company, oral communication from a Governmental Entity or other Person that alleges that the Company or any Company Subsidiary is in violation of any Environmental Law or any Permit issued pursuant to Environmental Law (each, an “Environmental Permit”);

(ii) with respect to all Environmental Permits necessary to conduct the respective operations of the Company or the Company Subsidiaries as currently conducted, (1) the Company and each of the Company Subsidiaries have obtained and are in compliance with all, and within the applicable statute of limitations have not violated any, such Environmental Permits, (2) all such Environmental Permits are valid and in good standing and (3) neither the Company nor any Company Subsidiary has received written or, to the Knowledge of the Company, oral notice from any Governmental Entity seeking to modify, revoke or terminate, any such Environmental Permits;

(iii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary that have not been fully and finally resolved;

(iv) to the Knowledge of the Company, there are and have been no actual or threatened Releases of Hazardous Materials at any property currently or formerly owned, leased or operated by the Company or any Company Subsidiary, or at any other location (including third-party disposal sites) that would reasonably be expected to form the basis of any Environmental Claim against the Company or any Company Subsidiary, or result in liability to the Company or any Company Subsidiary under any Environmental Laws;

(v) none of the Company or any Company Subsidiaries has entered into any consent decree or other agreement with any Governmental Entity, and none of the Company or any Company Subsidiaries is subject to any Judgment or similar requirement, in either case relating to any Environmental Laws or to Hazardous Materials; and

(vi) none of the Company or any Company Subsidiaries has assumed or provided indemnity against any liabilities or obligations of any other Person under or relating to Environmental Laws.

(b) Seller has made available to Parent complete and accurate copies of all material studies, audits, assessments or investigations concerning compliance with, or liabilities or obligations under, any Environmental Laws that relate to the Company or any of the Company Subsidiaries and that are in the possession or control of the Company or any Company Subsidiary.

3.15 Contracts.

(a) Except as set forth on Section 3.15(a) of the Company Disclosure Letter, and except for this Agreement, Company Benefit Plans and Company Benefit Agreements, neither the Company nor any Company Subsidiary is a party to any Contract:

(i) required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act that has not been filed;

(ii) relating to firm (i) interstate pipeline transportation, including any interconnection, balancing and transportation agreements or (ii) natural gas storage service, in each case that is material to the Company as a whole or any Company Subsidiary;

(iii) that generates revenues to the Company or the Company Subsidiaries in excess of $75,000 on an annual basis or requires payment by the Company or the Company Subsidiaries in excess of $75,000 on an annual basis;

(iv) that obligates the Company or any Company Subsidiary to make any capital commitments or capital expenditures totaling more than $100,000 on an annual basis;

(v) for the purchase or sale of assets (other than natural gas or other inventory purchased by the Company or any Company Subsidiary in the ordinary course of business) or a business, in each case with material obligations remaining to be performed or any material liabilities continuing after the date of this Agreement, including any “earn-out” or other contingent or fixed payment obligations in excess of $100,000;

(vi) that contains restrictions on the right of the Company, any Company Subsidiary or any of their Affiliates (including, assuming for these purposes the Closing has occurred, Parent or any of its Affiliates) to (A) engage in any line of business or activities competitive with any Person or in any geographical area, (B) to offer or sell any product or service to any Person or class of Persons or (C) to solicit customers or suppliers anywhere in the world;

(vii) relating to third party guarantee obligations of the Company or any Company Subsidiary;

(viii) relating to a partnership, joint venture or similar arrangement that is material to the Company as a whole or any Company Subsidiary;

(ix) relating to any item of Indebtedness involving an amount greater than $75,000 or that is otherwise material to the Company as a whole;

(x) that is a settlement or similar Contract with any Governmental Entity, or that is a settlement or similar Contract pursuant to which the Company or any Company Subsidiary is obligated to pay consideration after the date of this Agreement in excess of $100,000; or

(xi) is a Contract that relates to material Intellectual Property of the Company or any Company Subsidiary, excluding off-the-shelf software licenses with annual fees less than $40,000;

(xii) any Real Property Agreement that is material to the Company as a whole or any Company Subsidiary;

(xiii) that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any Company Subsidiary, prohibits the pledging of the capital stock of the Company or any Company Subsidiary or prohibits the issuance of guarantees by the Company or any Company Subsidiary; or

(xiv) any Contract relating to swaps that involves an amount greater than $75,000 or is otherwise material to the Company as a whole;

(each Contract of the type described in this Section 3.15(a), whether or not set forth on Section 3.15(a) of the Company Disclosure Letter, and any Contract of such type entered into after the date hereof and prior to the Closing, a “Material Company Contract”).

(b) A true and correct copy of each Material Company Contract has been made available to Parent prior to the date of this Agreement. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Material Company Contract is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, subject in all respects to the Bankruptcy and Equity Exceptions, (ii) each such Material Company Contract is in full force and effect in accordance with its terms and (iii) none of the Company or any Company Subsidiary is (with or without notice or lapse of time, or both) in breach or default under any such Material Company Contract and, to the Knowledge of the Company, no other party to any such Material Company Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.

3.16 Real Property. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (1) each of the Company and the Company Subsidiaries has either (A) good, marketable and indefeasible title, in fee, free and clear of any Liens, other than Permitted Liens, or (B) good and valid leasehold, easement, license or other rights, to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto necessary to permit it to conduct its business as currently conducted, including, without limitation, all transmission lines (the “Company Real Property”); (2) the Company and the Company Subsidiaries possess all permits, deeds, leases, licenses, easements, rights or way, surface rights, operating authorities, orders, exemptions, franchises, variances, consents, approvals and such other similar agreements granting rights in real property or other similar authorizations relating to real property (collectively, “Real Property Agreements”) required for the present ownership and operation of all Company Real Property; and (3) none of the Company or any Subsidiary of the Company has received written or, to the Knowledge of the Company, oral notice of any condemnation proceeding or proposed action or agreement for taking in lieu of condemnation, nor is any such proceeding, action or agreement pending or, to the Knowledge of the Company, threatened in writing, with respect to any portion of any Company Real Property.

3.17 Personal Property. The Company and the Company Subsidiaries own, lease or license all material equipment, inventory, Intellectual Property, real property (and interests in real property) and other assets necessary to conduct the business and operations of the Company and the Company Subsidiaries in substantially the same manner as that the Company and the Company Subsidiaries have been operating their respective businesses prior to the date hereof. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the machinery and equipment of the Company and the Company Subsidiaries are in normal operating condition and are in a reasonable state of maintenance and repair and are suitable in all material respects for the purposes for which they are now being used in the conduct of the business of the Company and the Company Subsidiaries.

3.18 Intellectual Property. Section 3.18 of the Company Disclosure Letter sets forth a true and complete list of all worldwide patent, trademark and copyright registrations and applications thereof, and domain names owned by the Company, that are material to the Company and the Company Subsidiaries as a whole. Except as has not had or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and the Company Subsidiaries own or have the right to use all Intellectual Property used in their businesses as presently conducted, and the conduct of such businesses does not infringe or violate the rights of others, and (b) no Person is violating any Intellectual Property owned by the Company or any of the Company Subsidiaries.

3.19 Insurance.

(a) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (1) the Company and the Company Subsidiaries maintain insurance coverage with financially responsible insurance companies against such risks and in such amounts as are customary in the industries in which the Company and the Company Subsidiaries operate, including fire and casualty, general liability, director and officer, business interruption, product liability, and sprinkler and water damage insurance policies (“Insurance Policies”) and (2) such Insurance Policies are in full force and effect and all premiums due with respect to all Insurance Policies have been paid. The Company and the Company Subsidiaries have not reached or exceeded their policy limits for any insurance policies in effect at any time during the past three (3) years. Except as set forth in Section 3.19(a) of the Company Disclosure Letter, no insurance provider has issued any reservation right letters for any claims pending or, to the Knowledge of the Company, threatened.

(b) Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability or protection and indemnity insurance policy has been canceled by the insurer, and no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of the Company or any Subsidiary of the Company. Except as set forth in Section 3.19(b)

of the Company Disclosure Letter and except for such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, no event has occurred, including the failure by the Company or any Company Subsidiary to give any notice or information or by giving any inaccurate or erroneous notice or information, that limits or impairs the rights of the Company or any Company Subsidiary under any such excess liability or protection and indemnity insurance policies in effect on the date of this Agreement.

3.20 Regulatory Status.

(a) The Company is not subject to or is otherwise exempt from regulation with respect to Federal Energy Regulatory Commission (“FERC”) access to books and records under the Public Utility Holding Company Act of 2005 (“PUHCA 2005”). Except as set forth in Section 3.20(a)(i) of the Company Disclosure Letter, none of the Company or the Company Subsidiaries is regulated as a “public utility” under the Federal Power Act or as a “natural gas company” under the Natural Gas Act, and the assets of the Company and the Company Subsidiaries are not regulated by the FERC as an interstate pipeline and are not subject to any FERC abandonment approval prior to disposition. Except for the Company Subsidiaries set forth in Section 3.20(a)(ii) of the Company Disclosure Letter, none of the Company Subsidiaries are regulated as a public utility, public service company or gas utility (or similar designation) or under applicable Law of any state or foreign nation.

(b) All filings (except for immaterial filings) required to be made by the Company or any Company Subsidiary since January 1, 2014, with any of the State Utilities Commissions or FERC, as the case may be, have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related material documents, and all such filings complied, as of their respective dates, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder in all material respects.

(c) Except as set forth in Section 3.20(c) of the Company Disclosure Letter, as of the date hereof, neither the Company nor any of the Company Subsidiaries all or part of whose rates or services are regulated by a Governmental Entity (1) is a party to any rate case before a Governmental Entity with respect to rates charged by the Company or any of the Company Subsidiaries, (2) has rates in any amounts that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Entity or on appeal to a court (other than rates based on estimated costs and/or revenues that are subject to adjustment once the actual costs and/or revenues become known) or (3) is a party to any contract with any Governmental Entity imposing conditions on rates or services in effect as of the date hereof or that are as of the date hereof scheduled to go into effect at a later time.

3.21 Affiliate Transactions. Except as set forth in the Company Reports or in Section 3.21 of the Company Disclosure Letter, since January 1, 2014, there have been no and are not now any transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, (i) between the Company or any Company Subsidiary, on the one hand, and any officer or director of the Company or any Company Subsidiary, on the other hand, (ii) between the Company or any Company Subsidiary, on the one hand, and any record or beneficial owner of 5% or more of the voting securities of the Company or any Company Subsidiary, on the other hand, (iii) between the Company or any Company Subsidiary, on the one hand, and any Affiliate of the Company or any Company Subsidiary, on the other hand, (iv) between the Company or any Company Subsidiary, on the one hand, and Richard M. Osborne or any of his Affiliates, on the other hand, (v) between the Company or any Company Subsidiary, on the one hand, and the Intertech Group or any of its Affiliates, on the other hand or (vi) that would otherwise be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

3.22 Brokers’ Fees and Expenses. Except for any Person set forth in Section 3.22 of the Company Disclosure Letter (each such Person, a “Company Financial Advisor”), the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any Company Subsidiary. True, correct and complete copies of all agreements with any Company Financial Advisor relating to any such fees or other payments have been made available to Parent prior to the date of this Agreement.

3.23 Opinion of Financial Advisor. The Company Board has received a written opinion (or an oral opinion to be confirmed in writing) of the Company Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Merger Consideration to be paid to the holders of shares of Company Common Stock (other than any shares owned by the Company as treasury stock, any shares that are owned by a wholly owned Subsidiary of the Company, or any shares that are owned directly or indirectly by Parent or Merger Sub) pursuant to this Agreement is fair, from a financial point of view, to such holders. A true, complete and correct copy of such opinion will be made available to Parent, for informational purposes only, as promptly as practicable following the delivery of such opinion to the Company.

3.24 No Additional Representations. Except for the representations and warranties expressly set forth in Article IV (as modified by the Parent Disclosure Letter), the Company specifically acknowledges and agrees that neither Parent nor any of its Affiliates, Representatives or shareholders or any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity). Except for the representations and warranties expressly set forth in this Article III (as modified by the Company Disclosure Letter), the Company hereby expressly disclaims and negates: (a) any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity), including with respect to (i) the Company or the Company Subsidiaries or any of the Company’s or the Company Subsidiaries’ respective businesses, assets, employees, Permits, liabilities, operations, prospects or condition (financial or otherwise) or (ii) any opinion, projection, forecast, statement, budget, estimate, advice or other information (including information with respect to filings with and consents of any Governmental Entity (including the State Utilities Commissions) or information with respect to the future revenues, results or operations (or any component thereof), cash flows, financial condition (or any component thereof) or the future business and operations of the Company or the Company Subsidiaries, as well as any other business plan and cost-related plan information of the Company or the Company Subsidiaries), made, communicated or furnished (orally or in writing), or to be made, communicated or furnished (orally or in writing), to Parent, its Affiliates or its Representatives, in each case, whether made by the Company or any of its Affiliates, Representatives or shareholders or any other Person (this clause (ii), collectively, “Company Projections”); and (b) all liability and responsibility for any such other representation or warranty or any such Company Projections; except, with respect to any of the foregoing contained in clauses (a) and (b), in the case of actual fraud.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Subject to Section 9.04(j), except as set forth in the disclosure letter delivered by Parent to the Company concurrently with the execution and delivery by Parent and Merger Sub of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub represent and warrant to the Company as follows:

4.01 Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in active status or good standing, as applicable, under the laws of the jurisdiction in which it is organized (in the case of active status or good standing, to the extent such jurisdiction recognizes such concept). Each of Parent and Merger Sub has all requisite entity power and authority to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority has not had or would not reasonably be expected to have, individually or in the aggregate, a Parent

Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties make such qualification necessary, except in any such jurisdiction where the failure to be so qualified or licensed has not had or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.02 Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement, to perform its covenants and agreements hereunder and to consummate the Merger. The board of directors of Parent has adopted resolutions (a) determining that it is in the best interests of Parent and its shareholders, and declaring it advisable, for Parent to enter into this Agreement and (b) adopting this Agreement and approving Parent’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement. Such resolutions have not been amended or withdrawn as of the date of this Agreement. The board of directors of Merger Sub has adopted resolutions determining that it is in the best interests of Merger Sub and its shareholder, and declaring it advisable, for Merger Sub to enter into this Agreement, (ii) adopting this Agreement and approving Merger Sub’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and (iii) resolving to recommend that Parent, in its capacity as the sole shareholder of Merger Sub, approve this Agreement. Such resolutions have not been amended or withdrawn as of the date of this Agreement. Except for the filing of the Certificate of Merger and other documents as required by the OGCL, no other entity proceedings or other entity action on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger. Parent and Merger Sub have duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against it in accordance with its terms, subject in all respects to the Bankruptcy and Equity Exceptions.

4.03 No Conflicts; Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by each of Parent and Merger Sub of its covenants and agreements and the consummation of the Merger will not, (i) conflict with, or result in any violation of any provision of, the Organizational Documents of Parent or Merger Sub, (ii) subject to obtaining the Consents set forth in Section 4.03(a)(ii) of the Parent Disclosure Letter (the “Parent Required Consents” and, together with the Company Required Consents, the “Required Consents”), conflict with, result in any violation of or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation, or result in the creation of any Liens on the properties, assets or rights of Parent or Merger Sub, or give rise to the loss of a material benefit, in each case, under any Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets is bound or any Permit applicable to the business of Parent and its Affiliates or (iii) subject to obtaining the Consents referred to in Section 4.03(b) and making the Filings referred to in Section 4.03(b), conflict with, or result in any violation of any provision of, any Judgment or Law, in each case, applicable to Parent or Merger Sub or their respective properties or assets, except for, in the case of the foregoing clauses (ii) and (iii), any matter that has not had or would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) No Consent of or from, or Filing made to or with, any Governmental Entity, is required to be obtained or made by Parent or any Affiliate of Parent in connection with Parent’s and Merger Sub’s execution and delivery of this Agreement or their performance of their covenants and agreements hereunder or the consummation of the Merger, except for the following:

(i) compliance with, Filings under and the expiration of any applicable waiting period under the HSR Act;

(ii) (1) any required Filings with, and any required Consent of, each of the State Utilities Commissions and (2) and the other Filings and Consents set forth in Section 4.03(b)(ii) of the Parent

Disclosure Letter (the Consents and Filings set forth in Section 4.03(b)(i) and this Section 4.03(b)(ii), collectively, the “Parent Required Statutory Approvals” and, together with the Company Required Statutory Approvals, the “Required Statutory Approvals”);

(iii) the Parent Required Consents;

(iv) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Ohio; and

(v) such other Filings and Consents the failure of which to make or obtain would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.04 Litigation. As of the date of this Agreement, there is no Claim before any Governmental Entity pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, there is no Judgment outstanding against or, to the Knowledge of Parent, investigation by any Governmental Entity of Parent or Merger Sub or any of their respective properties or assets that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.05 Compliance with Applicable Laws. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and Merger Sub are in compliance with all applicable Laws and material Permits applicable to the business and operations of Parent and Merger Sub.

4.06 Financing. Assuming the satisfaction or waiver of the conditions precedent set forth in Sections 7.01 and 7.03 and the funding of the Equity Financing in accordance with the Equity Letter, the aggregate proceeds contemplated by the Equity Letter will constitute sufficient funds when funded for Parent and the Surviving Corporation to pay all of Parent’s, Merger Sub’s and the Surviving Corporation’s obligations under Sections 2.01(a)(ii) and 2.04(a) of this Agreement, including but not limited to the payment of the Merger Consideration. Parent has delivered to the Company a true and complete fully executed copy of a letter from First Reserve Energy Infrastructure Fund II, L.P. (the “Fund”) committing to contribute, subject to the terms and conditions set forth therein, cash (the “Equity Financing”) in the aggregate amount set forth therein, including all exhibits, schedules, annexes and amendments to such letter in effect as of the date of this Agreement (collectively, the “Equity Letter”). The Equity Letter is not subject to any conditions precedent or contingencies, other than as expressly set forth in the Equity Letter. The Equity Letter has not been amended, restated or otherwise modified or waived prior to the execution and delivery of this Agreement, and the respective commitments contained in the Equity Letter have not been withdrawn, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery of this Agreement. As of the execution and delivery of this Agreement, the Equity Letter is in full force and effect and constitute the legal, valid and binding obligation of each of Parent and the Fund and any other parties thereto, subject in each case to the Bankruptcy and Equity Exceptions. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent and the Fund or any other party under the Equity Letter.

4.07 Brokers’ Fees and Expenses. Except for any Person set forth in Section 4.07 of the Parent Disclosure Letter, the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by Parent or Merger Sub or by First Reserve or any of its Affiliates, including the Fund.

4.08 Merger Sub. The authorized capital stock of Merger Sub consists of 990 shares of common stock, without par value. All outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable. Parent owns all of the outstanding shares of capital stock of Merger Sub. Merger Sub has been incorporated solely for the purpose of merging with and into the Company and taking action incident to the

Merger and this Agreement. Merger Sub has not, since the date of its formation, carried on any business or conducted any operations, except as arising from the execution of this Agreement, the performance of its covenants and agreements hereunder and matters ancillary thereto.

4.09 Ownership of Company Common Stock; Interested Shareholder. Neither Parent, any Subsidiary of Parent nor any other Affiliate of Parent (i) “beneficially owns” (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Company Common Stock or any other Equity Securities or (ii) is an “interested shareholder” (as defined in Ohio Revised Code Section 1704.01).

4.10 Regulatory Status. Each of Parent and Merger Sub is either subject to or is otherwise exempt from regulation with respect to FERC access to books and records under PUHCA 2005.

4.11 No Additional Representations. Except for the representations and warranties expressly set forth in Article III (as modified by the Company Disclosure Letter), each of Parent and Merger Sub: (a) specifically acknowledges and agrees that neither the Company nor any of its Affiliates, Representatives or shareholders nor any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity), including with respect to the Company or the Company Subsidiaries or any of the Company’s or the Company Subsidiaries’ respective businesses, assets, employees, Permits, liabilities, operations, prospects, condition (financial or otherwise) or any Company Projection, and hereby expressly waives and relinquishes any and all rights, Claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) based on, arising out of or relating to any such other representation or warranty or any Company Projection; (b) specifically acknowledges and agrees to the Company’s express disclaimer and negation of any such other representation or warranty or any Company Projection and of all liability and responsibility for any such other representation or warranty or any Company Projection; and (c) expressly waives and relinquishes any and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) against (i) the Company in connection with accuracy, completeness or materiality of any Company Projection and (ii) any Affiliate of the Company or any of the Company’s or any such Affiliate’s respective Representatives or shareholders or any other Person, and hereby specifically acknowledges and agrees that such Persons shall have no liability or obligations, based on, arising out of or relating to (1) any such other representation or warranty or (2) in connection with accuracy, completeness or materiality of any Company Projection; except, with respect to any of the foregoing contained in clauses (a) through (c), in the case of actual fraud. Each of Parent and Merger Sub acknowledges and agrees that (A) it has conducted to its satisfaction its own independent investigation of the transactions contemplated hereby (including with respect to the Company and the Company Subsidiaries and their respective businesses, operations, assets and liabilities) and, in making its determination to enter into this Agreement and proceed with the transactions contemplated hereby, has relied solely on the results of such independent investigation and the representations and warranties of the Company expressly set forth in Article III (as modified by the Company Disclosure Letter), and (B) except for the representations and warranties of the Company expressly set forth in Article III (as modified by the Company Disclosure Letter), it has not relied on, or been induced by, any representation, warranty or other statement of or by the Company or any of its Affiliates, Representatives or shareholders or any other Person, including any Company Projection or with respect to the Company or the Company Subsidiaries or any of the Company’s or the Company Subsidiaries’ respective businesses, assets, employees, Permits, liabilities, operations, prospects or condition (financial or otherwise) or any Company Projection, in determining to enter into this Agreement and proceed with the transactions contemplated hereby.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS SECTION

5.01 Conduct of Business.

(a) Conduct of Business by the Company. Except (i) for matters set forth in Section 5.01 of the Company Disclosure Letter or otherwise contemplated or required by this Agreement, (ii) as required by a Governmental Entity of competent jurisdiction (including pursuant to a Judgment issued by any of the State Utilities Commissions) or by applicable Law, or as expressly permitted pursuant to Section 5.02 with respect to any Proceedings or pursuant to Section 5.04 with respect to the Restructuring, or (iii) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, the Company shall, and shall cause each Company Subsidiary to, (x) conduct its business in the ordinary course of business in all material respects and (y) to the extent consistent with the foregoing clause (x), use commercially reasonable efforts to preserve intact, in all material respects, its business organization, assets, properties and existing relationships with customers, suppliers, employees and Governmental Entities. In addition, and without limiting the generality of the foregoing, except (i) as set forth in the Company Disclosure Letter, (ii) as otherwise contemplated or required by this Agreement, or as required by a Governmental Entity (including pursuant to a Judgment issued by any of the State Utilities Commissions) or by applicable Law, (iii) as expressly permitted pursuant to Section 5.02 with respect to any Proceedings or pursuant to Section 5.04 with respect to the Restructuring, or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:

(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, except for (1) the declaration and payment of quarterly cash dividends with respect to the Company Common Stock not to exceed $0.075 per share, with record dates and payment dates consistent with the Company’s past dividend practice, (2) the declaration and payment of dividends from a Company Subsidiary to the Company or to another wholly-owned Company Subsidiary and (3) a special cash dividend on Company Common Stock with respect to the quarter in which the Effective Time occurs with a record date on or prior to the Effective Time, which does not exceed an amount equal to $0.075 per share multiplied by a fraction, the numerator of which is the number of days in such quarter prior to the Effective Time, and the denominator of which is the total number of days in such fiscal quarter;

(ii) amend any of its Organizational Documents (except for immaterial or ministerial amendments);

(iii) split, combine, consolidate, subdivide or reclassify any Equity Securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities;

(iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(v) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Equity Securities, except for (1) to the extent permitted by applicable Law, the acquisition by the Company of shares of Company Common Stock in the open market solely to satisfy its obligations under the Company’s dividend reinvestment plan (the “Company DRIP”), (2) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plans and (3) the acquisition by the Company of awards granted pursuant to the Company Stock Plans in connection with the forfeiture of such awards;

(vi) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any Equity Securities or Company Voting Debt, in each case, except for the delivery, to the extent permitted by applicable Law, of shares of Company Common Stock acquired by the Company in the open market solely to satisfy its obligations under the Company DRIP;

(vii) (1) grant to any Company Personnel any increase in compensation or benefits (including paying to any Company Personnel any amount not due) except for increases in base salaries or wages made in the ordinary course of business consistent with past practices to any current Company Personnel with an annual base salary of less than $125,000, (2) loan or advance any money or other property to any Company Personnel, (3) grant to any Company Personnel any increase in change-in-control, severance, retention or termination pay, or enter into or amend any change-in-control, severance, retention or termination agreement with any Company Personnel, (4) establish, adopt, enter into, amend in any material respect or terminate any Company Union Contract, Company Benefit Plan or Company Benefit Agreement (or any plan or agreement that would be a Company Union Contract, Company Benefit Plan or Company Benefit Agreement if in existence on the date hereof), in each case, except in the ordinary course of business and consistent with past practices in a manner that would not materially increase the cost to the Company or any Company Subsidiary, (5) take any action to accelerate the time of vesting, funding or payment of any compensation or benefits under any Company Benefit Plan or Company Benefit Agreement or (6) hire any employees with aggregate annual base compensation above $190,000 or terminate the employment of any Key Employees other than for cause, except in the case of the foregoing clauses (1) through (4) for actions required by the terms and conditions of this Agreement, by any such Company Union Contract, Company Benefit Plan or Company Benefit Agreement, as in effect on the date hereof or by applicable Law;

(viii) make any material change in accounting methods, principles or practices, except to the extent as may have been required by a change in applicable Law or GAAP or by any Governmental Entity (including the SEC or the Public Company Accounting Oversight Board);

(ix) make any acquisition or disposition of, or make any investment in any interest in, any asset, business or line of business (including by merger, consolidation or acquisition of stock or assets), except for: (1) any acquisition or disposition for consideration that is individually not in excess of $100,000 and in the aggregate not in excess of $500,000; or (2) any (i) acquisition of assets in the ordinary course of business consistent with past practice or pursuant to the capital plan set forth in Section 5.01(a)(xi) of the Company Disclosure Letter (for the avoidance of doubt, capital expenditures for the purchase of assets shall be governed solely by Section 5.01(a)(xi)) or (ii) any disposition of obsolete or worn-out equipment in the ordinary course of business consistent with past practice;

(x) (1) incur, assume, suffer or modify any Indebtedness, (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (3) make any loans, advances or capital contributions to, or investments in, any other Person or (4) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create or suffer to exist any Lien (other than a Permitted Lien) thereupon, except for (A) the Refinancing Indebtedness, (B) Indebtedness in replacement of existing Indebtedness on terms not materially less favorable to the Company than the terms of the Refinancing Indebtedness disclosed to Parent prior to the date hereof, (C) guarantees by the Company of existing Indebtedness or the Refinancing Indebtedness of any wholly-owned Company Subsidiary, (D) guarantees and other credit support by the Company of obligations of any Company Subsidiary in the ordinary course of business consistent with past practice and (E) borrowings under existing revolving credit facilities (or replacements thereof on comparable terms permitted by this Section 5.01(a)(x)) or existing commercial paper programs in the ordinary course of business;

(xi) make, or agree or commit to make, any capital expenditure, except for (1) capital expenditures in accordance with the capital plan set forth in Section 5.01(a)(xi) of the Company Disclosure Letter, plus a 10% variance for each principal category set forth in such capital plan, and (2) with respect to any capital expenditure not addressed by the foregoing clause (1), not to exceed $250,000 in any twelve (12) month period ;

(xii) (1) enter into, modify, amend, extend, fail to perform the terms of or terminate any Material Company Contract, except in the ordinary course of business consistent with past practice; provided that no such exception shall apply with respect to any such Material Company Contract that (A) has a term longer than one (1) year and cannot be terminated by the Company without penalty or other material and adverse effect on the Company or any Company Subsidiary upon notice of thirty (30) days or less, (B) provides a binding commitment for (x) the Company or any of its Subsidiaries to make or (y) a third party to make to the Company or any Company Subsidiary, payments of more than $100,000 in the aggregate or that has resulted in payments of more than $100,000 in the aggregate for the prior fiscal year or (C) contains non-compete, non-solicit or no-hire provisions binding the Company or any of its Subsidiaries; (2) without limiting Parent’s obligations under Section 6.03, enter into any Contract that, from and after the Closing, purports to bind Parent or any of its Affiliates (other than the Company (or the Surviving Corporation) and the Company Subsidiaries); (3) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404; (4) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor or materially accelerate, or materially alter practices and policies relating to, the rate of collection of accounts receivable or payment of accounts payable, in each case other than in the ordinary course of business; or (5) waive, release, grant, encumber or transfer any right of material value;

(xiii) make or change any material Tax election, change any material method of Tax accounting, settle or compromise any material Tax liability or refund or amend any material Tax Return, or agree to an extension or waiver of the statute of limitations with respect to any material assessment or determination of Taxes, in each case, except as may be required by GAAP;

(xiv) waive, release, assign, settle or compromise any Claim against the Company or any Company Subsidiary, except for waivers, releases, assignments, settlements or compromises that (1) with respect to the payment of monetary damages, the amount of monetary damages to be paid by the Company or the Company Subsidiaries does not exceed (A) the amount with respect thereto reflected on the most recent Company Financial Statements (including the notes thereto) or (B) solely with respect to Claims arising after the date of this Agreement, $300,000, in the aggregate, in excess of the proceeds received or to be received from any insurance policies in connection with such payment, or (2) with respect to any nonmonetary terms and conditions thereof, would be immaterial to the Company as a whole or any Company Subsidiary; provided that the foregoing exceptions shall not apply to proceedings arising out of or related to this Agreement or any of the transactions contemplated hereby;

(xv) enter into any new line of business;

(xvi) fail to maintain insurance at no less than current levels or otherwise in a manner consistent with past practice; or

(xvii) enter into any Contract to do any of the foregoing.

(b) Emergencies. Notwithstanding anything to the contrary herein, the Company may, and may cause any Company Subsidiary to, take reasonable actions (i) to comply with applicable Law or (ii) with respect to any operational emergencies (including any restoration measures in response to any tornado, flood, earthquake, hurricane, tsunami or other natural disaster or weather-related event, circumstance or development and related equipment failures or outages) or an immediate and material threat to the health or safety of natural Persons.

(c) No Control of the Company’s Business. Parent acknowledges and agrees that (i) nothing contained herein is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Effective Time and (ii) prior to the Effective Time, the Company shall exercise complete control and supervision over its and the Company Subsidiaries’ respective operations.

(d) Advice of Changes. Each of Parent and the Company shall promptly advise the other orally and in writing of any change or event that would prevent any of the conditions precedent described in Article VII from being satisfied, except that no such notification will affect or be deemed to modify any representation or warranty in this Agreement or the conditions precedent described in Article VII.

5.02 Proceedings. Between the date of this Agreement and the Closing, the Company and the Company Subsidiaries may (a) continue to pursue the rate cases and other proceedings set forth in Section 5.02 of the Company Disclosure Letter in the ordinary course of business consistent with past practice, (b) with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), initiate new rate cases, or any other proceeding that would reasonably be expected to affect the authorized capital structure or authorized return on equity of any Company Subsidiary or materially affect the return on equity of any Company Subsidiary in an adverse manner, with Governmental Entities, (c) initiate any other proceeding with Governmental Entities in the ordinary course of business (the foregoing clauses (a), (b) and (c), and the subsequent clause (d), collectively, “Proceedings”) and (d) notwithstanding anything to the contrary herein, initiate any other proceedings with Governmental Entities or take any other action contemplated by or described in any filings or other submissions filed or submitted in connection with any Proceedings prior to the date of this Agreement; provided that in any Proceeding described in the foregoing clauses (a), (c) and (d), the Company shall, and shall cause the Company Subsidiaries to, to the extent reasonably practicable and as permitted by applicable Law, consult in advance with Parent and consider in good faith any suggestions made by Parent in connection therewith, except with respect to Proceedings of the type disclosed in the foregoing clause (c) that are immaterial to the Company and any applicable Company Subsidiary. Notwithstanding the foregoing, without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), the Company and the Company Subsidiaries will not enter into any settlement or stipulation in respect of any Proceeding initiated prior to or after the date of this Agreement if such settlement or stipulation would materially and adversely affect the authorized capital structure or authorized return on equity of any Company Subsidiaries or otherwise result in a material and adverse financial impact on the Company or any of the Company Subsidiaries.

5.03 Solicitation; Company Acquisition Proposals; Company Board Recommendation.

(a) Go-Shop. Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the first (1st) Business Day after the date of this Agreement and continuing until 11:59 p.m. (New York City time) on November 22, 2016 (the “Go-Shop Period”), the Company and its Affiliates and its and their respective officers, directors, principals, partners, managers, members, attorneys, accountants, agents, employees, consultants, financial advisors or other authorized representatives (collectively, “Representatives”) shall have the right, under the direction of the Company Board or any committee thereof, to: (i) initiate, solicit and encourage Company Acquisition Proposals (or inquiries, proposals or offers or other efforts or attempts that would reasonably be expected to lead to a Company Acquisition Proposal), including by way of providing access to non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements, provided that the Company shall concurrently provide to Parent any material non-public information concerning the Company or the Company Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives; and (ii) engage in discussions or negotiations with respect to Company Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations. On the No-Shop Period Start Date, the Company shall deliver to Parent (x) a list of all Qualified Go-Shop Bidders and (y) a copy of any such Company Acquisition Proposal made in writing and any other written terms or proposals provided (including financing commitments) to the Company or any of the Company Subsidiaries.

(b) No-Shop. Except as expressly permitted by Sections 5.03(c) and 5.03(d), the Company shall, and shall cause the Company Subsidiaries and their respective Representatives to, (i) beginning at 12:00 a.m. (New York City time) on November 23, 2016 (the “No-Shop Period Start Date”), immediately cease any solicitation, facilitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to a

Company Acquisition Proposal and request that any such Person promptly return or destroy all confidential information concerning the Company and the Company Subsidiaries and (ii) not, from the No-Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, directly or indirectly, (v) initiate, solicit, knowingly encourage or facilitate (including by way of furnishing information), or take any other action designed to lead to, any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal; (w) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to the Company or any of the Company Subsidiaries or afford access to the business, properties, assets, employees, books or records of the Company or any of the Company Subsidiaries to any Person that has made a Company Acquisition Proposal or to any Person in connection with a Company Acquisition Proposal or to induce the making or submission of, or knowingly encourage or facilitate, any inquiries or any proposal that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal; (x) approve, endorse, or recommend any proposal that constitutes, or is reasonably expected to lead to, a Company Acquisition Proposal; (y) enter into any Acquisition Agreement; or (z) authorize or commit to do any of the foregoing. Any violation of the foregoing restrictions by any of the Company’s Subsidiaries or by any Representatives of the Company or any of the Company Subsidiaries, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of the Company or any of the Company Subsidiaries or otherwise, shall be deemed to be a breach of this Agreement by the Company.

(c) Unsolicited Company Acquisition Proposals. Notwithstanding anything to the contrary in this Agreement, the Company and the Company Board may take any actions described in clause (w) of Section 5.03(b) with respect to a third party if at any time on or after the No-Shop Period Start Date and prior to obtaining the Company Shareholder Approval (i) the Company receives an unsolicited bona fide, written Company Acquisition Proposal from such third party, (ii) the Company Board determines, in good faith, after consultation with the Company’s financial and legal advisors, that such Company Acquisition Proposal constitutes, or is reasonably expected to lead to, a Superior Proposal and (iii) the Company Board determines in good faith, after consultation with the Company’s outside legal and any other advisor the Company Board chooses to consult, that the failure to participate in such negotiations or discussions or to furnish such information or data to such third party would reasonably likely be inconsistent with the Company Board’s fiduciary duties under applicable Law, provided that the Company shall not deliver any information to such third party without entering into a confidentiality agreement on terms no less favorable to the Company than the Confidentiality Agreement and containing additional provisions that expressly permit the Company to comply with the terms of this Section 5.03 (each, an “Acceptable Confidentiality Agreement”); provided further, that the Company shall simultaneously provide to Parent any material non-public information concerning the Company or the Company Subsidiaries that is provided to any Person given such access that was not previously provided to Parent or its Representatives. Notwithstanding the foregoing, the Company shall have the right (i) to grant a limited waiver of or amendment to the provisions of any Acceptable Confidentiality Agreement solely to permit a Qualified Go-Shop Bidder to make a Company Acquisition Proposal on a non-public basis to the Company and the Company Board (such limited waiver to include an express acknowledgment by the parties thereto that under no circumstances will such restricted Person(s) be permitted to acquire, directly or indirectly, any securities of the Company or any Company Subsidiaries prior to the valid termination of this Agreement in accordance with Section 8.01), and (ii) to engage in the activities described in Section 5.03(c) with respect to any Person, including a Person that was previously a Qualified Go-Shop Bidder, subject to the terms and conditions set forth in this Section 5.03(c).

(d) Adverse Recommendation Changes. Except as otherwise provided in Section 5.03(e) or 5.03(f), beginning as of the date of this Agreement, neither the Company Board nor any committee thereof shall directly or indirectly (i) (A) withhold or withdraw (or amend, qualify or modify in a manner adverse to Parent or Merger Sub), or publicly propose to withhold or withdraw (or amend, qualify or modify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation, or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Company Acquisition Proposal, (C) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing (or if the Company

Shareholder Meeting is scheduled to be held within ten (10) Business Days, then within one Business Day after Parent so requests; (D) take or fail to take any formal action or make or fail to make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to a Company Acquisition Proposal until the close of business on the tenth (10th) Business Day after the commencement of a tender or exchange offer in connection with such Company Acquisition Proposal without such action being considered a violation of this Section 5.03); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) approve or recommend, or publicly propose to approve or recommend, or allow the Company or any of the Company Subsidiaries to execute or enter into, any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or would reasonably be expected to lead to, any Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to Section 5.03(a) or 5.03(c)) (each, an “Acquisition Agreement”) or (B) requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated hereby.

(e) Superior Proposals and Matching Right. Notwithstanding Section 5.03(d), at any time prior to obtaining the Company Shareholder Approval, and subject to the Company’s compliance at all times with the provisions of this Section 5.03, with respect to a Superior Proposal, the Company Board may make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(c) if, and only after, the Company Board (x) provides written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company Board has received a Superior Proposal, specifying the terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal (including, for purposes hereof, any sources of financing), and (y) determines in good faith, (1) after consulting with its legal, financial and any other advisor the Company Board chooses to consult, that any alternative transaction (including any modifications to the terms of this Agreement arising out of clause (3) below) proposed by Parent does not result in such Company Acquisition Proposal ceasing to be a Superior Proposal, and (2) after receipt of advice from the Company’s outside legal counsel, that its failure to do so would reasonably likely be inconsistent with its fiduciary duties under applicable Law; provided, however, that (I) neither the Company Board nor any committee thereof may make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(c) until the fourth (4th) Business Day after receipt of a Notice of Superior Proposal by Parent, (II) any change in the financial or other material terms of a Superior Proposal shall require a new Notice of Superior Proposal and a three (3) Business Day period under this Section 5.03(e), and (III) during any such period, if requested by Parent, the Company shall negotiate in good faith with respect to any changes or modifications to this Agreement, including by permitting Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto, and, at the end of such applicable notice period, the Company Board must have in good faith (after consultation with its outside legal and financial advisors) reaffirmed its determination that such Company Acquisition Proposal is a Superior Proposal.

(f) Intervening Event. Notwithstanding Section 5.03(d), at any time prior to obtaining the Company Shareholder Approval, and subject to the Company’s compliance at all times with the provisions of this Section 5.03, solely in response to a Intervening Event, the Company Board may make an Adverse Recommendation Change described in clause (A) of the definition thereof if the Company Board (i) determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to make such Adverse Recommendation Change would reasonably likely be inconsistent with the Company Board’s fiduciary duties under applicable Law, and (ii) provides written notice to Parent (a “Recommendation Change Notice”) advising Parent that the Company Board has resolved to make an Adverse Recommendation Change under this Section 5.03(f) and specifying the facts and information constituting the basis for such determination; provided, however, that (x) the Company Board may not make such an Adverse Recommendation Change until the fourth (4th) Business Day after receipt by Parent of the Recommendation Change Notice and (y) during such four (4) Business Day period, if requested by Parent, the Company shall negotiate in good faith with respect to any changes or modifications to this Agreement, including by permitting Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto, and, at the end of such applicable notice period, the Company Board must have in good faith (after consultation with its outside legal and financial advisors) reaffirmed its determination that failure to make such Adverse Recommendation Change would reasonably likely be inconsistent with the Company Board’s fiduciary duties under applicable Law.

(g) Information Rights. The Company agrees that in addition to the obligations of the Company set forth in Sections 5.03(a) through (d), as promptly as practicable after receipt thereof (but in no event later than twenty-four (24) hours after the Company’s receipt thereof), the Company shall advise Parent in writing of any request for information (other than a request for information in the ordinary course of business and unrelated to a Company Acquisition Proposal) or any Company Acquisition Proposal received from any Person, or any inquiry, discussions or negotiations with respect to any Company Acquisition Proposal, and the terms and conditions of such request, Company Acquisition Proposal, inquiry, discussions or negotiations, and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request, Company Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. The Company agrees that it shall simultaneously provide to Parent any information concerning the Company or any of the Company Subsidiaries provided to any other Person or group in connection with any Company Acquisition Proposal that was not previously provided to Parent. The Company shall keep Parent promptly informed of the status of any Company Acquisition Proposals (including the identity of the Persons and price involved and any changes to any material terms and conditions thereof). Notwithstanding the foregoing but subject to the immediately preceding sentence, prior to the No-Shop Period Start Date, the only obligations of the Company under this Section 5.03(g) shall be (i) to advise Parent in writing of any Company Acquisition Proposal received from any Person, including the identity of such Person and the price involved, (ii) to provide to Parent copies of any materials received in connection therewith, (iii) to advise Parent in writing of any material developments in connection therewith, including any changes to any material terms or conditions thereof and (iv) the immediately following sentence.

(h) Fiduciary Out. So long as the Company expressly publicly reaffirms the Company Board Recommendation in such disclosure (other than a customary “stop-look-and-listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f)), nothing contained in this Section 5.03 shall prohibit the Company or the Company Board from (i) taking and disclosing to the Company’s shareholders a position with respect to a Company Acquisition Proposal pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of the Company if, in the good-faith judgment of the Company Board (after consultation with outside legal counsel) failure to so disclose would reasonably likely be inconsistent with its obligations under applicable Law.

5.04 Refinancing Indebtedness, Restructuring and Lender Consents.

(a) Notwithstanding anything to the contrary in this Agreement, following the date hereof but prior to Closing, the Company and the Company Subsidiaries shall use commercially reasonable efforts to refinance their long-term and revolving Indebtedness and effect the related restructuring of certain Company Subsidiaries (the “Restructuring”), on the terms proposed in Filings heretofore made by the Company or such Company Subsidiaries with the applicable State Utilities Commissions and made available to Parent prior to the date hereof, subject to any changes that may be required by such State Utilities Commissions (with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)).

(b) The Company shall keep Parent reasonably informed in all material respects on a reasonably prompt basis with respect to the status of, including any material change to the status or terms of, the Refinancing Indebtedness and Restructuring transactions.

(c) Prior to the Closing, the Company shall use commercially reasonable efforts to (i) exempt the Merger under any change in control or similar provisions of the documentation related to the Refinancing Indebtedness and to obtain consents or waivers from the lenders with respect to any other credit facilities and letter of credit facilities of the Company and the Company Subsidiaries containing change in control provisions so as to permit the consummation of the Merger and (ii) exempt the Refinancing Indebtedness and the Merger under any change of control, event of default, termination or similar provisions of the documentation related to any swaps of the Company or any Company Subsidiaries).

ARTICLE VI

ADDITIONAL AGREEMENTS

6.01 Preparation of the Proxy Statement; Company Shareholders Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC a proxy statement to be mailed to the shareholders of the Company relating to the Company Shareholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) in preliminary form within twenty (20) Business Days following the date hereof. Each of Parent and Merger Sub shall furnish all information concerning itself and its Affiliates to the Company, and provide such other assistance, as may be reasonably requested by the Company or the Company’s outside legal counsel in connection with the preparation, filing and distribution of the Proxy Statement.

(b) The Company agrees that (i) none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is filed, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) except with respect to any information supplied to the Company by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement, the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. Parent and Merger Sub agree that none of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is filed, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) The Company shall promptly notify Parent after the receipt of any comments from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Affiliates and Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. Each of the Company and Parent shall use its reasonable best efforts (1) to respond as promptly as reasonably practicable to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement and (2) to have the SEC advise the Company as promptly as reasonably practicable that the SEC has no further comments on the Proxy Statement. The Company shall file the Proxy Statement in definitive form with the SEC and cause such definitive Proxy Statement to be mailed to the shareholders of the Company as promptly as reasonably practicable after the SEC advises the Company that the SEC has no further comments on the Proxy Statement; and, unless the Company Board has made an Adverse Recommendation Change, the Company shall include the Company Board Recommendation in the preliminary and definitive Proxy Statements; provided the Company shall not be required to mail the Proxy Statement until the No-Shop Period Start Date.

(d) Notwithstanding anything to the contrary herein, prior to filing the Proxy Statement in preliminary form with the SEC, responding to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement or mailing the Proxy Statement in definitive form to the shareholders of the Company, the Company shall provide Parent with an opportunity to review and comment on such document or response and consider in good faith any of Parent’s comments thereon. Each Party shall use its reasonable best efforts to have the SEC advise the Company, as promptly as reasonably practicable after the filing of the preliminary Proxy Statement, that the SEC has no further comments on the Proxy Statement, and (2) each of the Company and Parent shall also take any other action (except for qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the Merger.

(e) If, prior to the Effective Time, any event occurs with respect to Parent or any Subsidiary of Parent, or any change occurs with respect to other information supplied by Parent for inclusion in the Proxy Statement, that is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s shareholders. Nothing in this Section 6.01(e) shall limit the obligations of any Party under Section 6.01(a).

(f) If prior to the Effective Time, any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement, that is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly notify Parent of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s shareholders. Nothing in this Section 6.01(f) shall limit the obligations of any Party under Section 6.01(a). Except in connection with an Adverse Recommendation Change, no amendment or supplement to the Proxy Statement will be made by the Company without the prior written consent of Parent, which approval will not be unreasonably withheld, conditioned or delayed.

(g) The Company (i) shall, as soon as reasonably practicable following confirmation by the SEC that it has no further comments on the Proxy Statement, duly call, give notice of, convene and hold the Company Shareholders Meeting and (ii) unless there has been an Adverse Recommendation Change, shall use its reasonable best efforts to solicit the Company Shareholder Approval.

(h) Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders Meeting (i) after consultation with Parent, solely to the extent necessary to ensure that any legally required supplement or amendment to the Proxy Statement is provided to the shareholders of the Company with adequate time to review, or (ii) with the consent of Parent (such consent not to be unreasonably withheld, conditioned, or delayed), if as of the time for which the Company Shareholders meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of the Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting. In no event will the Company Shareholders Meeting be postponed or adjourned (i) by more than ten (10) calendar days at a time without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned, or delayed); or (ii) with respect to clause (i) in the immediately preceding sentence, by more than thirty (30) calendar after the date on which the Company Shareholders Meeting was (or was required to be) originally scheduled without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned, or delayed). In no event will the record date of the Company Shareholders Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed), unless required by applicable Law.

6.02 Access to Information; Confidentiality.

(a) Subject to applicable Law and the Confidentiality Agreement, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and its Representatives reasonable access (at Parent’s sole cost and expense), during normal business hours and upon reasonable advance notice, during the period from the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Section 8.01, to such properties, books, contracts, commitments, personnel and records as Parent may reasonably request, and during such period, the Company shall, and shall cause the Company Subsidiaries to, make available promptly to Parent (i) prior to any filing or distribution, a copy of each Filing it intends to make during such period pursuant to the requirements of securities Laws or filed with or sent to the SEC, any of the State Utilities Commissions or any other Governmental Entity and shall consider in good faith any timely comments of Parent thereto and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company may withhold from Parent or its Representatives any document or information that the Company believes is subject to the terms of a confidentiality agreement with a third party (provided that the Company shall use its commercially reasonable efforts to obtain the required consent of such third party to disclose such document or information) or subject to any attorney-client privilege (provided that the Company shall use its commercially reasonable efforts to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege); provided, further, that Parent and its Representatives shall not have the right to collect any air, soil, surface water or ground water samples or perform any invasive or destructive air sampling on, under, at or from any of the properties owned, leased or operated by the Company or any Company Subsidiary, except with the advance written consent of the Company. Subject to applicable Law, the Company will provide Parent with reports of the Company reasonably requested by Parent. Except for incidents caused by the Company’s or its Affiliates’ intentional misconduct, Parent shall indemnify the Company and its Affiliates and Representatives from, and hold the Company and its Affiliates and Representatives harmless against, any and all Claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs, expenses, including attorneys’ fees and disbursements, and the cost of enforcing this indemnity arising out of or resulting from any access to such properties provided pursuant to this Section 6.02(a).

(b) All documents and information exchanged pursuant to this Section 6.02 shall be subject to the letter agreement, dated as of August 8, 2016, as amended on the date hereof, by and among First Reserve Advisors, LLC (“First Reserve”), the Fund, Parent, Merger Sub and the Company (the “Confidentiality Agreement”). If this Agreement is terminated pursuant to Section 8.01, the Confidentiality Agreement shall automatically be deemed to be amended and restated such that the confidentiality provisions of the Confidentiality Agreement shall remain in effect for one (1) year after such termination, as if the Parties had never entered into this Agreement.

6.03 Further Actions; Regulatory Approvals; Required Actions.

(a) Subject to the terms and conditions of this Agreement, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to cause the conditions to the Closing set forth in Article VII to be satisfied as promptly as reasonably practicable or to effect the Closing as promptly as reasonably practicable, including (i) making all necessary Filings with Governmental Entities or third parties, (ii) obtaining the Required Consents and all other third-party Consents that are necessary, proper or advisable to consummate the Merger, (iii) obtaining the Required Statutory Approvals and all other Consents of Governmental Entities that are necessary, proper or advisable to consummate the Merger and (iv) executing and delivering any additional instruments that are necessary, proper or advisable to consummate the Merger.

(b) In connection with and without limiting the generality of Section 6.03(a), each of Parent and the Company shall, as applicable:

(i) make or cause to be made, in consultation and cooperation with the other, as promptly as practicable after the date of this Agreement and in any event within forty-five (45) days after the date of this Agreement, an appropriate filing of a Notification and Report Form pursuant to the HSR Act relating to the Merger;

(ii) make or cause to be made, as promptly as practicable after the date of this Agreement and in any event within forty-five (45) days after the date of this Agreement, all necessary Filings with Governmental Entities (including the State Utilities Commissions) relating to the Merger, including any such Filings necessary to obtain any Required Statutory Approval;

(iii) furnish to the other all assistance, cooperation and information reasonably required for any such Filing and in order to achieve the effects set forth in this Section 6.03;

(iv) unless prohibited by applicable Law or by a Governmental Entity, give the other reasonable prior notice of any such Filing and, to the extent reasonably practicable, of any communication with any Governmental Entity relating to the Merger (including with respect to any of the actions referred to in this Section 6.03(b)) and, to the extent reasonably practicable, permit the other to review and discuss in advance, and consider in good faith the views and reasonable comments of, and secure the participation of, the other in connection with any such Filing or communication;

(v) respond as promptly as reasonably practicable under the circumstances to any inquiries received from any Governmental Entity or any other authority enforcing applicable Antitrust Laws for additional information or documentation in connection with antitrust, competition or similar matters (including any “second request” under the HSR Act) and not extend any waiting period under the HSR Act or enter into any agreement with any such Governmental Entity or other authorities not to consummate the Merger, except with the prior written consent of the other Party;

(vi) unless prohibited by applicable Law or a Governmental Entity, to the extent reasonably practicable: (1) not participate in or attend any formal meeting with any Governmental Entity in respect of the Merger without a representative of the other Party; (2) keep the other Party apprised with respect to any meeting or substantive conversation with any Governmental Entity in respect of the Merger; (3) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement or the Merger, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity; and (4) furnish the other Party with copies of all substantive correspondence, Filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement or the Merger (provided that the Parties shall be permitted to redact any correspondence, Filing or communication to the extent such correspondence, Filing or communication contains commercially sensitive information, which information shall be provided to counsel on a confidential, counsel-to-counsel basis).

(c) Parent shall not, and shall cause its Subsidiaries not to, take any action, including acquiring any asset, property, business or Person (by way of merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise), that would reasonably be expected to materially and adversely affect Parent’s obtaining or making any Consent or Filing contemplated by this Section 6.03 or materially delay the timely receipt thereof. In furtherance of and without limiting any of Parent’s covenants and agreements under this Section 6.03, Parent’s reasonable best efforts with respect to any Required Statutory Approvals shall include the following; provided that, except with respect to the liabilities, obligations and commitments of the Fund under the Equity Letter, Parent shall not be required to take any action or make any undertaking, or commit to take any action to make any undertaking, including accepting any term, condition liability, obligation, commitment or sanction, that would impose any undertaking, term, condition, liability, obligation, commitment or sanction on the Fund or any Affiliate of or any entity in which the Fund directly or indirectly owns any equity interests (other than Parent or its Subsidiaries):

(i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of Parent or its Subsidiaries or the Company or the Company Subsidiaries, including entering into customary ancillary agreements on commercially reasonable terms relating to any such sale, divestiture, licensing or disposition;

(ii) agreeing to any limitation on the conduct of Parent or its Subsidiaries (including, after the Closing, the Surviving Corporation and the Company Subsidiaries), including accepting financial restrictions on the Surviving Corporation or the Company Subsidiaries and accepting governance and operational restrictions, including restrictions on the scope of the business of the Surviving Corporation or the Company Subsidiaries; and

(iii) agreeing to take any other action as may be required by a Governmental Entity in order to effect each of the following: (1) obtaining all Required Statutory Approvals as soon as reasonably practicable and in any event before the End Date; (2) avoiding the entry of, or having vacated, lifted, dissolved, reversed or overturned any Judgment, whether temporary, preliminary or permanent, that is in effect that prohibits, prevents or restricts consummation of, or impedes, interferes with or delays, the Closing; and (3) effecting the expiration or termination of any waiting period, that would otherwise have the effect of preventing, prohibiting or restricting consummation of the Closing or impeding, interfering with or delaying the Closing.

(d) Notwithstanding anything to the contrary in this Section 6.03 or elsewhere in this Agreement, reasonable best efforts, including with respect to the matters contemplated by this Section 6.03, shall not require Parent or any of its Affiliates (including the Company or any Company Subsidiary after the Closing), or permit the Company or any of the Company Subsidiaries, to take any action (including any of the actions listed in Section 6.03(c), or agree to or accept any order, action or regulatory condition (including any Final Order) of any Governmental Entity containing terms, conditions, liabilities, obligations, commitments or sanctions, that, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of Parent, the Company and the Company Subsidiaries, taken as a whole after giving effect to the Merger such that Parent and its Subsidiaries (including the Surviving Corporation and the Company Subsidiaries) for this purpose shall be deemed to be a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size and scale of the Company and its Subsidiaries, taken as a whole (a “Burdensome Effect”); provided that none of the following shall constitute or be taken into account in determining whether any such terms, conditions, liabilities, obligations, commitments or sanctions would, individually or in the aggregate, have such a Burdensome Effect: (1) any Judgment issued by any of the State Utilities Commissions prior to the date hereof and applicable to the Company or any of the Company Subsidiaries; (2) any rate cases, including any Proceedings, involving the Company or any of the Company Subsidiaries; or (3) any other terms, conditions, liabilities, obligations, commitments or sanctions imposed by any of the State Utilities Commissions on the Company or any of the Company Subsidiaries other than in connection with obtaining a Required Statutory Approval.

(e) Parent shall promptly notify the Company, and the Company shall notify Parent, of any notice or other communication from any Person alleging that such Person’s Consent is or may be required in connection with the Merger.

(f) Nothing in this Section 6.03 shall obligate Parent or the Company or any of their respective Subsidiaries to take any action that is not conditioned on Closing.

6.04 Transaction Litigation. The Company shall promptly notify Parent of any shareholder litigation (including by providing copies of all pleadings with respect thereto) arising from this Agreement or the Merger that is brought against the Company or members of the Company Board (“Transaction Litigation”) and, without violating or waiving any privilege, keep Parent reasonably informed with respect to the status thereof. Subject to the Parties entering into a customary common interest or joint defense agreement or implementing such other mutually acceptable techniques as are reasonably required to preserve any attorney-client privilege or other applicable legal privilege, the Company shall (a) provide Parent the opportunity to participate in, but not control, the defense, settlement or prosecution of any Transaction Litigation, (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation and will consider in good faith Parent’s advice with respect to such Transaction Litigation and (c) not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

6.05 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of any equity securities (including any derivative securities with respect to equity securities) in connection with the Merger by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.06 Governance Matters. Parent shall, to the extent commercially reasonable, cause the Surviving Corporation to maintain for one (1) year following the Closing Date its headquarters in Northeast Ohio. Parent shall, to the extent commercially reasonable, cause each of the Company Subsidiaries to maintain for one (1) year following the Closing Date its headquarters in the location of its headquarters as of immediately prior to the Closing.

6.07 Public Announcements. Unless and until an Adverse Recommendation Change has occurred in accordance with Section 5.03(d), Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other written public statement with respect to this Agreement or the Merger and shall not issue any such press release or make any such written public statement prior to such consultation, except as such Party reasonably concludes may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The Company and Parent agree that the initial press release to be issued with respect to this Agreement or the Merger shall be in a form agreed to by the Parties. Nothing in this Section 6.07 shall limit the ability of any Party to make internal announcements to its respective employees that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement.

6.08 Fees, Costs and Expenses. Except as provided otherwise in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses, whether or not the Closing occurs; provided that all filing fees owed by Parent, Merger Sub, the Company or any of the Company Subsidiaries in connection with the filings to be made under the HSR Act shall be paid by Parent.

6.09 Indemnification, Exculpation and Insurance.

(a) Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and the Company Subsidiaries as provided in their respective Organizational Documents and any indemnification or other similar Contracts of the Company or any Company Subsidiary set forth on Section 6.09(a) of the Company Disclosure Letter, in each case, as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms to the extent provided in the following sentence. From and after the Effective Time and for a period of at least six (6) years thereafter, the Surviving Corporation agrees that it will (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any Company Subsidiary or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of the Company or any Company Subsidiary as a director, officer or employee of another Person (collectively, the “Company Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any Claim, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the Company Indemnified Party is or was a director, officer or employee of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director, officer or employee of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such Claim, (i) each Company Indemnified Party will, to the fullest extent permitted under applicable Law, be entitled to advancement of expenses incurred in the defense of any such Claim from the Surviving Corporation within ten (10) Business Days after receipt by the Surviving Corporation from the Company Indemnified Party of a request therefor (provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification), and (ii) the Surviving Corporation shall cooperate in good faith in the defense of any such matter. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(b) In the event that Parent, the Surviving Corporation, any of the Company Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent or the Surviving Corporation, as the case may be, shall cause, or cause such Company Subsidiary to cause, proper provision to be made so that the successors and assigns of Parent, the Surviving Corporation or Company Subsidiary, as the case may be, assume the covenants and agreements set forth in this Section 6.09.

(c) For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or the Company Subsidiaries or provide substitute policies for the Company and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time (with insurance carriers having at least the same credit rating as the Company’s current carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance), except that in no event shall the Surviving Corporation be required to pay with respect to such insurance policies in respect of any one (1) policy year more than 250% of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.09(c) it shall obtain as much comparable insurance as possible for the years within such six (6) year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period. In lieu of such insurance, prior to the Closing Date the Company may, at its option, purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for the Company and its current and former directors, officers and employees who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time for a period of not less than six (6) years; provided that in no event shall the cost of any such tail policy in respect of any one (1) policy year exceed the Maximum Amount. The Surviving Corporation shall maintain such policies in full force and effect, and continue to honor the obligations thereunder, for such six-year period.

(d) The provisions of this Section 6.09 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Company

Indemnified Parties), his or her heirs and his or her legal representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have under the OGCL, the articles of incorporation or code of regulations of the Surviving Corporation or any of the Company Subsidiaries, by contract or otherwise.

6.10 Employee Matters.

(a) During the period commencing at the Effective Time and ending on the first (1st) anniversary of the Effective Time (the “Continuation Period”), Parent shall, or shall cause the Surviving Corporation to, provide (x) each individual who is employed by the Company or a Company Subsidiary immediately prior to the Effective Time and who remains employed thereafter by the Surviving Corporation, Parent or any of their Subsidiaries (each, a “Company Employee”) who is not covered by a Company Union Contract and who remains a Company Employee during such period with a base salary or wage rate that is no less favorable than that provided to the Company Employee immediately prior to the Effective Time and (y) Company Employees, in the aggregate, with employee benefits (other than retiree welfare benefits) that are substantially comparable, in the aggregate, to those provided to Company Employees immediately prior to the Effective Time. During the Continuation Period, Parent shall, and shall cause the Surviving Corporation to, provide each Company Employee who experiences an involuntary termination of employment with the Surviving Corporation, Parent or any of their Subsidiaries without cause (other than due to death or disability) severance benefits that are no less favorable than those set forth in Section 6.10(a)(1) of the Company Disclosure Letter.

(b) With respect to each Company Employee who is covered by a Company Union Contract, Parent shall cause the Surviving Corporation to continue to honor the Company Union Contracts, in each case as in effect at the Effective Time, in accordance with their terms (it being understood that this sentence shall not be construed to limit the ability of Parent or the Surviving Corporation to amend or terminate any such Company Union Contract, to the extent permitted by the terms of the applicable Company Union Contract and applicable Law).

(c) At the Effective Time, Parent shall, or shall cause the Surviving Corporation to, assume and honor in accordance with their terms all of the Company’s and all of the Company Subsidiaries’ employment, severance, retention, termination and change-in-control plans, policies, programs, agreements and arrangements (including any change-in-control severance agreement or other arrangement between the Company and any Company Employee) maintained by the Company or any Company Subsidiary, in each case, as in effect at the Effective Time and listed on Section 3.09(a) of the Company Disclosure Letter, including with respect to any payments, benefits or rights arising as a result of the Merger (either alone or in combination with any other event), it being understood that this sentence shall not be construed to limit the ability of Parent or the Surviving Corporation to amend or terminate any such plans, policies, programs, agreements, or arrangements, to the extent permitted by the terms of the applicable plan, policy, program, agreement or arrangement. For purposes of any Company Benefit Plan or Company Benefit Agreement containing a definition of “change in control,” “change of control” or similar term that relates to a transaction at the level of the Company, the Closing shall be deemed to constitute a “change in control,” “change of control” or such similar term.

(d) With respect to all employee benefit plans of the Surviving Corporation or any Company Subsidiary, including any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) (including any vacation, paid time-off and severance plans), each Company Employee’s service with the Company or any Company Subsidiary (as well as service with any predecessor employer of the Company or any such Company Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Company Subsidiary and is accurately reflected within a Company Employee’s records) shall be treated as service with the Surviving Corporation or any Company Subsidiary for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, except (i) to the extent that such service was not recognized under the corresponding Company Benefit Plan, (ii) for purposes of benefit accruals under any defined benefit pension plan or (iii) to the extent that such recognition would result in any duplication of coverage or benefits for the same period of service.

(e) Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by Parent, the Surviving Corporation or any of their Subsidiaries in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the corresponding Company Benefit Plan. Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time to the extent taken into account under the corresponding Company Benefit Plan.

(f) Notwithstanding anything to the contrary herein, the provisions of this Section 6.10 are solely for the benefit of the parties to this Agreement, and no provision of this Agreement, specifically this Section 6.10, is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no Company Personnel or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of, or as having any third party beneficiary or other rights with respect to, this Agreement or have the right to enforce the provisions hereof including in respect of continued employment (or resumed employment). Nothing contained herein shall alter the at-will employment relationship of any Company Employee obligate or affect the ability of, Parent or the Surviving Corporation to maintain any particular compensation or benefit plan, program, policy, or arrangement or require Parent, the Surviving Corporation or any Company Subsidiary thereof to continue any Company Benefit Plan or Company Benefit Agreement or prohibit the Surviving Corporation or any of the Company Subsidiaries from amending or terminating any such plans in accordance with their terms or if otherwise required pursuant to applicable Law.

6.11 Merger Sub.

(a) Prior to the Effective Time, Merger Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Merger.

(b) Whenever this Agreement requires the Merger Sub to take any action, such requirements shall be deemed to include an undertaking on the part of the Parent to cause the Merger Sub to take such action. Parent shall or shall cause its Subsidiaries to, approve and adopt this Agreement in its capacity as sole shareholder of Merger Sub and promptly deliver to the Company evidence of its vote or action by written consent approving and adopting this Agreement in accordance with applicable Law and the articles of incorporation and code of regulations of Merger Sub.

(c) Parent hereby (i) guarantees the due, prompt and faithful payment performance and discharge by Merger Sub of, and compliance by Merger Sub with, all of the covenants and agreements of Merger Sub under this Agreement and (ii) agrees to take all actions necessary, proper or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.

6.12 Takeover Statutes. If any Takeover Statute or similar statute or regulation becomes or may become applicable to this Agreement or the Merger, the Company and the Company Board shall grant such approvals and take such actions as are reasonably appropriate to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

6.13 Stock Exchange Delisting; Deregistration. Each of the Company and Parent shall cause the Company’s securities to be delisted from the NYSE MKT and deregistered under the Exchange Act as soon as practicable following the Effective Time.

ARTICLE VII

CONDITIONS PRECEDENT

7.01 Conditions to Each Party’s Obligation to Effect the Transactions. The obligation of each Party to effect the Closing is subject to the satisfaction or waiver (by such Party) at or prior to the Closing of the following conditions:

(a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b) Required Statutory Approvals. The Required Statutory Approvals, including the expiration or termination of any waiting period applicable to the Merger under the HSR Act, shall have been obtained at or prior to the Effective Time, such Required Statutory Approvals shall have become Final Orders and such Required Statutory Approvals shall not impose any terms, conditions, liabilities, obligations, commitments or sanctions that, individually or in the aggregate, would reasonably be expected to have a Burdensome Effect. For purposes of this Section 7.01(b), a “Final Order” means a Judgment by the relevant Governmental Entity that (1) has not been reversed, stayed, enjoined, set aside, annulled or suspended and is in full force and effect, (2) with respect to which, if applicable, any mandatory waiting period prescribed by Law before the Merger may be consummated has expired and (3) as to which all conditions to the consummation of the Merger prescribed by Law have been satisfied.

(c) No Legal Restraints. No Law and no Judgment, whether preliminary, temporary or permanent, shall be in effect that prevents, makes illegal or prohibits the consummation of the Merger (any such Law or Judgment, a “Legal Restraint”).

7.02 Conditions to Obligations of the Company. The obligation of the Company to effect Closing is further subject to the satisfaction or waiver (by the Company) at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in (A) Sections 4.02 and 4.07 shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date and (B) any other Section of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Performance of Covenants and Agreements of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent certifying the satisfaction by Parent and Merger Sub of the conditions set forth in Section 7.02(a) and 7.02(b).

7.03 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger is further subject to the satisfaction or waiver (by Parent and Merger Sub) at or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in (A) Sections 3.04, the second sentence of Section 3.07, Sections 3.13 and 3.22 and the first sentence of Section 3.23 shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date, (B) Section 3.03 shall be true and correct at and as of the date of this

Agreement and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except for de minimis inaccuracies and (C) any other Section of this Agreement shall be true and correct (without giving effect to any “materiality” or Company Material Adverse Effect qualifiers) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties referred to in this clause (C) to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Performance of Covenants and Agreements of the Company. The Company shall have performed in all material respects (without giving effect to any “materiality qualifiers” set forth in the first sentence of the introductory paragraph to Section 5.01(a)) all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

(c) Absence of Company Material Adverse Effect. Since the date of this Agreement, no fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect shall have occurred and be continuing; provided that, solely for purposes of the satisfaction of the condition set forth in this Section 7.03(c), none of the following shall constitute or be taken into account in determining whether any such fact, circumstance, effect, change, event or development, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect: (1) any Judgment issued by any of the State Utilities Commissions prior to the date hereof and applicable to the Company or any of the Company Subsidiaries; (2) any rate cases, including any Proceedings, involving the Company or any of the Company Subsidiaries; or (3) any terms, conditions, liabilities, obligations, commitments or sanctions imposed by any Governmental Entities as a condition to obtaining the Company Required Statutory Approvals or the Parent Required Statutory Approvals.

(d) Refinancing Indebtedness. The Refinancing Indebtedness shall have been consummated on terms not materially less favorable to the Company than the terms disclosed to Parent prior to the date of this Agreement, and the Merger shall be exempt under any change in control or similar provisions set forth in the documentation of such Refinancing Indebtedness, including any such provisions requiring any prepayment or repayment (or offer to prepay or repay) or other payment of any kind, or other material adjustment to the terms thereof.

(e) Officer’s Certificate. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying the satisfaction by the Company of the conditions set forth in Sections 7.03(a), 7.03(b), 7.03(c) and 7.03(d).

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.01 Termination Rights.

(a) Termination by Mutual Consent. The Company and Parent shall have the right to terminate this Agreement at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval, by mutual written consent.

(b) Termination by Either the Company or Parent. Each of the Company and Parent shall have the right to terminate this Agreement, at any time prior to the Effective Time, whether before or after the receipt of the Company Shareholder Approval, if:

(i) the Closing shall not have occurred by 5:00 p.m. New York City time on July 7, 2017 (the “End Date”); provided that if, prior to the End Date, all of the conditions to the Closing set forth in Article VII have been satisfied or waived, as applicable, or, with respect to those conditions that by their terms are to be satisfied at the Closing, shall then be capable of being satisfied (except for any condition set forth in Section 7.01(b) or 7.01(c)), either the Company or Parent may, prior to 5:00 p.m. New York City time on the End Date, extend the End Date to a date that is six (6) months after the End Date (and if so extended, such later date being the End Date); provided, further, that neither the Company nor Parent may terminate this Agreement or extend the End Date pursuant to this Section 8.01(b) if it (or, in the case of Parent, Merger Sub) is in breach of any of its covenants or agreements and such breach has caused or resulted in either (1) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the End Date or (2) the failure of the Closing to have occurred prior to the End Date;

(ii) the condition set forth in Section 7.01(c) is not satisfied and the Legal Restraint giving rise to such nonsatisfaction has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to any Party if such failure to satisfy the condition set forth in Section 7.01(c) is the result of a failure of such Party to comply with its obligations pursuant to Section 6.03; or

(iii) the Company Shareholder Approval is not obtained at the Company Shareholders Meeting duly convened (or any adjournment or postponement thereof) at which a vote is taken with respect to the approval of the Agreement; provided, however, that a Party shall not have the right to terminate this Agreement pursuant to this Section 8.01(b)(iii) if the non-satisfaction of the condition in Section 7.01(a) primarily resulted from the failure of that Party to perform, in any material respect, its obligations under this Agreement.

(c) Termination by the Company. The Company shall have the right to terminate this Agreement:

(i) prior to such time as the Company Shareholder Approval has been obtained, in the event that (1) the Company Board has made an Adverse Recommendation Change with respect to a Superior Proposal and has authorized the Company to enter into an Acquisition Agreement to consummate such Superior Proposal, (2) the Company has complied with its obligations (excluding any de minimis breaches) under Section 5.03(c) and (3) the Company prior to or concurrently with such termination pays to Parent the Company Termination Fee in accordance with Section 8.02(b)(i) and enters into an Acquisition Agreement to consummate such Superior Proposal;

(ii) prior to the Effective Time, if Parent or Merger Sub breaches or fails to perform one or more of its covenants or agreements contained herein, or if one or more of the representations or warranties of Parent or Merger Sub contained herein is or shall have become inaccurate, which breach, failure to perform or inaccuracy (1) would, if continuing on the Closing Date, result in the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (2) is not reasonably capable of being cured by Parent or Merger Sub by the End Date (as it may be extended pursuant to Section 8.01(b)(i)) or, if capable of being cured, is not cured by Parent within thirty (30) days after receiving written notice from the Company of such breach, failure to perform or inaccuracy; provided, however, that the Company shall not have the right to terminate this Agreement under this Section 8.01(c) if the Company is then in breach of any covenant or agreement contained herein, or any representation or warranty of the Company contained herein then is or shall have become inaccurate, such that the conditions set forth in Section 7.03 could not then be satisfied; or

(iii) if (1) all of the conditions set forth in Sections 7.01 and 7.03 have been and continue to be satisfied or waived in accordance with this Agreement as of the date that the Closing should have been consummated pursuant to Section 1.03 (except for those conditions that by their terms are to be satisfied at the Closing; provided those conditions would be or would be capable of being satisfied at the Closing), (2) Parent and Merger Sub do not complete the Closing on the day that the Closing should have been consummated pursuant to Section 1.03 (including in the sole and absolute discretion of Parent for any regulatory reason not constituting a Burdensome Effect covered by the condition in Section 7.01(b)) and (3) Parent and Merger Sub fail to consummate the Closing within five (5)

Business Days following their receipt of irrevocable written notice from the Company (A) certifying that the Company would be ready, willing and able to consummate the Closing on that date, (B) certifying that all conditions to the Closing set forth in Sections 7.01 and 7.03 have been satisfied (except for those conditions that by their terms are to be satisfied at the Closing) and that it will waive any unsatisfied conditions in Section 7.02 and (C) requesting such consummation.

(d) Termination by Parent. Parent shall have the right to terminate this Agreement:

(i) prior to the Effective Time, in the event that the Company Board has made an Adverse Recommendation Change; or

(ii) prior to the Effective Time, if the Company breaches or fails to perform any of its covenants or agreements contained herein, or if any of the representations or warranties of the Company contained herein is or shall become inaccurate, which breach, failure to perform or inaccuracy (1) would, if continuing on the Closing Date, result in the failure of a condition set forth in Section 7.03(a) or 7.03(b) and (2) is not reasonably capable of being cured by the Company by the End Date (as it may be extended pursuant Section 8.01(b)(i)) or, if capable of being cured, is not cured by the Company within thirty (30) days after receiving written notice from Parent of such breach, failure to perform or inaccuracy; provided, however, that Parent shall not have the right to terminate this Agreement under this Section 8.01(d)(ii) if Parent is then in breach of any covenant or agreement contained herein, or any representation or warranty of Parent contained herein then is or shall have become inaccurate, such that the conditions set forth in Section 7.02 could not then be satisfied.

8.02 Effect of Termination; Termination Fees.

(a) In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company or Parent (or any shareholder, Affiliate or Representative thereof), whether arising before or after such termination, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter hereof (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity), except that: (i) the liabilities and obligations of the Parties under the last sentence of Section 6.02(a), the last sentence of Section 6.02(b), Section 6.08, this Section 8.02 and Article IX shall survive the termination of this Agreement; and (ii) subject to Section 8.02(d), no such termination shall relieve the Company (whether or not the terminating Party) from liability for any Willful Breach of this Agreement prior to such termination.

(b) Termination Fees.

(i) If (A) (1) prior to such time as the Company Shareholder Approval has been obtained, this Agreement is terminated by the Company pursuant to Section 8.01(c)(i) or (2) prior to the Effective Time, this Agreement is terminated by Parent pursuant to Section 8.01(d)(i), the Company shall pay to Parent the Company Termination Fee. The Company shall pay the Company Termination Fee to Parent (to an account designated in writing by Parent) by wire transfer of same day funds prior to or concurrently with such termination of this Agreement by the Company pursuant to Section 8.01(c)(i) or no later than three (3) Business Days after the date of such termination of this Agreement by Parent pursuant to Section 8.01(d)(i).

(ii) If the Company terminates this Agreement pursuant to Section 8.01(c)(iii), then Parent shall promptly, but in no event later than three (3) Business Days after the date of such termination, pay or cause to be paid to the Company by wire transfer of same day funds an amount equal to the Parent Termination Fee (it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion). It is agreed that the Parent Termination Fee constitutes liquidated damages and not a penalty, and the payment of the Parent Termination Fee in the circumstances specified herein is supported by due and sufficient consideration.

(iii) If (x) this Agreement is terminated pursuant to Section 8.01(b)(iii) or 8.01(d)(ii) (or pursuant to Section 8.01(b)(i) at a time when this Agreement was terminable pursuant to Section 8.01(b)(iii) or 8.01(d)(ii)), (y) a Company Acquisition Proposal is made (and, in the case of a termination pursuant to Section 8.01(b)(iii) or pursuant to Section 8.01(b)(i) at a time when this Agreement was terminable pursuant to Section 8.01(b)(iii), publicly available) after the date of this Agreement but prior to the date of the event giving rise to such right of termination and such Company Acquisition Proposal has not been publicly withdrawn prior to (1) the date of the event giving rise to such right of termination (in connection with a termination pursuant to Section 8.01(d)(ii) or 8.01(b)(i) at a time when this Agreement was terminable pursuant to Section 8.01(d)(ii)) or (2) the Company Shareholders Meeting (in connection with a termination pursuant to Section 8.01(b)(iii) or 8.01(b)(i) at a time when this Agreement was terminable pursuant to Section 8.01(b)(iii)), and (z) prior to or within one (1) year of such termination, the Company enters into any definitive agreement with respect to, or consummates, any Company Acquisition Proposal (in each case whether or not such Company Acquisition Proposal is the same Company Acquisition Proposal referred to in clause (y)) (provided that for purposes of this clause (b), the references to “20%” in the definition of “Company Acquisition Proposal” shall be deemed to be references to “50%”), then the Company shall promptly (but in no event later than three (3) Business Days after the date on which the Company consummates the Company Acquisition Proposal or, if earlier, after the date on which the Company enters into a definitive agreement with respect thereto, pay or cause to be paid to Parent or its designees the Company Termination Fee by wire transfer of same day funds (it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion).

(c) The Parties acknowledge that the agreements contained in Section 8.02(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If the Company fails to promptly pay the Company Termination Fee under Section 8.02(b) and, in order to obtain such payment, Parent commences a Claim that results in a Judgment against the Company for the Company Termination Fee, or any portion thereof, the Company shall pay to Parent its costs and expenses (including reasonable attorneys’ fees and the fees and expenses of any expert or consultant engaged by Parent) in connection with such Claim, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate of JPMorgan Chase Bank, N.A. in effect on the date such payment was required to be made. If Parent fails to promptly pay the Parent Termination Fee due under Section 8.02(b) and, in order to obtain such payment, the Company commences a Claim that results in a Judgment against Parent for the Parent Termination Fee, or any portion thereof, Parent shall pay to the Company its costs and expenses (including reasonable attorneys’ fees and the fees and expenses of any expert or consultant engaged by the Company) in connection with such Claim, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate of JPMorgan Chase Bank, N.A. in effect on the date such payment was required to be made. Any amount payable pursuant to Section 8.02(b) shall be paid by applicable Party by wire transfer of same-day funds prior to or on the date such payment is required to be made under Section 8.02(b).

(d) If this Agreement is terminated under circumstances in which the Company is obligated to pay the Company Termination Fee under Section 8.02(b), upon payment of the Company Termination Fee and, if applicable, the costs and expenses of Parent pursuant to Section 8.02(c) in accordance herewith, the Company shall have no further liability with respect to this Agreement or the transactions contemplated hereby to Parent, Merger Sub or any of their respective Affiliates or Representatives, and payment of the Company Termination Fee and such costs and expenses by the Company shall be Parent’s sole and exclusive remedy for any Claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by Parent, Parent’s Subsidiaries and any other Person in connection with this Agreement, the transactions contemplated hereby (and the termination thereof) or any matter forming the basis for such termination (including any Willful Breach), and Parent and Merger Sub shall not have, and each expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity). If this Agreement is terminated under circumstances in which Parent is obligated to pay the Parent Termination Fee under Section 8.02(b)(ii), upon payment of the Parent Termination Fee and, if applicable, the costs and expenses of the Company pursuant to Section 8.02(c) in accordance herewith, Parent shall have no further liability with respect to this Agreement or the transactions contemplated hereby to the Company, and payment of the Parent Termination Fee and such costs and expenses by Parent shall be the Company’s sole and exclusive remedy for any Claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by the Company, the Company Subsidiaries or any other Person in connection with this Agreement, the transactions contemplated hereby (and the termination thereof) or any matter forming the basis for such termination, and the Company shall not have, and expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity).

(e) For purposes of this Agreement, “Willful Breach” means a breach that is a consequence of any act or omission undertaken by the breaching Party with the Knowledge that the taking of or the omission of taking such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.

8.03 Amendment. This Agreement may be amended by the Parties at any time before or after receipt of the Company Shareholder Approval; provided, however, that (a) after receipt of the Company Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders, (b) no amendment shall be made to this Agreement after the Effective Time and (c) except as provided above, no amendment of this Agreement shall require the approval of the shareholders of Parent or the shareholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.04 Extension; Waiver. At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant to this Agreement, (c) subject to Section 8.03(a), waive compliance with any covenants and agreements contained herein or (d) waive the satisfaction of any of the conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Except as provided in this Agreement, the failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require, in the case of the Company, Parent or Merger Sub, action by its respective board of directors or the duly authorized designee of its board of directors. Termination of this Agreement prior to the Effective Time shall not require the approval of the shareholders of the Company. The Party desiring to terminate this Agreement pursuant to Section 8.01 shall give written notice of such termination to the other Parties in accordance with Section 9.02, specifying the provision of this Agreement pursuant to which such termination is effected.

ARTICLE IX

GENERAL PROVISIONS

9.01 Definitions. For purposes of this Agreement, each capitalized term has the meaning given to it, or specified, in Exhibit A.

9.02 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written or electronic confirmation of receipt), (b)

when sent by email (with written or electronic confirmation of transmission) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written or electronic confirmation of receipt), in each case, at the following addresses and email addresses (or to such other address or email address as a Party may have specified by notice given to the other Party pursuant to this provision):

To Parent or Merger Sub:

c/o First Reserve Advisors LLC

One Lafayette Place

Greenwich, CT 06830

Attention:	Matthew S. Raben
Email:	mraben@firstreserve.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	William E. Curbow
Email:	wcurbow@stblaw.com

To the Company:

Gas Natural Inc.

1375 East 9th St, Suite 3100

Cleveland, OH 44114

Attention:	Gregory J. Osborne, President and Chief Executive Officer

James Sprague, Chief Financial Officer

Email:	gosborne@egas.net

jsprague@egas.net

with a copy (which shall not constitute notice) to:

Kohrman Jackson & Krantz LLP

1375 E. 9th Street, Suite 2900

Cleveland, OH 44114

Attention:	Christopher J. Hubbert
Email:	cjh@kjk.com

9.03 Construction. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

9.04 Interpretation.

(a) Time Periods. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is a not a Business Day, the period in question shall end on the next succeeding Business Day.

(b) Dollars. Unless otherwise specifically indicated, any reference herein to $ means U.S. dollars.

(c) Gender and Number. Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d) Articles, Sections and Headings. When a reference is made herein to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Include. Whenever the words “include”, “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(f) Hereof. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g) Extent. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h) Contracts; Laws. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.

(i) Persons. References to a person are also to its permitted successors and assigns.

(j) Exhibits and Disclosure Letters. The Exhibits to this Agreement and the Disclosure Letters are hereby incorporated and made a part hereof and are an integral part of this Agreement. Each of the Company and Parent may, at its option, include in the Company Disclosure Letter or the Parent Disclosure Letter, respectively, items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts herein or in the Disclosure Letters, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of the Disclosure Letters shall be deemed to be referred to and incorporated in any section to which it is specifically referenced or cross-referenced and also in all other sections of the such Disclosure Letter to which such matter’s application or relevance is reasonably apparent on its face. Any capitalized term used in any Exhibit or any Disclosure Letter but not otherwise defined therein shall have the meaning given to such term herein.

(k) Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty (other than those set forth in Section 3.06) shall be deemed to be “reflected on” or “set forth in” the Company Financial Statements included in the Company Reports, to the extent any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statement reasonably related to the subject matter of such representation or (ii) such item and the amount thereof is otherwise reasonably identified on such balance sheet or financial statement (or the notes thereto).

9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 9.05 with respect thereto. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible. Notwithstanding the foregoing, the Parties intend that the provisions of Article VIII and Section 9.09 be construed as an integral provision of this Agreement and that such provisions shall not be severable in any manner that diminishes a Party’s rights hereunder or increases a Party’s liability or obligations hereunder.

9.06 Governing Law. This Agreement, and all Claims or causes of action of the Parties (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance or subject matter hereof, shall be governed by and construed in accordance with the Law of the State of Ohio, without regard to principles of conflict of laws.

9.07 Jurisdiction; Venue. All Claims arising from, under or in connection with this Agreement shall be raised to and exclusively determined by the courts of the State of Ohio located in Cuyahoga County or, if such court disclaims jurisdiction, the U.S. District Court for the Northern District of Ohio, Eastern Division, to whose jurisdiction and venue the Parties unconditionally consent and submit for purposes of any such Claim. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of Claim arising out of this Agreement in such court and hereby further irrevocably and unconditionally waives and agree not to plead or claim in any such court that any such Claim brought in any such court has been brought in an inconvenient forum. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.02 shall be effective service of process for any Claim brought against such Party in any such court.

9.08 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE MERGER. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.08.

9.09 Specific Enforcement. The Company acknowledges and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, at any time prior to the termination of this Agreement pursuant to Article VIII, Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, including the right of Parent or Merger Sub to cause the Company to consummate the Merger and the other transactions contemplated by this Agreement, in any court referred to in Section 9.07, without proof of actual damages (and the Company hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Without prejudice to any other defenses the Company may have, the Company further agrees not to assert that a remedy of specific enforcement pursuant to the terms of this Agreement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. If Parent or Merger Sub brings any Claim to enforce specifically the performance of the terms and provisions of this Agreement when expressly available to such Party pursuant to the terms of this Agreement, then, notwithstanding anything to the contrary herein, the End Date shall automatically be extended by the period of time between the commencement of such Claim and the date on which such Claim is fully and finally resolved.

9.10 Nonsurvival of Representations, Warranties, Covenants and Agreements; Contractual Nature of Representations and Warranties. None of the representations or warranties contained herein or in any instrument delivered pursuant to this Agreement shall survive, and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) with respect thereto shall terminate at, the Effective Time. Except for any covenant or agreement that by its terms contemplates performance after the Effective Time, none of the covenants or agreements of the Parties contained herein shall survive, and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) with respect to such covenants and agreements shall terminate at, the Effective Time. The Parties hereby acknowledge and agree that (a) all representations and warranties set forth in this Agreement are contractual in nature only, (b) no Person is asserting the truth or accuracy of any representation or warranty set forth in this Agreement, (c) if any such representation or warranty (as modified by the applicable Disclosure Letter) should prove untrue, the Parties’ only rights, Claims or causes of action shall be to exercise the specific rights set forth in Sections 7.02(a), 7.03(a), 8.01(c)(ii) and 8.01(d)(ii), as and if applicable, and (d) the Parties shall have no other rights, Claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) based on, arising out of or related to any such untruth of any such representation or warranty.

9.11 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall determine that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

9.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the Parties without the prior written consent of the other Parties (provided that Parent and Merger Sub may, without such consent, assign, directly or indirectly, their respective rights and obligations hereunder to any of their respective wholly-owned Subsidiaries (provided that no such assignment shall relieve such Parties of their obligations hereunder)). Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

9.13 Entire Agreement; No Third-Party Beneficiaries, This Agreement, taken together with the Equity Letter, the Limited Guaranty, the Company Disclosure Letter and the Confidentiality Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between or among any of the Parties with respect to the Merger. Except after the Effective Time, for Section 2.01, Section 2.04, the last sentence of Section 6.02(a) and Section 6.09, each Party agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement and (ii) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

9.14 Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or email in .pdf format), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

9.15 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon or under this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as Parties hereto (including, for the avoidance of doubt, any permitted assignees of such Parties) and, and no former, current or future stockholder, controlling Person, director, officer, employee, general or limited partner, member, manager, Affiliate, affiliated (or commonly advised) funds, representative, agent and assignee and successor of any of the foregoing (each, a “Related Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim against the parties to this Agreement (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith; provided that nothing in this Section 9.15 shall limit the right of the Company to bring a claim with respect to any breach of the Fund’s obligation to pay or fund the payment of the Parent Termination Fee under circumstances in which the Parent Termination Fee is payable under Section 8.01(c)(iii) in accordance with and pursuant to the terms and conditions of the Limited Guaranty. Without limiting the rights of the Company against Parent or Merger Sub hereunder, in no event shall the Company or any of its Affiliates, and the Company agrees not to and shall cause its Subsidiaries not to and shall use commercially reasonable efforts to cause its Affiliates and its and its Affiliates’ Representatives not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Related Party; provided that nothing in this Section 9.15 shall limit the right of the Company to bring a claim with respect to any breach of the Fund’s obligation to pay or fund the payment of the Parent Termination Fee under circumstances in which the Parent Termination Fee is payable under Section 8.01(c)(iii) in accordance with and pursuant to the terms and conditions of the Limited Guaranty.

[Counterpart Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed and delivered this Agreement and Plan of Merger as of the date first written above.

PARENT:

FR BISON HOLDINGS, INC.

By:	/s/ Ryan A. Shockley
Name: Ryan A. Shockley
Title: President and Treasurer

MERGER SUB:

FR BISON MERGER SUB, INC.

By:	/s/ Ryan A. Shockley
Name: Ryan A. Shockley
Title: President and Treasurer

THE COMPANY:

GAS NATURAL INC.

By:	/s/ Gregory J. Osborne
Name: Gregory J. Osborne
Title: President and Chief Executive Officer

EXHIBIT A

DEFINED TERMS

Section 1.01 Certain Defined Terms. For purposes of this Agreement, each of the following terms has the meaning specified below:

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Antitrust Laws” means the Sherman Act of 1890, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, all applicable state, foreign or supranational antitrust Laws and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Business Day” means any day except for (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in Cleveland, Ohio or New York, New York.

“Claim” means any demand, claim, suit, action, charge, lawsuit, litigation, hearing, administrative or legal proceeding (whether at law or in equity) or arbitration brought by or pending before any Governmental Entity, authority, mediator or other tribunal.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Acquisition Proposal” means any proposal or offer from a third party (whether or not in writing), with respect to any (a) merger, consolidation, share exchange, other business combination, recapitalization, reorganization, license, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiary, (b) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Company Subsidiary or otherwise) of any business or assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or 20% of any class of capital stock of the Company or any Subsidiary (c) issuance, sale or other disposition, directly or indirectly, to any Person (or the shareholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, (d) transaction (including any tender offer or exchange offer) in which any Person (or the shareholders of any Person) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of any class of capital stock of the Company or (e) any combination of the foregoing.

“Company Benefit Agreement” means each employment, consulting, bonus, incentive or deferred compensation, equity, equity purchase, or equity-based compensation, severance, change-in-control, retention, termination, employee loan, or other Contract between the Company or any Company Subsidiary, on the one hand, and any Company Personnel, on the other hand.

“Company Benefit Plan” means each (a) employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, including, without limitation, any Multiemployer Plans) or post-retirement or employment welfare plan, program, policy or arrangement, (b) bonus, incentive or deferred

A-1

compensation or equity, equity purchase, or equity-based compensation plan, program, policy or arrangement, (c) severance, change-in control, retention or termination plan, program, policy or arrangement or (d) other compensation, pension, retirement, savings, collective bargaining, employee loan, fringe benefit, or other benefit plan, program, policy or arrangement, in each case, (i) sponsored, maintained, contributed to or required to be maintained or contributed to by the Company or any Company Subsidiary, (ii) under which any Company Personnel has any present or future rights to benefits, or (iii) for which the Company or any Company Subsidiary has any present or future direct or indirect liability.

“Company Commonly Controlled Entity” means any person, corporation, trade or business (whether or not incorporated) or any other entity that is considered a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m), or (o) of the Code and that includes the Company or any Company Subsidiary or is treated as a single employer under “common control” with the Company or any Company Subsidiary under Section 4001(b)(1) of ERISA.

“Company Material Adverse Effect” means any fact, circumstance, effect, change, event or development (an “Effect”) that has, individually or taken together with all other Effects, a material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided that no Effect to the extent resulting from or arising out of any of the following, individually or in the aggregate, shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred: (a) any change or condition affecting any industry in which the Company or any Company Subsidiary operates, including natural gas distribution, production or transmission industries (including, in each case, any changes in the operations thereof); (b) any system-wide changes or developments in natural gas distribution, production or transmission systems; (c) any change in customer usage patterns or customer selection of third-party suppliers for natural gas; (d) any change affecting any economic, legislative or political condition or any change affecting any securities, credit, financial or other capital markets condition, in each case in the United States, in any foreign jurisdiction or in any specific geographical area; (e) any failure in and of itself by the Company or any Company Subsidiary to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period; (f) any change attributable to the announcement, execution or delivery of this Agreement or the pendency of the Merger (it being understood that the exception in this clause (f) shall not apply to the references to Company Material Adverse Effect in the representations and warranties contained in Section 3.05(a) and, to the extent related to such portions of such representations and warranties, the condition in Section 7.03(a)), including (i) any action taken by the Company or any Company Subsidiary that is required or contemplated pursuant to this Agreement, or is consented to by Parent, or any action taken by Parent or any Affiliate thereof, to obtain any Consent from any Governmental Entity to the consummation of the Merger and the result of any such actions, (ii) any adverse change in supplier, employee, financing source, shareholder, regulatory, partner or similar relationships resulting therefrom, (iii) any reduction in the credit rating of the Company or any of the Company Subsidiaries or (iv) any change that arises out of or relates to the identity of Parent or any of its Affiliates as the acquirer of the Company; (g) any change or condition affecting the market for oil, gas, natural gas, natural gas liquids or other commodities, including any change in the price or availability of commodities; (h) any change in the market price, credit rating or trading volume of shares of Company Common Stock on the NYSE MKT or any change affecting the ratings or the ratings outlook for the Company or any Company Subsidiary; (i) any change in applicable Law, regulation or GAAP (or authoritative interpretation thereof); (j) geopolitical conditions, the outbreak or escalation of hostilities, any act of war, sabotage or terrorism, or any escalation or worsening of any such act of war, sabotage or terrorism threatened or underway as of the date of this Agreement; (k) any Effect resulting from or arising out of or affecting the national, regional, state or local engineering or construction industries or the wholesale or retail markets for commodities, materials or supplies (including equipment supplies, steel, concrete, asphalt, natural gas, electricity, fuel, coal, water or coal transportation) or the hedging markets therefor, including any change in commodity prices; or (l) any hurricane, tornado, tsunami, flood, earthquake or other natural disaster or weather-related event, circumstance or development; provided, however, that any Effect set forth in clauses (a), (b), (c), (d), (g), (i), (j), (k) and (l) above may be taken into account in determining whether a Company Material Adverse Effect has occurred solely to the

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extent such Effect has a materially disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, as compared to other entities (if any) engaged in the natural gas distribution business and related businesses in the same state or states in which such Effect has taken place (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect, to the extent such change is not otherwise excluded from being taken into account by clauses (a) through (l) of this definition); provided, further, that the cause of any Effect set forth in clauses (e) and (h) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred.

“Company Personnel” means any current or former director, officer or employee of the Company or any Company Subsidiary.

“Company Restricted Share” means any unvested restricted share of Company Common Stock granted under any Company Stock Plan or otherwise prior to the date hereof.

“Company Stock Option” means any option to purchase shares of Company Common Stock granted under either of the Company Stock Plans.

“Company Stock Plans” means the Gas Natural Inc. 2012 Incentive and Equity Award Plan and the Gas Natural Inc. 2012 Non-Employee Director Stock Award Plan, each as amended and in effect from time to time.

“Contract” means any written or oral contract, lease, license, evidence of indebtedness, mortgage, indenture, purchase order, binding bid, letter of credit, security agreement, undertaking or other agreement that is legally binding.

“Convertible Note” means that certain Promissory Note issued by the Company to NIL Funding Corporation on April 15, 2016.

“Company Termination Fee” means $4,823,295 in cash.

“Disclosure Letters” means, collectively, the Company Disclosure Letter and the Parent Disclosure Letter.

“Environmental Claim” means any Claim against, or any investigation as to which the Company or any Company Subsidiary has received written notice of, the Company or any Company Subsidiary asserted by any Person alleging liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) or responsibility arising out of, based on or resulting from (a) the presence or Release of or exposure to any Hazardous Materials at any location, whether or not owned or operated by the Company or any Company Subsidiary, or (b) any violation or alleged violation of Environmental Law or any Environmental Permit.

“Environmental Laws” means all applicable Laws relating to pollution or protection of or damage to the environment (including ambient air, surface water, groundwater, land surface, subsurface and sediments), natural resources, endangered or threatened species, the climate or human health and safety as it relates to exposure to hazardous or toxic materials, including Laws relating to the exposure to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Governmental Entity” means any U.S. or foreign federal, state, provincial or local governmental authority, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, including any governmental, quasi-governmental or nongovernmental body administering, regulating, or having general oversight over gas, power or other energy-related markets, or any court, arbitrator, arbitration panel or similar judicial body.

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“Hazardous Materials” means (a) petroleum, coal tar, crude oil, natural gas, and other hydrocarbons and any derivatives, fractions, components or by-products, explosive or radioactive materials (including naturally occurring radioactive materials) or wastes, radon, asbestos in any form, polychlorinated biphenyls, urea formaldehyde insulation, chlorofluorocarbons and other ozone-depleting substances and (b) any other chemical, material, substance or waste that is regulated as a pollutant, a contaminant, hazardous or toxic under, or that could result in liability pursuant to, any Environmental Law.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith (other than intercompany indebtedness), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person evidenced by letters of credit, bankers’ acceptances or similar facilities to the extent drawn upon by the counterparty thereto, (d) all capitalized lease obligations of such Person, (e) all obligations under swaps, options, derivatives and other hedging arrangements (other than any such agreements relating to the ordinary course purchase or sale of natural gas or any other commodity that are physically settled), (f) obligations related to the deferred purchase price of stock, assets, property or services (including any seller notes, earn-outs or other contingent payment obligations), (g) all obligations for the purchase price of any pending acquisitions, (h) obligations arising from cash/book overdrafts, (i) obligations pursuant to vendor advances; (j) liabilities or obligations for severance, change of control payments, stay bonuses, retention bonuses, success bonuses and similar liabilities, (k) liabilities under sale-and-leaseback transactions, agreements to repurchase securities sold and other similar financing transactions; and (k) all guarantees or other assumptions of liability for any of the foregoing.

“Intellectual Property” means all intellectual property and industrial property rights of any kind or nature, including all U.S. and foreign trademarks, service marks, service names, internet domain names, trade dress and trade names, and all goodwill associated therewith and symbolized thereby, patents and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, and extensions thereof, trade secrets, registered and unregistered copyrights and works of authorship, proprietary rights in databases to the extent recognized in any given jurisdiction, and registrations and applications for registration of any of the foregoing.

“Intervening Event” means any fact, circumstance, effect, change, event or development that (a) is positive with respect to the Company or any Company Subsidiary, (b) is unknown to or by the Company Board as of the date hereof (or if known, the magnitude or material consequences of which were not known or understood by the Company Board as of the date of this Agreement), (c) becomes known to or by the Company Board prior to obtaining the Company Shareholder Approval and (d) does not relate to a Company Acquisition Proposal.

“Judgment” means a judgment, order, decree, ruling, writ, injunction, decision, assessment or arbitration award of a Governmental Entity of competent jurisdiction.

“Key Employees” means Gregory Osborne, Jim Sprague, Kevin Degenstein, Jed D. Henthorne, Jerry Livengood, Fred Steele and Marty Whelan.

“Knowledge” means (i) with respect to Parent, the actual knowledge of Ryan A. Shockley and Matthew S. Raben and (ii) with respect to the Company, the actual knowledge (following reasonable inquiry of their respective direct reports) of Gregory J. Osborne, James E. Sprague, Vince Parisi and Kevin Degenstein, or should any of the foregoing leave the Company prior to Closing, his duly appointed replacement (if any).

“Law” means any domestic or foreign, federal, state, provincial or local statute, law (including common law), ordinance, rule, binding administrative interpretation, code, rule, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Entity, including the rules and regulations of the NYSE MKT and the State Utilities Commissions.

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“Liens” means any pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever and any deeds of trust, leases, conditional sale contracts, privileges, easements, rights of way, reservations, options and rights of first refusal.

“Limited Guaranty” means that certain Limited Guaranty made by the Fund in favor of the Company of even date herewith.

“Merger Consideration” means $13.10 per share of Company Common Stock in cash.

“MPUC” means the Maine Public Utilities Commission.

“MTPSC” means the Montana Public Service Commission.

“NCUC” means the North Carolina Utilities Commission.

“NYSE MKT” means the NYSE MKT, LLC.

“Organizational Documents” means any corporate, partnership or limited liability organizational documents, including certificates or articles of incorporation, bylaws, certificates of formation, operating agreements (including limited liability company agreement and agreements of limited partnership), certificates of limited partnership, partnership agreements, shareholder agreements and certificates of existence, as applicable.

“Parent Material Adverse Effect” means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate, or that would reasonably be expected to prevent Parent or Merger Sub’s consummation of, the transactions contemplated by this Agreement.

“Parent Termination Fee” means $4,823,295 in cash.

“Permit” means a franchise, license, permit, certification, authorization, variance, exemption, order, registration, clearance or approval of a Governmental Entity.

“Permitted Liens” means any: (i) Liens for Taxes not yet due and payable; (ii) Liens securing the Indebtedness; (iii) Liens imposed by Law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business for amounts not yet past due; (iv) purchase money Liens incurred in the ordinary course of business for amounts not yet past due; (v) deposits and pledges of cash securing (a) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (b) the performance of bids, tenders, leases, contracts and statutory obligations or (c) obligations on surety bonds made or otherwise arising in the ordinary course of business; (vi) exceptions, restrictions, easements, charges, rights of way and nonmonetary encumbrances that are set forth in or otherwise applicable to any Permits that do not and are not reasonably likely to materially interfere with the business of the Company or any Company Subsidiary; (vii) zoning, conservation restrictions and other land use regulations adopted by any Governmental Entity that do not and are not reasonably likely to materially interfere with the business of the Company or any Company Subsidiary; and (viii) non-monetary Liens and other minor irregularities in title that, in the aggregate, do not and are not reasonably likely to impair, in any material respect, the use or, where applicable, occupancy of any asset or property (or interest therein) as it is presently used by the Company or any Company Subsidiary.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“PUCO” means the Ohio Public Utilities Commission.

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“Qualified Go-Shop Bidder” means any Person or group (including any Person who becomes part of the group after the No-Shop Period Start Date) from whom the Company or any of its Representatives receives a written Company Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date that the Company Board determines, prior to the No-Shop Period Start Date, in good faith, after consultation with the Company’s financial and legal advisors, constitutes, or is reasonably likely to lead to, a Superior Proposal; provided that a Person shall cease to be a “Qualified Go-Shop Bidder” in the event such written Company Acquisition Proposal is withdrawn in writing.

“Refinancing Indebtedness” means the refinancing of the long-term and revolving debt of the Company and the Company Subsidiaries on commercially reasonable terms and as approved, to the extent required, by the applicable State Utilities Commissions, up to a maximum aggregate principal amount of $92,000,000.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment (including ambient air, surface water, groundwater, land surface, subsurface and sediments).

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Superior Proposal” means a bona fide, written Company Acquisition Proposal (provided that for purposes of this definition, the applicable percentage in the definition of Company Acquisition Proposal shall be “50.1%” rather than “20% or more”) that the Company Board determines in good faith, after consultation with its legal and financial advisors, and taking into account the legal, financial (including any financing terms), regulatory, timing and other aspects of such Company Acquisition Proposal and such other factors that are deemed relevant by the Company Board, is more favorable from a financial point of view (taking into account such relevant factors) to the holders of Company Common Stock (in their capacity as such) than the transactions contemplated by this Agreement (after taking into account any proposed revisions to the terms of this Agreement that are committed to in writing by Parent (including pursuant to Section 5.03(e)).

“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns (including any attachments) and any amended Tax return relating to Taxes.

“Taxes” means all federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of a similar nature imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts.

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Section 1.02 Other Defined Terms. In addition to the defined terms set forth in Section 1.01 of this Exhibit A, each of the following capitalized terms has the respective meaning specified in the Section set forth opposite such term below:

Term	Section
Acceptable Confidentiality Agreement	5.03(c)
Acquisition Agreement	5.03(d)
Adverse Recommendation Change	5.03(d)
Agreement	Preamble
Bankruptcy and Equity Exceptions	3.04
Book-Entry Shares	2.02(b)(i)
Certificate	2.02(b)(i)
Certificate of Merger	1.02
Closing	1.03
Closing Date	1.03
Company	Preamble
Company Articles	3.01
Company Board	Recitals
Company Board Recommendation	3.04
Company Common Stock	2.01(a)(i)
Company Disclosure Letter	Preamble to Article III
Company DRIP	5.01(a)(v)
Company Employees	6.10(a)
Company Financial Advisor	3.22
Company Financial Statements	3.06(a)
Company Indemnified Parties	6.09(a)
Company Preferred Stock	3.03(a)
Company Projections	3.24
Company Real Property	3.16
Company Regulations	3.01
Company Reports	3.06(a)
Company Required Consents	3.05(a)
Company Required Statutory Approvals	3.05(b)(iv)
Company Shareholder Approval	3.04
Company Shareholders Meeting	3.04
Company Subsidiaries	3.01
Company Union Contracts	3.10
Company Voting Debt	3.03(b)
Confidentiality Agreement	6.02(b)
Consent	3.05(b)
Continuation Period	6.10(a)
Controlled Group Liability	3.09(d)
Dissenting Shareholder	2.03
Dissenting Shares	2.03
Effective Time	1.02
End Date	8.01(b)(i)
Environmental Permit	3.14(a)(i)
Equity Letter	4.06
Equity Securities	3.03(b)
Exchange Act	3.05(b)(i)
FERC	3.20(a)

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Term	Section
Filing	3.05(b)
Final Order	7.01(b)
First Reserve	6.02(b)
Fund	4.06
GAAP	3.06(a)
Go-Shop Period	5.03(a)
HSR Act	3.05(b)(ii)
Insurance Policies	3.19
Legal Restraint	7.01(c)
Letter of Transmittal	2.02(b)(i)(1)
Material Company Contract	3.15(a)
Maximum Amount	6.09(c)
Measurement Date	3.03(a)
Merger	1.01
Merger Sub	Preamble
Multiemployer Plan	3.09(d)
No-Shop Period Start Date	5.03(b)
Notice of Superior Proposal	5.03(e)
OGCL	1.01
Parent	Preamble
Parent Disclosure Letter	Preamble to Article IV
Parent Required Consents	4.03(a)
Parent Required Statutory Approvals	4.03(b)(ii)
Parties	Preamble
Paying Agent	2.02(a)
Payment Fund	2.02(a)
Proceedings	5.02
Proxy Statement	6.01(a)
PUHCA 2005	3.20(a)
Recommendation Change Notice	5.03(f)
Real Property Agreements	3.16
Related Party	9.15
Representatives	5.03(a)
Required Consents	4.03(a)
Required Statutory Approvals	4.03(b)(ii)
Restructuring	5.04(a)
Sarbanes-Oxley Act	3.06(c)
SEC	3.05(b)(i)
Securities Act	3.05(b)(i)
State Utilities Commissions	3.05(b)(iv)
Stockholder Party	Recitals
Support Agreement	Recitals
Surviving Corporation	1.01
Takeover Statute	3.13
Transaction Litigation	6.04

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ANNEX B — OPINION OF JANNEY MONTGOMERY SCOTT LLC

JANNEY MONTGOMERY SCOTT LLC

I N V E S T M E N T    B A N K I N G

Established 1832

October 6, 2016

The Board of Directors

Gas Natural Inc.

1375 East 9th Street, Suite 3100

Cleveland, Ohio 44114

Members of the Board of Directors:

Gas Natural Inc., an Ohio corporation (“Gas Natural” or the “Company”), and FR Bison Merger Sub Inc., an Ohio corporation and wholly owned direct subsidiary of FR Bison Holdings, Inc. (“Parent”), a Delaware corporation, are entering into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Merger Sub will merge with and into Gas Natural and the Gas Natural shareholders will receive $13.10 per share for each outstanding and issued share of common stock of the Company (the “Consideration”).

You have asked our opinion, as of the date hereof, whether the Consideration to be received in the Merger is fair, from a financial point of view, to the holders of shares of Gas Natural common stock.

Our opinion does not address, among other things, (i) the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company, (ii) the underlying business decision of the Company or any other party to proceed with or effect the Merger or (iii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Consideration to the extent expressly specified herein). Our opinion does not constitute a recommendation to any shareholder as to whether such shareholder should tender its shares, or how such shareholder should vote or act with respect to the Merger. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or the structure of the Merger. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement will not differ in any material respect from the draft dated October 6, 2016 that we have reviewed, (ii) the Company, Parent and Merger Sub will comply with all material terms of the Agreement, and (iii) the Merger will be consummated in accordance with the terms of the Agreement without any waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger, will be obtained without any material delay or adverse effect on the Company, Parent or Merger Sub or the Merger.

In rendering our opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances including, among other things, the following:

(a) reviewed certain publicly available information such as annual reports, quarterly reports and SEC filings of the Company;

(b) reviewed the historical financial performance, current financial position and general prospects of the Company;

(c) reviewed certain internal financial and operating information with respect to the business, operations and general prospects of the Company, including certain historical financial adjustments and financial forecasts prepared by the management of the Company;

(d) discussed the Company’s historical financial performance, current financial position and general prospects with members of the Company’s senior management team;

(e) reviewed the proposed financial terms of the Merger, as set forth in the draft Agreement, dated October 6, 2016;

(f) reviewed the current and historical price ranges and trading activity of the Company’s common stock;

(g) to the extent deemed relevant, analyzed the premiums paid for certain selected recent control merger and acquisition transactions of publicly traded companies and compared the implied premium of the Consideration to these transactions;

(h) to the extent deemed relevant, analyzed information of certain selected publicly traded companies and compared the Company from a financial point of view to these other companies;

(i) to the extent deemed relevant, analyzed information of certain other selected merger and acquisition transactions and compared the Merger from a financial point of view to these other transactions to the extent information concerning such transactions was publicly available;

(j) discussed with the Board and certain members of senior management of the Company the strategic aspects of the Merger, including, but not limited to, past and current business operations, financial condition and prospects (including their views on the risks and uncertainties of achieving the Company’s forecasts); and

(k) performed such other analyses and examinations as we deemed necessary.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and its representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of the Company that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken any independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. For purposes of this opinion, we have not been requested to, and did not, make an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any of its affiliates or subsidiaries and we have not been furnished with any such evaluation or appraisal. We have not made any physical inspection of the properties or assets of the Company. With respect to the financial forecasts prepared by the Company’s management, the Company’s management has confirmed that they have been prepared in good faith and reflect the best currently available estimates and judgments of such management of the future financial performance of the Company. We express no opinion or view as to such financial projections or the assumptions on which they are based or whether if the Merger were not consummated that the Company’s performance would be consistent with such forecasts. For purposes of rendering this opinion, we have relied only on the Company’s historical financial information, except for the financial forecasts prepared by the Company’s management (which we have assumed will be achieved) in connection with our public company analysis. We have assumed in all respects material to our analysis that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent to the Agreement are not waived and that the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement in the form provided to us without any amendments or modifications thereto.

Janney Montgomery Scott LLC, as part of its investment banking business, is engaged in the valuation of companies and their securities in connection with mergers and acquisitions. We have acted as exclusive financial advisor to the Company in connection with the Merger, and have participated in certain of the negotiations with respect thereto, and will receive a fee for our services, a substantial part of which is contingent upon the successful completion of the Merger. We will also receive a fee for rendering this opinion (which fee is not contingent on the successful completion of the Merger or the conclusions expressed herein). The Company has agreed to reimburse certain of our expenses and to indemnify us for certain liabilities arising out of our engagement as exclusive financial advisor to the Company and rendering this opinion. In the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of the Company for our own account or for the accounts of customers. As of the date hereof, we, on behalf of our own account and for the account of our customers, hold 235,279 shares of common stock of the Company, which constitutes 2% of the Company’s issued and outstanding common stock. Except as described herein, there are no other material relationships that existed during the two years prior to the date hereof or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between us and any party to the Merger. We may provide investment banking services to the Parent or its affiliates in the future for which we would seek customary compensation.

Our conclusion is rendered on the basis of market, economic and other conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of the Company, as they exist and are known to us on the date hereof and, except for the delivery of one or more updated opinions at the request of the Company for an additional fee (which fee is not contingent on the successful completion of the Merger or the conclusions expressed in such opinion), we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion is furnished solely for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Merger, and does not constitute a recommendation to any shareholder of the Company as to whether such shareholder should tender its shares, or how such shareholder should vote or act on the Merger. Our opinion may not be relied upon by any creditors or other stakeholders of the Company. Our opinion is directed only to the fairness, from a financial point of view, as of the date hereof, of the Consideration to be received by holders of shares of Company common stock and does not address the fairness of the Merger to, or any consideration received in connection therewith by, or the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, whether relative to the Consideration or otherwise. We are not expressing any opinion as to the impact of the Merger on the solvency or viability of the Company, any of the other parties to the Agreement or Parent or their ability to pay their debts when they become due. This opinion should not be construed as creating any fiduciary duty on our part to any party. This opinion shall not be reproduced, summarized, described or referred to without Janney’s prior written consent and accompanied by customary disclaimers; provided, that this opinion may be reproduced in any public document relating to a proposed transaction filed with the Securities and Exchange Commission and distributed to the Company’s shareholders (each such document, a “Filing”), so long as this opinion is reproduced in such Filing in its entirety and any description of or reference to Janney Montgomery Scott LLC, and the summary of the such Opinion and the analysis underlying the Opinion included in such Filing, is required to be included in such Filing by applicable securities or other laws and regulations and is approved by us in writing in advance of such Filing. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Company and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Merger. This opinion has been approved by our fairness opinion committee.

On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received in the Merger is fair, from a financial point of view, to the holders of Company common stock.

Very truly yours,

/s/ Janney Montgomery Scott LLC

JANNEY MONTGOMERY SCOTT LLC

ANNEX C – SECTIONS 1701.84 AND 1701.85 OF THE OHIO GENERAL CORPORATION LAW

Ohio Revised Code Section 1701.84–Persons entitled to relief as dissenting shareholders.

(A)	Except as provided in division (B) of this section, the following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

(1)	Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or 1701.801 of the Revised Code;

(2)	In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

(3)	Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

(4)	In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

(5)	Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code;

(6)	Shareholders of a domestic corporation that is being converted pursuant to section 1701.792 of the Revised Code.

(B)	All of the following shareholders shall not be entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

(1)	Shareholders described in division (A)(1) or (6) of this section, if both of the following apply:

(a)	The shares of the corporation for which the dissenting shareholder would otherwise be entitled to relief under division (A)(1) or (6) of this section are listed on a national securities exchange as of the day immediately preceding the date on which the vote on the proposal is taken at the meeting of the shareholders.

(b)	The consideration to be received by the shareholders consists of shares or shares and cash in lieu of fractional shares that, immediately following the effective time of a merger, consolidation, or conversion, as applicable, are listed on a national securities exchange and for which no proceedings are pending to delist the shares from the national securities exchange as of the effective time of the merger, consolidation, or conversion.

(2)	Shareholders described in division (A)(2) of this section, if the shares so entitling them to vote are listed on a national securities exchange both as of the day immediately preceding the date on which the vote on the proposal is taken at the meeting of the shareholders and immediately following the effective time of the merger and there are no proceedings pending to delist the shares from the national securities exchange as of the effective time of the merger;

(3)	The shareholders described in division (A)(4) of this section, if the shares so entitling them to vote are listed on a national securities exchange both as of the day immediately preceding the date on which the vote on the proposal is taken at the meeting of the shareholders and immediately following the effective time of the combination or majority share acquisition, and there are no proceedings pending to delist the shares from the national securities exchange as of the effective time of the combination or majority share acquisition.

Ohio Revised Code Section 1701.85–Dissenting shareholder’s demand for fair cash value of shares.

(A)

(1)	A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2)	If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal.

(3)	Not later than twenty days before the date of the meeting at which the proposal will be submitted to the shareholders, the corporation may notify the corporation’s shareholders that relief under this section is available. The notice shall include or be accompanied by all of the following:

(a)	A copy of this section;

(b)	A statement that the proposal can give rise to rights under this section if the proposal is approved by the required vote of the shareholders;

(c)	A statement that the shareholder will be eligible as a dissenting shareholder under this section only if the shareholder delivers to the corporation a written demand with the information provided for in division (A)(4) of this section before the vote on the proposal will be taken at the meeting of the shareholders and the shareholder does not vote in favor of the proposal.

(4)	If the corporation delivers notice to its shareholders as provided in division (A)(3) of this section, a shareholder electing to be eligible as a dissenting shareholder under this section shall deliver to the corporation before the vote on the proposal is taken a written demand for payment of the fair cash value of the shares as to which the shareholder seeks relief. The demand for payment shall include the shareholder’s address, the number and class of such shares, and the amount claimed by the shareholder as the fair cash value of the shares.

(5)	If the corporation does not notify the corporation’s shareholders pursuant to division (A)(3) of this section, not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(6)	If a signatory, designated and approved by the dissenting shareholder, executes the demand, then at any time after receiving the demand, the corporation may make a written request that the dissenting shareholder provide evidence of the signatory’s authority. The shareholder shall provide the evidence within a reasonable time but not sooner than twenty days after the dissenting shareholder has received the corporation’s written request for evidence.

(7)	The dissenting shareholder entitled to relief under division (A)(3) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (A)(5) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(4) of this section.

(8)	In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(9)	If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B)

Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the

Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C)

(1)	If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, both of the following shall be excluded:

(a)	Any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders;

(b)	Any premium associated with control of the corporation, or any discount for lack of marketability or minority status.

(2)	For the purposes of this section, the fair cash value of a share that was listed on a national securities exchange at any of the following times shall be the closing sale price on the national securities exchange as of the applicable date provided in division (C)(1) of this section:

(a)	Immediately before the effective time of a merger or consolidation;

(b)	Immediately before the filing of an amendment to the articles of incorporation as described in division (A) of section 1701.74 of the Revised Code;

(c)	Immediately before the time of the vote described in division (A)(1)(b) of section 1701.76 of the Revised Code.

(D)

(1)	The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a)	The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b)	The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c)	The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d)	The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2)	For purposes of division (D)(1) of this section, if the merger, consolidation, or conversion has become effective and the surviving, new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving, new, or converted partnership or the comparable representatives of any other surviving, new, or converted entity.

(E)	From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

PRELIMINARY PROXY	GAS NATURAL INC.	PRELIMINARY PROXY
SPECIAL MEETING OF SHAREHOLDERS
[ ]

[                                                             ]

[            ] a.m. [            ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregory J. Osborne and James E. Sprague, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Special Meeting of Shareholders of Gas Natural Inc., to be held on [             ], 2017, at [            ], beginning at [             ] a.m. [            ], and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Special Meeting or any adjournments thereof, all as set forth in the [            ] Proxy Statement for the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement.

VOTING INSTRUCTIONS

If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

INTERNET:	Use the internet to vote your proxy until 11:59 p.m. Eastern Time on [ ]. Have your proxy card available when you access the website [ ] and follow the simple instructions to record your vote.

PHONE:	Use a touch-tone telephone to vote your proxy until 11:59 p.m. Eastern Time on [ ]. Have your proxy card available when you call [ ] and follow the simple instructions to record your vote.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.

Using a black ink pen, please mark your votes with an X as shown in this example. Please do not write outside the designated areas.
X

The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3.

		FOR	AGAINST	ABSTAIN
1.

To approve the merger and the other transactions contemplated by the Agreement and Plan of Merger, dated as of October 8, 2016, as may be amended from time to time, among Gas Natural Inc., FR Bison Holdings, Inc., and FR Bison Merger Sub, Inc., which provides for the merger of Merger Sub with and into Gas Natural, and the other transactions contemplated by the merger agreement.

		☐	☐	☐

2.	To approve, by a non-binding, advisory vote, the merger-related compensation that may be paid by Gas Natural to its named executed officers.	☐	☐	☐

3.

To approve an adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional votes in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement.

		☐	☐	☐

Please sign and date this proxy card below.

I plan to attend the meeting: Yes ☐ No ☐

Date (MM/DD/YYYY): ,

Signature:

Signature:

NOTE: Please sign exactly as name(s) appear(s) hereon. All holders should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

The proxy, when properly executed, will be voted in the manner directed herein. If no direction is made but the proxy is properly signed, this proxy will be voted for the approval of each of Proposal 1, Proposal 2 and Proposal 3.